SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         ------------------------------




                                    FORM 8-K



                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of report (Date of earliest event reported) August 14, 1997



                             TALBOT BANCSHARES, INC.
               (Exact name of Registrant as specified in charter)



           Maryland                        0-22929                         52-2033630
(State or other jurisdiction of    (Commission File Number)      (I.R.S. Employer Identification
incorporation or organization)                                             Number)



                              18 East Dover Street
                                Easton, MD 21601
                                 (410) 822-1400
     (Address, including zip code and telephone number, including area code, of Registrant's principal executive offices)



                                 Not Applicable
   (Former name or former address of Registrant, if changed since last report)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.  Other Events.

         Attached hereto are the following Exhibits:

               2.1  Agreement and Plan of Reorganization

               2.2 Definitive Proxy Statement, dated April 1, 1997, for Annual Stockholders' Meeting April 23, 1997 (as filed with the
                    FDIC)

               21   Subsidiaries of Talbot Bancshares, Inc.

               99.1 Form F-2 Annual  Report for Year Ended  December 31, 1996 of
                    The Talbot Bank of Easton, Maryland (as filed with the FDIC)

               99.2 Annual Report to  Stockholders  for Year Ended  December 31,
                    1996, of The Talbot Bank of Easton, Maryland (as filed with the FDIC)

               99.3 Form F-4  Quarterly  Report for Period Ended March 31, 1997,
                    of The Talbot  Bank of Easton,  Maryland  (as filed with the
                    FDIC)


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TALBOT BANCSHARES, INC.



Date: August 25, 1997                 By:       /s/ Susan E. Leaverton, C.P.A.
                                               -------------------------------
                                               Susan E. Leaverton, C.P.A.
                                               Secretary/Treasurer

                                  EXHIBIT INDEX



Exhibit
Number            Description of Exhibits                               Page
------            -----------------------                               ----


2.1               Agreement and Plan of Reorganization                     5

2.2               Definitive Proxy Statement, dated April 1, 1997, for    13
                  Annual Stockholders' Meeting April 23, 1997
                  (as filed with the FDIC)

21                Subsidiaries of Talbot Bancshares, Inc.                 41

99.1              Form F-2 Annual Report for Year Ended                   42
                  December 31, 1996 of The Talbot Bank of Easton,
                  Maryland  (as filed with the FDIC)

99.2              Annual Report to Stockholders for the Year Ended        64
                  December 31, 1996, of The Talbot Bank of Easton,
                  Maryland (as filed with the FDIC)

99.3              Form F-4 Quarterly Report for Period Ended              98
                  March 31, 1997,  of The Talbot Bank of Easton,
                  Maryland (as filed with the FDIC)

                                   Exhibit 2.1
                      Agreement and Plan of Reorganization

                             PLAN OF REORGANIZATION
                               AND SHARE EXCHANGE


                  THIS PLAN OF REORGANIZATION AND SHARE EXCHANGE (the "Plan") is made as of April 9, 1997, between Talbot Bancshares, Inc., a Maryland corporation (the "Company") and The Talbot Bank of Easton, Maryland, a banking corporation organized under the laws of the State of Maryland (the "Bank").

                                EXPLANATORY NOTE

                  The Company is a corporation duly incorporated and existing under the laws of the State of Maryland with its principal office at 18 East Dover Street, Easton, Maryland 21601. The Company has an authorized capital stock consisting of 25,000,000 shares of common stock, $.01 par value per share, of which one share is issued and outstanding.

                  The Bank is a commercial bank organized and existing under the laws of the State of Maryland with its principal office at 18 East Dover Street, Easton, Maryland 21601. The Bank has an authorized capital stock consisting of 650,000 shares of common stock, par value $10.00 per share, of which approximately 593,321 shares are issued and outstanding.

                  The Company intends to file a Notice of Formation of a Bank Holding Company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") or other notice or application as required by the Bank Holding Company Act of 1956, as amended, to become a registered bank holding company. The Company desires to acquire all of the common stock of the Bank by share exchange.

                                    AGREEMENT

                  In consideration of the mutual covenants and agreements contained in this Plan and the mutual benefits to be derived from this Plan, the parties agree as follows:

                  1. The Share Exchange. Subject to the terms and conditions herein contained, on the Effective Date (as hereinafter defined), all of the common stock of the Bank shall be automatically exchanged and converted into shares of the Company (the "Share Exchange") as provided in the attached Articles of Share Exchange. The "Effective Date" of the Share Exchange provided for in this Plan shall be the date designated by the Articles of Share Exchange.

                  2. Events Preceding Effectiveness. On or before the Effective Date, the following shall have occurred:

                           (a) a majority of each of the Board of  Directors  of
                  the Company and the Bank shall have advised and approved this Plan;

                           (b) this Plan shall have been submitted to the stockholders of the Bank for their consideration and the Share Exchange contemplated hereby shall have been approved by the holders of not less than two-thirds of the issued and outstanding voting stock of the Bank at a meeting duly called for that purpose;

                           (c) the Federal Reserve Board shall have received and
                  accepted the Company's Notice to Become a Registered Bank Holding Company or accepted any other required notice, or approved any other required application, with respect to the formation of a holding company;

                           (d) the Maryland Commissioner of Financial Regulation
                  shall have accepted and approved the Application for a Banking Institution to have an Affiliate and any and all other applications or notices required by the Financial Institutions Article of the Annotated Code of Maryland;

                           (e) the Maryland State  Department of Assessments and
                  Taxation shall have accepted for record Articles of Share Exchange substantially in the form attached hereto; and

                           (f) any and all other approvals  necessary and proper
                  to effectuate the Share Exchange shall have been obtained.

                  3. Conditions Precedent to Consummation of the Plan. This Plan shall not be consummated and the Share Exchange shall not become effective except upon compliance with each of the following conditions (unless waived by the Board of Directors of each of the parties hereto):

                           (a) each of the events set forth in Paragraph 2 shall
                  have occurred;

                           (b) not more than 5% of the  holders of common  stock
                  of the Bank shall have exercised dissenters' rights with respect to the Share Exchange provided for in the Plan; and

                           (c) all consents or approvals, governmental or otherwise which, in the opinion of counsel for the Bank, are necessary to permit the Share Exchange and to permit the Bank to conduct all of the business and activities conducted by the Bank prior to the Effective Date, in the manner in which such business and activities were then conducted, shall have been granted or issued.

                  4. Terms of the Share Exchange.

                     4.1. Stock and Exchange. Upon the Share Exchange becoming effective:

                           (a) each  share of common  stock of the Bank,  issued
                  and outstanding as of the Effective Date, as defined in the Plan, shall, without any action on the part of the holder thereof, be converted into the right to receive two shares of common stock of the Company;

                           (b) the one  issued and  outstanding  share of common
                  stock of the Company held by W. Moorhead Vermilye shall be cancelled; and

                           (c) the  Company's  one share of common  stock of the
                  Bank shall automatically and without further act be converted into the number of shares of the Bank that were issued and outstanding as of the effective date of the Share Exchange.

                     4.2. Stock Certificates. Certificates representing shares of common stock of the Bank shall represent the right to receive shares of common stock of the Company in the amount specified in Section 4.1(a) and may any time thereafter be exchanged by the holder thereof for the appropriate number of shares of common stock of the Company. The payment of dividends or other distributions may be withheld on said stock until new certificates have been so issued. When the new certificates are issued, the holders thereof shall be entitled to be paid the amount (without any interest thereon) of all dividends of other distributions which have become payable with respect to such shares of common stock of the Company. After the Share Exchange is effective, stockholders will receive instructions as to the time and method of surrendering their certificates representing shares of common stock of the Bank in exchange for certificates representing shares of common stock of the Company.

                     4.3. Rights of Dissenting Stockholders. Each holder of shares of common stock of the Bank which are voted against the approval of the Share Exchange who perfects his appraisal rights pursuant to the provisions of the Corporations and Associations Article of the Annotated Code of Maryland shall be entitled to receive from the Bank in cash the value of such shares of the common stock of the Bank determined in accordance with the provisions of said section; and the Bank shall act as agent for all of the dissenting stockholders of the Bank and shall hold all amounts distributable on account of their stock solely for their benefit.

                     4.4. Benefit Plans. The Company shall adopt a stock option plan upon substantially the same terms and conditions as the Bank's 1995 Stock Option Plan (the "1995 Plan"). At the Effective Date, the Bank's 1995 Plan shall be cancelled and the Company shall exchange all unexercised stock options granted under the Bank's 1995 Plan for options granted under the Company's stock option plan, on a two share for one share basis, upon the same terms and conditions as provided in any agreement granting such options under the Bank's 1995 Plan. The Bank shall further adopt amendments to the Bank's 401(k) Plan and 401(k) Trust to permit investment of funds in shares of common stock of the Company. The Company shall issue shares of common stock of the Company as necessary from time to time to fulfill any investment requirements under the 401(k) Plan and 401(k) Trust.

                  5. Amendment of Plan. This Plan may be amended at any time prior to the Effective Date, provided that any such amendment is in writing and is approved by the Board of Directors of each of the parties hereto, and provided further that subsequent to the date on which the Share Exchange provided for herein is approved by the stockholders of the Bank, no amendment shall be made in the terms of the exchange of shares of stock of the parties set forth in Paragraph 4.1 hereof.

                  6. Abandonment of Plan. At any time prior to the Effective Date, this Plan may be terminated and the Share Exchange provided for herein abandoned by any party hereto upon the adoption of an appropriate resolution to that effect by the Board of Directors of such party, and there shall be no liability by reason of this Plan and the Share Exchange provided for herein, or the abandonment thereof, on the part of any of the parties hereto, or their directors, officers, employees, agents, or stockholders.

                     7. Miscellaneous. This Plan shall be governed by and construed in accordance with the laws of the State of Maryland. This Plan shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

                  IN WITNESS WHEREOF, each of the parties has caused this Plan to be executed on its behalf by its duly authorized officers and its corporate seal to be hereunto affixed, duly attested by its Cashier or Assistant Cashier, or its Secretary or Assistant Secretary, and a majority of the Board of Directors of each of the parties have subscribed their names as of the date first written above.

ATTEST:                                       TALBOT BANCSHARES, INC.



/s/ Susan E. Leaverton                        By: /s/ W. Moorhead Vermilye
Susan E. Leaverton                                  W. Moorhead Vermilye
Secretary                                           President


ATTEST:                                       THE TALBOT BANK OF EASTON,
                                              MARYLAND


/s/ Jerome M. McConnell                       By: /s/ W. Moorhead Vermilye
Jerome M. McConnell                                 W. Moorhead Vermilye
Secretary                                           President

                           ARTICLES OF SHARE EXCHANGE

                                     between

                       THE TALBOT BANK OF EASTON, MARYLAND

                                       and

                             TALBOT BANCSHARES, INC.



                  ARTICLES OF SHARE EXCHANGE made and entered into this 23rd day of April, 1997, by and between The Talbot Bank of Easton, Maryland, a Maryland banking corporation ("Bank"), and Talbot Bancshares, Inc., a Maryland corporation (the "Successor Corporation").
                  THIS IS TO CERTIFY THAT:
                  FIRST: The parties hereto have agreed that, at the Effective Time (as hereinafter defined), all of the issued and outstanding common stock, par value $10.00, of the Bank ("Bank Shares") shall be acquired by, and exchanged for the shares of Common Stock, par value $ .01 per share, of the Successor Corporation ("Company Shares") in a share exchange ("Share Exchange") under the Maryland General Corporation Law. The Share Exchange shall be effective at 12:01 a.m. on May 1, 1997 or the time these Articles of Share Exchange are accepted for record by the Maryland State Department of Assessments and Taxation, whichever is later.
                  SECOND: The state of incorporation of each party to these Articles of Share Exchange are as follows: The Bank is a banking corporation organized under the laws of the State of Maryland; the Successor Corporation is a corporation organized under the laws of the State of Maryland.

                  THIRD: The principal office of the Bank in Maryland is located in Talbot County. The principal office of the Successor Corporation in Maryland is located in Talbot County. The Bank owns interest in land in Talbot County, Maryland.
                  FOURTH: The total number of shares of capital stock which the Bank has authority to issue is 650,000 shares, all of which are shares of common stock with a par value of $10.00 per share, resulting in an aggregate par value of $6,500,000.

                  FIFTH: The manner and basis of exchanging the stock to be acquired for stock or other consideration to be issued or delivered by or on behalf of the Successor Corporation shall be as follows:
                  Upon consummation of the Share Exchange provided by these Articles of Share Exchange, each Bank Share issued and outstanding shall, without any action on the part of the holder thereof, be converted into the right to receive two Company Shares; the one issued and outstanding Company Share held by W. Moorhead Vermilye will be cancelled; and the Successor Corporation's one Bank Share shall automatically and without further act be converted into the number of shares of the Bank that were issued and outstanding as of the Effective Time of the Share Exchange.
                  SIXTH: The terms and conditions of the transaction set forth in these Articles of Share Exchange were advised, authorized and approved by the Bank and the Successor Corporation in the manner and by the vote required by their respective charters and the laws of Maryland. The manner of approval by the Bank and the Successor Corporation of the transaction set forth in these Articles is as follows:

                           (a) The  Board of  Directors  of the Bank  adopted  a
resolution at a meeting held on January 8, 1997 which declared that the transaction set forth in these Articles of Share Exchange is advisable and directed that the transaction be submitted for consideration at its annual meeting of the stockholders. The Share Exchange was approved by the stockholders at its Annual Meeting of Stockholders held on April 23, 1997, by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter.
                           (b)  The  Board  of   Directors   of  the   Successor
Corporation adopted a resolution at a meeting held on April 9, 1997 which declared that the transaction set forth in these Articles of Share Exchange is advisable and approved.

                  IN WITNESS WHEREOF, the Bank and the Successor Corporation have caused these Articles of Share Exchange to be signed in their respective corporate names and on behalf of each such corporation by its President, and its corporate seal to be affixed and attested by its Secretary or Assistant Secretary on the day and year first above written, and each such signatory does hereby acknowledge the same to be the act of such Corporation, and that to the best of his knowledge, information and belief, all matters and facts stated herein are true in all material respects, this statement being made under the penalties of perjury.

ATTEST:                                     THE TALBOT BANK OF EASTON, MD



/s/ Jerome M. McConnell                     By:/s/ W. Moorhead Vermilye
Jerome M. McConnell                              W. Moorhead Vermilye
Secretary                                        President



ATTEST:                                     TALBOT BANCSHARES, INC.



/s/ Susan E. Leaverton                      By:/s/ W. Moorhead Vermilye
Susan E. Leaverton                               W. Moorhead Vermilye
Secretary                                        President

                                   Exhibit 2.2
                           Definitive Proxy Statement
                                       for
                   Annual Stockholders Meeting April 23, 1997

                                 THE TALBOT BANK
                       -----------------------------------

                                Established 1885


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



To the Stockholders of THE TALBOT BANK OF EASTON, MARYLAND

         Notice is hereby given that the Annual Meeting of Stockholders of The Talbot Bank of Easton, Maryland will be held at the Historical Society Auditorium, 17 South Washington Street, Easton, Maryland, 21601 at 11:00 a.m., local time, on Wednesday, April 23, 1997, for the following purposes:

         1. To elect a Board of Directors to hold office for the ensuing year and until their successors are elected and qualify.

         2. To consider and vote upon a share exchange (the "Share Exchange") between The Talbot Bank of Easton, Maryland and
                  Talbot Bancshares, Inc. under a Plan of Reorganization and Share Exchange (including the Articles of Share Exchange annexed thereto) pursuant to which each share of common stock of The Talbot Bank of Easton, Maryland will be exchanged for two shares of common stock of Talbot Bancshares, Inc., and as a result of which The Talbot Bank of Easton, Maryland will reorganize into a holding company structure.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on March 24, 1997, will be entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting in person. Those who cannot attend are urged to sign, date and mail promptly the enclosed proxy in the envelope provided for that purpose. Approval of the Share Exchange requires the affirmative vote of two-thirds of the votes entitled to be cast, either in person or by proxy, by holders of shares of common stock entitled to vote at the meeting. Whether you own a few or many shares, your proxy is important in fulfilling this requirement. Returning your proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

                                     By Order of the Board of Directors,


                                     W. Moorhead Vermilye
                                     President and Chief Executive Officer


April 1, 1997




                  18 East Dover Street, Easton, Maryland 21601
            ---------------------------------------------------------

                         410-822-1400 / Fax 410-820-7180

                                 THE TALBOT BANK
                       -----------------------------------

                                Established 1885



                                 PROXY STATEMENT
                                       FOR
                       1997 ANNUAL MEETING OF STOCKHOLDERS


         This Proxy Statement is furnished to the stockholders of The Talbot Bank of Easton, Maryland (the "Bank") in connection with the solicitation of proxies by the Board of Directors of the Bank to be voted at the Annual Meeting of Stockholders to be held on Wednesday, April 23, 1997 at 11:00 a.m., local time, at the Historical Society Auditorium, 17 South Washington Street, Easton, Maryland, 21601, and at any adjournments thereof. The expense of preparing, printing, and mailing the proxies and solicitation materials will be borne by the Bank. In addition to solicitations by mail, the Bank may solicit proxies in person or by telephone, and arrange for brokerage houses and other custodians, nominees, and fiduciaries to send proxies and proxy material to their principals at the expense of the Bank. The approximate date on which this proxy statement and attached form of proxy is mailed to stockholders is April 1, 1997.

         Holders of record at the close of business on March 24, 1997 (the "Record Date") of outstanding shares of the Bank's common stock, par value $10.00 per share ("Bank Common Stock"), are entitled to notice of and to vote at the meeting. As of the Record Date, the number of shares of outstanding Bank Common Stock entitled to vote is 593,321 shares. Each share of stock is entitled to one vote. Shares represented by any proxy properly executed and received pursuant to this solicitation will be voted in accordance with the directions of the stockholder; if no direction is given, the proxy will be voted for approval of Proposals 1 and 2 and in the discretion of the holders of the proxies as to any other matters that may properly come before the meeting. The proxy may be revoked by a stockholder at any time prior to its use by execution of another proxy bearing a later date, or by written notice delivered to W. Moorhead
Vermilye, President and CEO of the Bank, at the Bank's address or at the meeting. The Bank's address is 18 East Dover Street, Easton, Maryland 21601 (410-822-1400).

         Holders of Bank Common Stock will be asked (1) to elect a Board of Directors to hold office for the ensuing year and until their successors are elected and qualify, and (2) to approve the proposed reorganization of the Bank into a holding company structure. The proposed reorganization will be accomplished through the exchange of all outstanding shares (the "Share Exchange") of the Bank for shares of Talbot Bancshares, Inc. ("Holding Company") pursuant to a Plan of Reorganization and Share Exchange ("Share Exchange Agreement"), a copy of which accompanies this Proxy Statement as Appendix A. As a result of the Share Exchange each share of Bank Common Stock will be converted into the right to receive two shares of Holding Company's common stock, par value $.01 per share ("Holding Company Stock").

         The Bank files periodic reports with the Federal Deposit Insurance Corporation ("FDIC"), including the Bank's annual report on Form F-2 and quarterly reports on Form F-4, pursuant to the Securities Exchange Act of 1934. Any stockholder may obtain, upon written request to the Bank's corporate secretary and without charge, a copy of the Bank's annual report on Form F-2 (as a permissible alternative to an "annual disclosure statement"), including the Financial Statements and the Schedules thereto. Reports are also available from the FDIC by writing to the Registration and Disclosure Section, FDIC, 1776 F Street, N.W., Room F-643, Washington, D.C. 20006 or by calling the FDIC public files at 202-898-8913. The Bank's Financial Statements and the Schedules thereto are hereby incorporated by reference.

         THE SHARES OF HOLDING COMPANY STOCK ISSUABLE IN THE SHARE EXCHANGE ARE SUBJECT TO INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL INVESTMENT. SHARES OF HOLDING COMPANY STOCK ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS INSTITUTION AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.

ITEM I.  ELECTION OF DIRECTORS

         It is proposed that the persons listed below be elected Directors of the Bank, to serve until the next Annual Meeting of Stockholders, and until their successors are elected and have qualified. The Bank's President and Chief Executive Officer and the Bank's Executive Vice President are among the Directors proposed to be elected as Directors of the Bank.

         The names of the nominees, their ages as of March 15, 1997, their principal occupations and business experience for the past five years, and certain other information are set forth below.


                Name                        Age                         Information Regarding Nominees

Herbert L. Andrew, III                      60         Mr. Andrew has served as a Director of the Bank since 1977.
                                                       He is a farmer and was elected to the Talbot County Council in
                                                       1994.

Blenda W. Armistead                         45         Mrs. Armistead has served as a Director of the Bank since
                                                       1992.  She is the County Manager of Talbot County.

Lloyd L. Beatty, Jr.                        44         Mr. Beatty has served as a Director of the Bank since 1992.
                                                       He is a Certified Public Accountant and Principal of Beatty,
                                                       Satchell & Company, L.L.C.

Donald D. Casson                            67         Mr. Casson has served as a Director of the Bank since 1983.
                                                       He is a Certified Public Accountant, real estate broker, and a stock broker presently with Washington Investing Corp.

Gary L. Fairbank                            60         Mr. Fairbank has served as a Director of the Bank since 1985.
                                                       He is the owner of Fairbank Tackle.

Ronald N. Fox                               59         Mr. Fox has served as a Director of the Bank since 1981.  He is a co-owner and employee of the Washington Street Pub.

Richard C. Granville                        54         Mr. Granville has served as a Director of the Bank since 1994.
                                                       He is the President of Celeste Industries Corporation of Easton,
                                                       Maryland.

Jerome M. McConnell                         50         Mr. McConnell has served as a Director of the Bank since
                                                       1990.  He is the Executive Vice-President of the Bank.

Shari L. McCord                             40         Mrs. McCord has served as a Director of the Bank since 1995.
                                                       She is the President of Chesapeake Travel Services, Inc. of
                                                       Easton, Maryland.

William H. Myers                            84         Mr. Myers has served as a Director of the Bank since 1948 and as Chairman of the Board since 1995.  He is a farmer.

David L. Pyles                              52         Mr. Pyles has served as a Director of the Bank since 1989.  He is an investor.  Prior to 1996, Mr. Pyles was the President of
                                                       Pyles Lincoln Mercury, Inc.

Christopher F. Spurry                       49         Mr. Spurry has served as a Director of the Bank since 1995.
                                                       He is the President of Spurry & Associates, Inc.

W. Moorhead Vermilye                        56         Mr. Vermilye has served as a Director of the Bank since 1977.
                                                       He is the President of the Bank and was elected Chief
                                                       Executive Officer in 1993.


         A quorum for the Annual Meeting consists of a majority of the issued and outstanding shares of Bank Common Stock present in person or by proxy and entitled to vote, and directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote. Consequently, withholding of votes, abstentions and broker non-votes with respect to shares otherwise present at the Annual Meeting in person or by proxy will have no effect on the outcome of this vote.

         During the past year the Bank has had banking transactions in the ordinary course of its business with its directors, officers and owners of 5% or more of the outstanding Bank Common Stock and with their associates on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with others. The extensions of credit by the Bank to these persons have not and do not currently involve more than the normal risk of collectability or present other unfavorable features. To the knowledge of Bank management, at December 31, 1996, loans to directors, executive officers and owners of 5% or more of the outstanding Bank Common Stock and their associates, including loans guaranteed by such person, aggregated $8,655,433.

         The Bank has five standing committees of the Board of Directors as of December 31, 1996. The Executive Committee consists of Messrs. Vermilye, Andrew, Fox, McConnell, Pyles and Mrs. Armistead. The Committee has the authority to exercise the powers of the Board in the management of the business and affairs of the Bank, subject to subsequent revision or alteration of any such action by the Board of Directors of the Bank.

         The Loan Committee consists of Messrs. Vermilye, McConnell, Casson, Fox, Granville and Pyles. The Committee meets to evaluate loan requests which require Board approval prior to the next regularly scheduled meeting of the Board of Directors.

         The Executive and Loan Committees meet jointly every Wednesday of the year, other than regularly scheduled Board meeting dates. Although not required, it is common practice that all Board members attend these meetings. The Executive and Loan Committees met 40 times during 1996.

         The Audit Committee consists of 3 non-management Directors (Messrs. Casson, Fox and Pyles). The Committee meets with the Bank's independent accountants to review whether satisfactory accounting procedures are being followed and with the Bank's internal auditor to ensure internal accounting controls are adequate. During 1996 the Committee held 4 meetings.

         The Nominating Committee consists of Mr. Vermilye and 4 non-management Directors (Messrs. Andrew, Fairbank, Myers and Mrs. Armistead). The basic function of this Committee is the recommendation to the Board of those persons to be designated as Board nominees for election to the Board by the stockholders at their Annual Meeting.

         The Personnel Committee consists of Messrs. Andrew, Beatty, Fairbank, Fox and Pyles. The Committee provides recommendations concerning officer compensation and promotions. The Committee met 3 times in 1996.

         The total number of meetings of the Board of Directors, including regularly scheduled and special meetings, which were held in 1996 was 12. No Director during the last full fiscal year attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which that person has been Director) and (2) the total number of meetings held by all committees of the Board on which that person served (during the period served). Outside Directors receive an annual retainer of $5,000 per year for serving on the Board.

         Total Director's fees paid to Directors during 1996 were $75,000. In addition, $55,000 was accrued for the Director's retainers for 1996. Mr. Andrew also received fees of $4,900 for appraisals of real estate in connection with the granting of loans throughout the year.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table reflects the beneficial ownership of Bank Common Stock by executive officers, directors and by stockholders known to management to own beneficially 5% or more of Bank Common Stock as of March 14, 1997, and include all shares of Bank Common Stock that may be acquired by such persons within 60 days of the Record Date. Unless otherwise indicated below, each person specified below has sole investment and voting power (or shares such power with his or her spouse) with regard to the shares set forth in the following table. The address of each of the persons named below is the address of the Bank.


--------------------------------------------------------------------------------------------------
                                             Number of                   Percent
                                              Shares                     of Class
                                           Beneficially                Beneficially
Name                                           Owned                      Owned
--------------------------------------------------------------------------------------------------
Herbert L. Andrew, III                 9,336                   (1)         1.52
Blenda W. Armistead                    122                     (2)          .02
Lloyd L. Beatty, Jr.                   451                     (3)          .07
Donald D. Casson                       3,233                   (4)          .53
Gary L. Fairbank                       1,582                   (5)          .26
Ronald N. Fox                          4,386                   (6)          .72
Richard C. Granville                   15,104                  (7)         2.47
Jerome M. McConnell                    6,418                   (8)         1.05
Shari L. McCord                        50                      (9)          .01
William H. Myers                       22,500                              3.67
David L. Pyles                         9,252                               1.51
Christopher F. Spurry                  266                     (10)         .04
W. Moorhead Vermilye                   18,225                  (11)        2.97

All Directors and Executive            96,832                             15.80
Officers as a Group (16
Persons)

Other Persons
Nicholas F. Brady                      35,405                              5.78

Total                                  132,237                            21.58
--------------------------------------------------------------------------------------------------

                  * As of March 10, 1997, one share of the Common Stock of Holding Company was outstanding and held by W.
                           Moorhead  Vermilye,  President  and  Chief  Executive
                           Officer of the Bank. This share will be repurchased by Holding Company upon the effectiveness of the Share Exchange.


         (1) Includes 2,832 shares registered to Herbert L. Andrew, III and Della M. Andrew as joint tenants with rights of survivorship, 5,940 shares registered to Herbert L. Andrew, III and Della M. Andrew as tenants by the entirety, and 64 shares registered to the Bank as Custodian for IRA of Herbert L. Andrew, III.

         (2) Includes 122 shares registered to the Bank as Custodian for IRA of Blenda W. Armistead.


                                     Page 4




         (3) Includes 121 shares registered to the Bank as Custodian for IRA of Lloyd L. Beatty, Jr., 100 shares held in a brokerage account for IRA of Lloyd L. Beatty, Jr., and 180 shares jointly owned by Lloyd L. Beatty, Jr. and Nancy W. Beatty held in street name.

         (4) Includes 1,120 shares registered to the Bank as Custodian for IRA of Donald D. Casson.

         (5)      Includes 500 shares  registered  to Gary L. Fairbank and Joyce
                  A. Fairbank and 854 shares held in a brokerage account for IRA of Gary L. Fairbank.

         (6) Includes 66 shares registered to the Bank as Custodian for IRA of Ronald N. Fox.

         (7) Includes 2,834 shares registered to the Bank as Custodian for IRA of Richard C. Granville.

         (8) Includes 1,368 shares registered to The Talbot Bank 401(k) Plan and 5,000 stock options.

         (9) Includes 50 shares registered to the Bank as Custodian for IRA of Shari L. McCord.

         (10) Includes 200 shares registered to the Bank as Custodian for IRA of Christopher F. Spurry.

         (11) Includes 703 shares registered to the Bank as Custodian for IRA of W. Moorhead Vermilye, 2,932 shares registered to The Talbot Bank 401(k) Plan, and 10,000 stock options.


                             EXECUTIVE COMPENSATION

         The following table summarizes the remuneration earned in 1996 and the prior two years by the President and CEO of the Bank, and any other executive officer of the Bank who received cash compensation during the preceding three fiscal years that exceeds $100,000.

==========================================================================================================================
                                               SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------------------------------------------------
                                                   Annual Compensation                Long-Term
                                                                                      Compensaton             All
                                                                                                            Other
                                                                                                         Compensation
                                                                                                            ($)(3)

                                    ------------------------------------------------------------------
  Name and principal        Year       Salary ($)     Bonus ($)      Other Annual   Options
       position           Ended                                    Compensation       SARs
                                                                        ($)(1)       (#)(2)
--------------------------------------------------------------------------------------------------------------------------
W. Moorhead Vermilye      1996        157,500       72,600               4,316        5,000                  5,513
President & CEO           1995        151,758       67,600               4,230        5,000                  5,309
                          1994        140,000       62,625               7,994             -                 5,600
--------------------------------------------------------------------------------------------------------------------------
Jerome M. McConnell       1996        106,800       35,000               2,246        2,500                  3,916
Executive Vice            1995        102,767       30,000               2,688        2,500                  3,767
President                 1994         94,000       24,600               7,960             -                 3,760
==========================================================================================================================

         (1) Includes Director's fees, value of benefits from the Bank's life insurance program, and tax "gross up" for use of a motor vehicle.
         (2) Amount reflects the number of options and SARs issued under the 1995 Employee Stock Option Plan.
         (3) Represents Bank matching contributions under the 401(k) and deferred compensation plans.


                                  BENEFIT PLANS

Defined Benefit Pension Plan

         Effective January 1, 1995 the bank froze its non-contributory Defined Benefit Pension Plan so that no future benefits will accrue after that date. The plan covered substantially all full time employees with more than six months of service. The Plan is administered by a committee appointed by the Board of Directors. The funded status of the plan is presented in Note 9 of the Notes to Consolidated Financial Statements contained in the 1996 Annual Report. The Bank's policy has been to fund the actuarially determined minimum annual required amount.

         The following is based on the January 1, 1997 Actuarial Valuation of the Plan:


            Name and Principal         Years       Annual Benefit   Percentage
                 Position           of Service      at Retirement     Vested
                 --------           ----------      -------------     ------

Mr. Vermilye                            10             $21,180          100
  President and CEO

Mr. McConnell                            7             $10,805          100
  Executive Vice President


401(k) Plan

         The Bank's 401(k) Plan is administered by a committee appointed by the Board of Directors and is available to eligible employees of the Bank who have completed six months of service. Participants are required to contribute at least 1% and not more than 15% of base salary.

         The Bank provides employer matching contributions to each active member's account for each year in an amount equal to 100% of the member's pay reduction contributions up to 3% of base salary, plus 50% of contributions which exceed 3% of base salary, up to 5% of base salary, with a maximum matching contribution equal to the Maximum Annual Additions limit for that year. In 1996, the Bank made matching contributions to the plan on behalf of the Messrs. Vermilye and McConnell of $5,513 and $3,916, respectively.

         All employee contributions are immediately vested. Matching contributions vest incrementally over a six year period. Pre-tax and matching contributions may be withdrawn while a member is employed by the Bank if the member has reached age 59-1/2, in circumstances of financial hardship or in certain other circumstances pursuant to Plan restrictions.

Profit Sharing and Retirement Plan

         Effective January 1, 1995 the Bank adopted the Profit Sharing and Retirement Plan to replace the frozen Defined Benefit Plan. The Plan covers substantially all full-time employees with more than six months of service. The Bank makes discretionary contributions to the Plan based on profits. Contributions to the Plan are allocated using an age-weighted formula. In 1996, the Bank made contributions to the Plan totalling $80,000. Contributions allocated to W. Moorhead Vermilye and Jerome M. McConnell were $10,143 and $6,002, respectively.

Employee Incentive Stock Option Plan

         The Bank has a Stock Option Plan and has reserved 20,000 shares of common stock for issuance thereunder. The Stock Option Plan provides for the granting of incentive stock option and nonqualified stock options to certain key employees of the Bank. No options may be granted after January 11, 2005. Nonqualified options totalling 9,100 shares were issued in 1996 at $50.00 per share. Two hundred options were exercised during 1996, none of which were exercised by an executive officer of the Bank. The following table sets forth certain information relating to options granted under the Bank's Employee Stock Option Plan.


        Name and Principal              Number of Securities           % of Total              Exercise          Expiration
             Position                        Underlying               Options/SARs             or Base              Date
                                            Options/SARs               Granted to               Price
                                            Granted (#)                 Employees               ($/Sh)
                                            -----------                 ---------               ------
                                 in Fiscal Year

W. Moorhead Vermilye                           5,000                      54.9%                  $50              12/11/06
  President and CEO

Jerome M. McConnell                            2,500                      27.5%                  $50              12/11/06
  Executive Vice President


         Upon exercise of all or a portion of these options, the Bank shall pay the Optionee a Tax Benefit Payment in an amount of U.S. dollars equal to the number of shares as to which the option is being exercised, times the "Tax Rate", times the difference between the per share fair market value at the time of exercise and the per share option price. The Tax Rate shall be a percentage designated by the Committee to result in compensating the Optionee for the federal, state and local income tax liability incurred by the Optionee by virtue of his exercise of the option and the payment to him of the Tax Benefit Payment.

Deferred Compensation

         During 1996, the Bank adopted a supplemental deferred compensation plan to provide retirement benefits to its President and Chief Executive Officer. The plan calls for fixed annual payments of $20,000 vesting immediately to be credited to the participant's account. Contributions to the plan totaled $20,000 for the year ended December 31, 1996.

Bonus Plans

         The Bank has a discretionary bonus plan whereby officers and employees are awarded annual bonuses based upon individual merit and the Bank's financial performance. Amounts accrued under the plan totalled $297,854 for 1996.

                               EXECUTIVE OFFICERS

         The following table sets forth the executive officers of the Bank:

                                 Position
            Name           In This Capacity               Age      Years Served
            ----           ----------------               ---      ------------

W. Moorhead Vermilye       President and Chief
                           Executive Officer              56             9

Jerome M. McConnell        Executive Vice President       50             7

G. Rodney Taylor           Senior Vice President--
                           Operations                     55            14

Susan E. Leaverton         Vice President--Finance        33             4

Robert J. Meade            Vice President--Human
                           Resources                      53             2



         All officers have served in their present capacity for the previous five years except as follows: Ms. Leaverton was appointed Vice President in 1994. Prior to 1994, Ms. Leaverton served as the Internal Auditor of the Bank. Prior to joining the Bank, Ms. Leaverton was employed in public accounting. Mr. Meade joined the Bank in 1994 in his present capacity. Prior to joining the Bank, Mr. Meade was employed by Cadmus Journal Services, Inc. as Director of Human Resources. Each officer is reappointed on an annual basis by the Board of Directors.


                        RECENT STOCK PRICES AND DIVIDENDS

         The Bank Common Stock is traded infrequently. The following table indicates cash dividends paid per share for each quarter of 1996, 1995 and 1994, and the ranges of representative sales prices of the Bank Common Stock for the stated periods, based on actual transfers recorded by the Bank's transfer agent. The number of record holders of the Bank Common Stock was 499, as of March 14, 1997.

                            1996                              1995                               1994
                        Price Range  Dividends     Price Range          Dividends    Price Range           Dividends
                High       Low       Paid               High      Low   Paid               High      Low   Paid
                  -----------------------------------------------------------------------------------------------------------------

First Quarter   $ 45   -    44      $ .25           $ 40   -   38      $ .20           $ 40   -   38      $ .20
Second Quarter    46   -    44        .25             40   -   38        .25             40   -   37        .20
Third Quarter     50   -    47        .25             42   -   39        .25             40   -   36        .20
Fourth Quarter    50   -    49        .65             45   -   40        .55             38   -   37        .40
                                    -----                              -----                              -----
                                    $1.40                              $1.25                              $1.00
                                    =====                              =====                              =====



ITEM II.          DESCRIPTION OF THE SHARE EXCHANGE AND REORGANIZATION

         The terms and conditions of the Share Exchange are contained in the Share Exchange Agreement, a copy of which accompanies this Proxy Statement. The following description does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement.

         The Bank is a Maryland state-chartered commercial bank that has been doing business since 1885. The Bank has a main office located at 18 East Dover Street, Easton, Talbot County, Maryland. Its commercial banking services include accepting demand, savings and time deposits and making various types of loans to individual and corporate borrowers.

         Holding Company is a Maryland corporation organized on March 10, 1997 and is in the process of becoming a registered bank holding company under the Bank Holding Company Act of 1956, as amended. Its principal office is at the Bank's main office at 18 East Dover Street, Easton, Talbot County, Maryland.

Terms of the Share Exchange

         Under the terms of the Share Exchange Agreement, upon effectiveness of the Share Exchange each share of Bank Common Stock will be exchanged for and converted automatically into two shares of Holding Company Stock, and the one share of Bank Common Stock held by Holding Company will be converted automatically and without further act into the number of shares of Bank Common Stock that were issued and outstanding immediately prior to the effectiveness of the Share Exchange. Consequently, each stockholder's proportionate interest in Holding Company will be identical to his or her proportionate interest in the Bank, except to the extent that cash is received by stockholders upon exercise of their appraisal rights.

         After the Share Exchange, the Board of Directors of Holding Company will be comprised of all the persons who are currently Directors of the Bank.

         After the Share Exchange is effective, stockholders will receive instructions as to the time and method of surrendering their certificates representing shares of Bank Common Stock in exchange for certificates representing shares of Holding Company Stock. As a result of the Share Exchange, shares of Bank Common Stock will be converted automatically into shares of Holding Company Stock without any further act. However, until the certificates representing Bank Common Stock are surrendered in accordance with the instructions, no dividends or other distributions on the shares of Holding Company Stock will be paid to persons holding certificates that formerly represented shares of Bank Common Stock.

Reasons for the Reorganization

         The reorganization to create a holding company structure has been proposed by the Board of Directors of the Bank in order to provide greater flexibility and broader business opportunities. While the Bank will be preserved as an operating entity and will continue to engage in the banking business, the holding company structure will permit Holding Company a wider range of alternatives with respect to acquisitions of and affiliation with other banks, and will enhance its options in raising capital. Further, the holding company structure is expected to provide an opportunity for developing and expanding financial and other bank-related services through the creation of non-bank subsidiaries that may engage in "non-banking" activities. Management has no present plans for any significant changes in the business of the Bank; however, Holding Company may engage directly or through subsidiaries in other types of related businesses in the future.

Recommendation of Board of Directors; Vote Required

         The Board of Directors of the Bank has unanimously approved the Share Exchange and recommends that stockholders of the Bank vote in favor of the Share Exchange. The affirmative vote of two-thirds of the shares of Bank Common Stock outstanding is required for approval of the Share Exchange Agreement.

Conditions of the Reorganization

         Reorganization of the Bank pursuant to the Share Exchange Agreement is conditioned upon providing regulatory notice to the Board of Governors of the Federal Reserve System and receiving regulatory approvals from the Maryland Office of the Commissioner of Financial Regulation (the "Maryland Commissioner") as required by federal and state banking laws. All notices and requests for these regulatory approvals have been submitted. One of the conditions to the Share Exchange is that the Share Exchange Agreement may be terminated, and the Share Exchange may be cancelled, if stockholders who hold 5% or more shares of Bank Common Stock exercise their dissenters' rights. This condition may be waived by the Board of Directors of the Bank in its sole discretion.

Effective Date

         Subject to satisfaction of all conditions of the Share Exchange Agreement which have not been waived by any of the parties, the Share Exchange will be effective on the date specified in the Articles of Share Exchange filed with the Maryland State Department of Assessments and Taxation after acceptance of the Articles of Share Exchange for record. The Share Exchange Agreement may be terminated or abandoned at any time prior to the effective date by vote of the Board of Directors of either Holding Company or the Bank.

Expenses

         The Bank will pay all costs and expenses in connection with the Share Exchange Agreement, including legal, accounting, and printing costs and the costs incurred in connection with obtaining required regulatory approvals.

Accounting Treatment

         The Share Exchange is intended to be accounted for using the pooling of interests method.

Federal Income Tax Consequences

         The consummation of the Share Exchange will, assuming the stockholders have no present intention of disposing more than 20% of the stock that they receive in the exchange, constitute a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"). As a result, for federal income tax purposes:

                  (a) no gain or loss will be recognized by stockholders of the Bank to the extent of the receipt of shares of Holding Company Stock in exchange for their shares of Bank Common Stock;

                  (b) the basis of the shares of Holding Company Stock received by stockholders of the Bank pursuant to the Share Exchange will be the same as the basis of their shares of Bank Common Stock exchanged therefor;

                  (c) the holding period of the shares of Holding Company Stock received by stockholders of the Bank pursuant to the Share Exchange will include the holding period of the shares of Bank Common Stock exchanged therefor, provided that on the effective date of the Share Exchange the shares of Bank Common Stock were capital assets in the hands of such holders; and

                  (d) cash received by dissenting stockholders of the Bank in exchange for their shares of Bank Common Stock will be treated as a redemption of such shares, subject to Section 302 of the Code.

         Each stockholder should consult with his or her tax adviser to determine the tax consequences to him or her arising from the Share Exchange, including consequences that arise from the receipt of cash by a dissenting stockholder and the tax consequences that arise under state and local tax laws.

         Neither Holding Company nor the Bank has requested or will request a ruling from the Internal Revenue Service with respect to the tax treatment of the exchange.


                      COMPARISON OF BANK COMMON STOCK WITH
                              HOLDING COMPANY STOCK

General

         The rights of the holders of Holding Company Stock will differ in certain respects from the rights of the holders of Bank Common Stock. The following discussion describes certain rights of the holders of common stock of the Bank and Holding Company and notes any significant differences. These differences generally arise from certain distinctions between the Articles of Incorporation and Bylaws of Holding Company from the Articles of Incorporation and Bylaws of the Bank and because the Maryland General Corporation Law, which governs Holding Company, provides security holders with rights that are slightly different than those provided under the Financial Institutions Article of the Annotated Code of Maryland (the "Maryland Financial Institutions Article"). The rights of stockholders also may be affected because Holding Company will be subject to supervision and regulation by governmental agencies which are different than those for the Bank. See "CERTAIN REGULATORY MATTERS." While the following discussion summarizes certain provisions of Holding Company's Articles of Incorporation, this summary does not purport to be a complete description of, and is qualified in its entirety by reference to, and Bylaws of Holding Company. A copy of the Articles of Incorporation of Holding Company accompanies this Proxy Statement. A copy of the Bylaws of Holding Company is available upon written request to the Bank.

Authorized Capital Stock

         The Bank's Articles of Incorporation currently provide for an authorized capitalization consisting of 650,000 shares of common stock, par value $10.00 per share. As of March 15, 1997, 593,321 shares of Bank Common Stock were outstanding.

         Holding Company's Articles of Incorporation provide for an authorized capitalization consisting of 25,000,000 shares, initially classified as common stock, par value $.01 per share. Immediately prior to the Share Exchange, one share of Holding Company Stock was outstanding, which is held by W. Moorhead Vermilye, President of the Bank. This share will be repurchased by Holding Company after the Share Exchange is effective. Upon consummation of the Share Exchange, and assuming repurchase of the one share issued prior to the Share Exchange, Holding Company will have at least 1,186,642 shares of Holding Company Stock outstanding as adjusted for stock issued after the Record Date (or fewer shares, to the extent any stockholders exercise their dissenters' rights).

         After consummation of the Share Exchange, Holding Company will have approximately 23,813,358 shares of authorized common stock available for issuance. Additional shares will be issued pursuant to Holding Company's adoption of the Bank's 401(k) Plan and the Bank's Employee Incentive Stock Option Plan. While there are no present plans to issue any additional shares of Holding Company Stock, such stock could be issued for the purpose of acquiring other banks or businesses, for raising additional capital, for payment of compensation to management and employees or for other appropriate purposes. Under Maryland law, and as authorized by the Articles of Incorporation, the Board of Directors may issue authorized common stock without stockholder approval.

Dividend Rights

         The holders of Bank Common Stock are entitled to dividends, when, as, and if declared by the Bank's Board of Directors, subject to the restrictions imposed by the Maryland banking law. Under Maryland banking law, the Board of Directors of a bank may declare a cash dividend only from its undivided profits, or, with the prior approval of the Maryland Commissioner, from the bank's surplus in excess of 100% of its required capital stock. To declare a stock dividend, the bank's surplus, after the increase in capital stock, must be equal to at least 20% of the outstanding capital stock as increased. It is the policy of Bank management, however, to have at least an equal amount of surplus as in capital stock.

         The holders of Holding Company Stock will be entitled to dividends, when, as, and if declared by Holding Company's Board of Directors, subject to the restrictions imposed by the Maryland General Corporation Law. The only statutory limitation applicable to Holding Company is that dividends may not be paid if Holding Company is insolvent or if the dividend would cause Holding Company to become insolvent. However, unless Holding Company expands its activities, its only source of income will be through its Bank subsidiary. Therefore, the dividend restrictions applicable to Maryland state-chartered banks described in the preceding paragraph will continue to impact Holding Company's ability to pay dividends.

Voting Rights

         Under Maryland banking law and the Bank's Articles of Incorporation, each share of the Bank Common Stock is entitled to one vote per share. Under the Maryland General Corporation Law and Holding Company's Articles of Incorporation, each share of Holding Company Stock also will be entitled to one vote per share. While generally the voting rights of the stockholders are the same in Holding Company as they are in the Bank, there are some differences. Among other things, under the Bank's Bylaws, stockholders representing an aggregate of 25% of the outstanding shares of Bank Common Stock may call a special meeting of stockholders. Holding Company's bylaws require the request for a special meeting to be made by holders of a majority of all shares outstanding and entitled to vote.

         Holders of Bank Common Stock have voting rights in all mergers involving the Bank, even if the Bank is the successor corporation. Under the Maryland General Corporation Law, holders of Holding Company Stock do not have voting rights in mergers in which Holding Company is the successor corporation except in three circumstances: first, if Holding Company issues shares of Holding Company Stock in excess of 15% of the number of shares then outstanding; second, if the merger reclassifies or changes the rights of the outstanding Holding Company Stock; or third, if the Articles of Incorporation of Holding Company are being amended.

         Under Maryland law, the power to adopt, alter, and repeal the bylaws of a corporation is vested in the stockholders except to the extent that the charter or bylaws vest it in the board of directors. The Bank's Bylaws do not provide for amendment of the Bylaws by the Bank's Board of Directors. Under Holding Company's Bylaws, the power to adopt, alter, and repeal the bylaws is vested in both Holding Company's stockholders and in the Board of Directors.

Board of Directors

         Under the Bank's Articles of Incorporation, each director is elected for a one year term. Pursuant to Holding Company's Articles of Incorporation, the Directors are divided into three classes, each serving for a three year term so that the term of office of one class of Directors shall expire in each year. Initially, however, the Class A Directors will serve for a one year term, Class B Directors will serve for a two year term, and the Class C directors will serve for a three year term.

         The Bank's Bylaws contain no procedure for nominations of directors by stockholders. Under the procedure contained in Holding Company's Bylaws, nominations may be made by any stockholder if the nomination is made by written notice to the Secretary of Holding Company to be received not less than 90 days nor more than 120 days before the date fixed for the meeting. The notice must provide information regarding the nominating stockholder and the nominee, as more fully set forth in Holding Company's Bylaws.

Preemptive Rights

         Neither the Articles of Incorporation of the Bank nor the Articles of Incorporation of Holding Company contain any provision relating to preemptive rights for stockholders. The term "preemptive rights" means that if the Bank proposes to issue additional shares of its common stock, the new shares must first be offered to existing stockholders at the same price and terms as would be offered to new stockholders. Under the Maryland Financial Institutions Article, and subject to certain exceptions, holders of the common stock of a Maryland financial institution, including the Bank, have preemptive rights. Conversely, under the Maryland General Corporation Law, stockholders of Maryland corporations do not have preemptive rights unless they are expressly granted in the corporation's charter; as stated above, Holding Company's Articles of Incorporation does not grant preemptive rights to stockholders. A requirement to offer new shares first to existing stockholders is likely to create legal complications and costly delays in, or preclude any financing through, the issuance of Holding Company Stock. The requirement of offering the new shares to existing stockholders also could frustrate Holding Company's ability to acquire another financial institution, and will impede the ability of Holding Company to use its stock for other valid corporate purposes. Directors have a fiduciary duty to obtain, as consideration for new shares, a value at least equal to the fair market value of the common stock. Thus, while a stockholder's percentage ownership of common stock of Holding Company may be reduced if and when new shares of that class are issued, the stockholder's equitable interest in Holding Company Stock will be enhanced by the value received for the new shares.

Appraisal Rights

         Under the Maryland Financial Institutions Article, appraisal rights are available to stockholders of a successor bank that is a party to a consolidation, merger or transfer of assets. Under the Maryland General Corporation Law, stockholders of a successor to a consolidation, merger, share exchange or transfer of assets have appraisal rights only if the stockholder had the right to vote on the transaction, such as if the contract rights of the stockholder are altered in the transaction.

Business Combinations

         Under the Maryland General Corporation Law, certain "business combinations" (including any merger or similar transaction subject to a statutory stockholder vote and additional transactions involving transfers of assets or securities in specific amounts) between a Maryland corporation and any person who, after the date on which the corporation has 100 or more beneficial owners of its stock, beneficially owns 10% or more of the voting power of the corporation's shares or any affiliate of the corporation who, at any time within the two year period prior to the date in question and after the date on which the corporation has 100 or more beneficial owners of its stock, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "Interested Stockholder"), or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder unless an exemption is available. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless the corporation's stockholders receive a minimum price (as described in the Maryland General Corporation Law) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In order to amend Holding Company's charter to elect not to be subject to the foregoing requirements with respect to Interested Stockholders, an affirmative vote of at least 80% of the votes entitled to be cast by all holders of outstanding shares of voting stock and two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock who are not Interested Stockholders is required under the Maryland General Corporation Law.

Control Share Acquisitions

         The Maryland General Corporation Law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting.

         Unless the charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within 10 days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the charter or bylaws provides otherwise, if voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

                        RIGHTS OF DISSENTING STOCKHOLDERS

         Under the applicable provisions of the Maryland General Corporation Law, each holder of Bank Common Stock will be entitled to demand and receive payment of the fair value of his shares, if the holder (i) prior to or at the meeting, files with the Bank a written objection to the Share Exchange, (ii) does not vote in favor of the Share Exchange, and (iii) within 20 days after Articles of Share Exchange have been accepted for record by the State Department of Assessments and Taxation of Maryland (the "Department"), makes written demand on Holding Company for payment of his shares, stating the number of shares for which payment is demanded. A direction in the stockholder's proxy to vote against the Share Exchange will not in itself constitute a written objection or demand that satisfies the requirements described above. Any stockholder who fails to comply with the requirements described above will be bound by the terms of the Share Exchange.

         Holding Company will promptly deliver or mail to each objecting stockholder written notice of the date of acceptance of the Articles of Share Exchange for record by the Department. Holding Company may also deliver or mail to each objecting stockholder a written offer to pay for his stock at a price deemed by Holding Company to be the fair value thereof. Within 50 days after acceptance of the Articles of Share Exchange for record by the Department, either Holding Company or any objecting stockholder who has not received payment for his shares may petition a court of equity in Talbot County, Maryland, for an appraisal to determine the fair value of such shares. If the court finds that an objecting stockholder is entitled to appraisal of his stock, the court will appoint three disinterested appraisers to determine the fair market value of such shares on terms and conditions the court determines proper, and such appraisers will, within 60 days after appointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of such shares. Within 15 days after the filing of such report, any party may object to such report and request a hearing thereon. The court will, upon motion of any party, enter an order either confirming, modifying or rejecting such report and, if confirmed or modified, enter judgment directing the time within which payment will be made. If the appraisers' report is rejected, the court may determine the fair value of the shares of the objecting stockholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding will include interest from the date of the stockholders' vote on the action to which objection was made. Costs of the proceeding shall be determined by the court and may be assessed against Holding Company or, under certain circumstances, the objecting stockholder, or both.

         At any time after the filing of a petition for appraisal, the court may require objecting stockholders to submit their certificates representing shares to the clerk of the court for notation of the pendency of the appraisal proceedings. A stockholder demanding payment for shares will not have the right to receive any dividends or distributions payable to holders of record after the close of business on the date of the stockholders' vote and will cease to have any rights as a stockholder with respect to such shares except the right to receive payment of the fair value thereof.

         The foregoing summary of the rights of objecting stockholders does not purport to be a complete statement of the procedures to be followed by stockholders desiring to exercise their appraisal rights. The preservation and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the Maryland General Corporation Law. Each stockholder desiring to exercise appraisal rights should refer to Title 3, Subtitle 2, entitled "Rights of Objecting Stockholders," of the Corporations and Associations Article of the Annotated Code of Maryland (1993 Replacement Volume), a copy of which is attached as Appendix B to this Proxy Statement, for a complete statement of their rights and the steps which must be followed in connection with the exercise of those rights.

                           CERTAIN REGULATORY MATTERS

         The Bank is subject to a variety of federal and state statutes and regulations applicable to state-chartered commercial banks, all of which impact the operations of the Bank. After effectiveness of the Share Exchange, the Bank will be subject to the same regulation, supervision and examinations. Since Holding Company's sole business initially will be ownership of the Bank, any regulations which affect the operations of the Bank will affect Holding Company's results.


SUPERVISION AND REGULATION

General

         Holding Company and the Bank are extensively regulated under federal and state law. Generally, these laws and regulations are intended to protect depositors, not stockholders. The following is a summary description of certain provisions of certain laws which affect the regulation of bank holding companies and banks. The discussion is qualified in its entirety by reference to applicable laws and regulations. Changes in such laws and regulations may have a material effect on the business and prospects of Holding Company and the Bank.

Federal Bank Holding Company Regulation and Structure

         Holding Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended, and as such, it is subject to regulation, supervision, and examination by the Board of Governors of the Federal Reserve ("FRB"). Holding Company is required to file annual and quarterly reports with the FRB and to provide the FRB with such additional information as the FRB may require. The FRB may conduct examinations of Holding Company and its subsidiaries.

         With certain limited exceptions, Holding Company is required to obtain prior approval from the FRB before acquiring direct or indirect ownership or control of more than 5% of any voting securities or substantially all of the assets of a bank or bank holding company, or before merging or consolidating with another bank holding company. Additionally, with certain exceptions, any person proposing to acquire control through direct or indirect ownership of 25% or more of any voting securities of Holding Company is required to give 60 days' written notice of the acquisition to the FRB, which may prohibit the transaction, and to publish notice to the public.

         Generally, a bank holding company may not engage in any activities other than banking, managing or controlling its bank and other authorized subsidiaries, and providing services to these subsidiaries. With prior approval of the FRB, Holding Company may acquire more than 5% of the assets or outstanding shares of a company engaging in non-bank activities determined by the FRB to be closely related to the business of banking or of managing or controlling banks In September, 1996, the FRB proposed expedited procedures for expansion into approved categories of non-bank activities. It is impossible to predict whether or when the proposal may become final.

         Subsidiary banks of a bank holding company are subject to certain quantitative and qualitative restrictions on extensions of credit to the bank holding company or its subsidiaries, on investments in their securities and on the use of their securities as collateral for loans to any borrower. These regulations and restrictions may limit Holding Company's ability to obtain funds from the Bank for its cash needs, including funds for the payment of dividends, interest and operating expenses. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services. For example, the Bank may not generally require a customer to obtain other services from itself or Holding Company, and may not require that a customer promise not to obtain other services from a competitor as a condition to and extension of credit to the customer. In September, 1996, the FRB proposed to end the anti-tying rules for bank holding companies and their non-banking subsidiaries; they would be retained for banks. It is impossible to predict whether or when the proposal may become final.

         Under FRB policy, a bank holding company is expected to act as a source of financial strength to its subsidiary banks and to make capital injections into a troubled subsidiary bank, and the FRB may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank when required. A required capital injection may be called for at a time when the holding company does not have the resources to provide it. In addition, depository institutions insured by the FDIC can be held liable for any losses incurred by, or reasonably anticipated to be incurred by, the FDIC in connection with the default of, or assistance provided to, a commonly controlled FDIC-insured depository institution. Accordingly, in the event that any insured subsidiary of Holding Company causes a loss to the FDIC, other insured subsidiaries of Holding Company could be required to compensate the FDIC by reimbursing it for the estimated amount of such loss. Such cross guaranty liabilities generally are superior in priority to the obligations of the depository institution to its shareholders due solely to their status as shareholders and obligations to other affiliates.

State Bank Holding Company Regulation

         As a Maryland bank holding company, Holding Company is subject to various restrictions on its activities as set forth in Maryland law, in addition to those restrictions set forth in federal law. See "--Federal Bank Holding Company Regulation and Structure." Under Maryland law, a bank holding company that desires to acquire a bank or bank holding company that has its principal place of business in Maryland must obtain approval from the Maryland Commissioner. Also, a bank holding company and its Maryland state-chartered bank or trust company cannot directly or indirectly acquire banking or non-banking subsidiaries or affiliates until the bank or trust company receives the approval of the Maryland Commissioner.

Federal and State Bank Regulation

         The Bank is a Maryland state-chartered commercial bank, regulated and examined by the Maryland Commissioner and the FDIC. The FDIC has extensive enforcement authority over the institutions it regulates to prohibit or correct activities which violate law, regulation or written agreement with the FDIC or which are deemed to constitute unsafe or unsound practices. Enforcement actions may include the appointment of a conservator or receiver, the issuance of a cease and desist order, the termination of deposit insurance, the imposition of civil money penalties on the institution, its directors, officers, employees and institution-affiliated parties, the issuance of directives to increase capital, the issuance of formal and informal agreements, the removal of or restrictions on directors, officers, employees and institution-affiliated parties, and the enforcement of any such mechanisms through restraining orders or other court actions.

         In its lending activities, the maximum legal rate of interest, fees and charges which a financial institution may charge on a particular loan depends on a variety of factors such as the type of borrower, the purpose of the loan, the amount of the loan and the date the loan is made. Other laws tie the maximum amount which may be loaned to any one customer and its related interests to capital levels. The Bank is also subject to certain restrictions on extensions of credit to executive officers, directors, principal shareholders or any related interest of such persons which generally require that such credit extensions be made on substantially the same terms as are available to third persons dealing with the Bank and not involve more than the normal risk of repayment.

         The Community Reinvestment Act ("CRA") requires that, in connection with the examination of financial institutions within their jurisdictions, the FDIC evaluate the record of the financial institutions in meeting the credit needs of their local communities, including low and moderate income neighborhoods, consistent with the safe and sound operation of those banks. These factors are also considered by all regulatory agencies in evaluating mergers, acquisitions and applications to open a branch or facility. As of the date of its most recent examination report, the Bank has a CRA rating of "Satisfactory."

         Under the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), each federal banking agency is required to prescribe, by regulation, non-capital safety and soundness standards for institutions under its authority. The federal banking agencies, including the FDIC, have adopted standards covering internal controls, information systems and internal audit systems, loan documentation, credit underwriting, interest rate exposure, asset growth, and compensation, fees and benefits. An institution which fails to meet those standards may be required by the agency to develop a plan acceptable to the agency, specifying the steps that the institution will take to meet the standards. Failure to submit or implement such a plan may subject the institution to regulatory sanctions. Holding Company, on behalf of the Bank, believes that it meets substantially all standards which have been adopted. FDICIA also imposed new capital standards on insured depository institutions. See "--Capital Requirements."

         Before establishing new branch offices, the Bank must meet certain minimum capital stock and surplus requirements. With each new branch located outside the municipal area of the Bank's principal banking office, these minimal levels increase by $120,000 to $900,000, based on the population size of the municipal area in which the branch will be located. Prior to establishment of the branch, the Bank must obtain Maryland Commissioner and FDIC approval. If establishment of the branch involves the purchase of a bank building or furnishings, the total investment in bank buildings and furnishings cannot exceed, with certain exceptions, 50% of the Bank's unimpaired capital and surplus.

Deposit Insurance

         The Bank's deposits are insured to a maximum of $100,000 per depositor through the Bank Insurance Fund ("BIF"), administered by the FDIC, and each institution is required to pay semi-annual deposit insurance premium assessments to the FDIC. In 1997, all BIF-insured deposits, including deposits held by the Bank, became subject to an additional premium assessment to help repay interest due on Financing Corp. ("FICO") bonds, which were purchased by the federal government as part of the federal savings association bailout during the past decade. Shares of Bank Common Stock and of Holding Company Stock are not deposits and are not insured by the FDIC.

Limits on Dividends and Other Payments

         Holding Company's current ability to pay dividends is largely dependent upon the receipt of dividends from its banking subsidiary, the Bank. Both federal and state laws impose restrictions on the ability of the Bank to pay dividends. The FRB has issued a policy statement which provides that, as a general matter, insured banks and bank holding companies may pay dividends only out of prior operating earnings. For a Maryland state-chartered bank or trust company, dividends may be paid out of undivided profits or, with the prior approval of the Maryland Commissioner, from surplus in excess of 100% of required capital stock. If, however, the surplus of a Maryland bank is less than 100% of its required capital stock, cash dividends may not be paid in excess of 90% of net earnings. In addition to these specific restrictions, bank regulatory agencies, in general, also have the ability to prohibit proposed dividends by a financial institution which would otherwise be permitted under applicable regulations if the regulatory body determines that such distribution would constitute an unsafe or unsound practice.

Capital Requirements

         The FRB and FDIC have adopted certain risk-based capital guidelines to assist in the assessment of the capital adequacy of a banking organization's operations for both transactions reported on the balance sheet as assets and transactions, such as letters of credit and recourse arrangements, which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk, such as certain U.S. Treasury securities, to 100% for assets with relatively high credit risk, such as business loans. For bank holding companies with less than $150,000,000 in consolidated assets, the guidelines are applied on a bank- only basis.

         A banking organization's risk-based capital ratios are obtained by dividing its qualifying capital by its total risk adjusted assets. The regulators measure risk-adjusted assets, which include off balance sheet items, against both total qualifying capital (the sum of Tier 1 capital and limited amounts of Tier 2 capital) and Tier 1 capital. "Tier 1," or core capital, includes common equity, perpetual preferred stock (excluding auction rate issues) and minority interest in equity accounts of consolidated subsidiaries, less goodwill and other intangibles, subject to certain exceptions. "Tier 2," or supplementary capital, includes, among other things, limited-life preferred stock, hybrid capital instruments, mandatory convertible securities, qualifying subordinated debt, and the allowance for loan and lease losses, subject to certain limitations and less required deductions. The inclusion of elements of Tier 2 capital is subject to certain other requirements and limitations of the federal banking agencies. Banks and bank holding companies subject to the risk-based capital guidelines are required to maintain a ratio of Tier 1 capital to risk- weighted assets of at least 4% and a ratio of total capital to risk-weighted assets of at least 8%. The appropriate regulatory authority may set higher capital requirements when particular circumstances warrant. As December 31, 1996, the Bank's ratio of Tier 1 to risk-weighted assets stood at 16.60% and its ratio of total capital to risk-weighted assets stood at 17.75%. In addition to risk-based capital, banks and bank holding companies are required to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage capital ratio, of at least 3%. At December 31, 1996, the Bank's leverage capital ratio stood at 11.04%.

         In August,  1995 and May, 1996, the federal  banking  agencies  adopted
final  regulations   specifying  that  the  agencies  will  include,   in  their
evaluations of a bank's capital adequacy, an assessment of the Bank's interest rate risk exposure. The standards for measuring the adequacy and effectiveness of a banking organization's interest rate risk management includes a measurement of board of director and senior management oversight, and a determination of whether a banking organization's procedures for comprehensive risk management are appropriate to the circumstances of the specific banking organization. The Bank has internal IRR models that are used to measure and monitor IRR. Additionally, the regulatory agencies have been assessing IRR on an informal basis for several years. For these reasons, Holding Company does not expect the addition of IRR evaluation to the agencies' capital guidelines to result in significant changes in capital requirements for the Bank.

         Failure to meet applicable capital guidelines could subject a banking organization to a variety of enforcement actions, including limitations on its ability to pay dividends, the issuance by the applicable regulatory authority of a capital directive to increase capital and, in the case of depository institutions, the termination of deposit insurance by the FDIC, as well as to the measures described under "--Federal Deposit Insurance Corporation Improvement Act of 1991" below, as applicable to undercapitalized institutions. In addition, future changes in regulations or practices could further reduce the amount of capital recognized for purposes of capital adequacy. Such a change could affect the ability of the Bank to grow and could restrict the amount of profits, if any, available for the payment of dividends to Holding Company.

Federal Deposit Insurance Corporation Improvement Act of 1991

         In December, 1991, Congress enacted the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), which substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made significant revisions to several other federal banking statutes. FDICIA provides for, among other things, (i) publicly available annual financial condition and management reports for financial institutions, including audits by independent accountants, (ii) the establishment of uniform accounting standards by federal banking agencies, (iii) the establishment of a "prompt corrective action" system of regulatory supervision and intervention, based on capitalization levels, with more scrutiny and restrictions placed on depository institutions with lower levels of capital, (iv) additional grounds for the appointment of a conservator or receiver, and (v) restrictions or prohibitions on accepting brokered deposits, except for institutions which significantly exceed minimum capital requirements. FDICIA also provides for increased funding of the FDIC insurance funds and the implementation of risked-based premiums. See "- Deposit Insurance."

         A central feature of FDICIA is the requirement that the federal banking agencies take "prompt corrective action" with respect to depository institutions that do not meet minimum capital requirements. Pursuant to FDICIA, the federal bank regulatory authorities have adopted regulations setting forth a five-tiered system for measuring the capital adequacy of the depository institutions that they supervise. Under these regulations, a depository institution is classified in one of the following capital categories: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized." An institution may be deemed by the regulators to be in a capitalization category that is lower than is indicated by its actual capital position if, among other things, it receives an unsatisfactory examination rating with respect to asset quality, management, earnings or liquidity.

         FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a cash dividend) or paying any management fees to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized. Significantly undercapitalized depository institutions may be subject to a number of other requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and stop accepting deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator, generally within 90 days of the date such institution is determined to be critically undercapitalized.

         FDICIA provides the federal banking agencies with significantly expanded powers to take enforcement action against institutions which fail to comply with capital or other standards. Such action may include the termination of deposit insurance by the FDIC or the appointment of a receiver or conservator for the institution. FDICIA also limits the circumstances under which the FDIC is permitted to provide financial assistance to an insured institution before appointment of a conservator or receiver.

Interstate Banking Legislation

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 was enacted into law on September 29, 1994. Among other things, the law eliminated substantially all state law barriers to the acquisition of banks by out-of-state bank holding companies as of September 29, 1995. The law will also permit interstate branching by banks effective as of June 1, 1997, subject to the ability of states to opt-out completely or to set an earlier effective date. Maryland generally established an earlier effective date of September 29, 1995. On December 13, 1995, Maryland, Delaware, Virginia and Pennsylvania signed a supervisory pact establishing uniform rules for the supervision of state-chartered banks and trust companies that operate branches across state lines. Under the agreement, home-state regulators will have primary responsibility for banks chartered in the home state, including those that branch into other jurisdictions, although such branches may be subject to the other jurisdiction's regulatory authorities in certain circumstances. Holding Company anticipates that the effect of the new law and the supervisory compact may be to increase competition within the markets in which Holding Company now operates, although Holding Company cannot predict the extent to which competition will increase in such markets or the timing of such increase.

Monetary Policy

         The earnings of a bank holding company are affected by the policies of regulatory authorities, including the FRB, in connection with the FRB's regulation of the money supply. Various methods employed by the FRB are open market operations in United States Government securities, changes in the discount rate on member bank borrowings and changes in reserve requirements against member bank deposits. These methods are used in varying combinations to influence overall growth and distribution of bank loans, investments and deposits, and their use may also affect interest rates charged on loans or paid on deposits. The money policies of the FRB have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

Federal Securities Regulation

         Under the Securities Exchange Act of 1934, as amended, a corporation that has more than $10 million in assets and 500 stockholders is required to register with the Securities and Exchange Commission ("SEC") as a "public company." After the Share Exchange, Holding Company will register as a public company by filing a registration statement on Form 10 with the SEC, not later than 120 days after the end of the fiscal year in which it becomes a public company. Upon filing a Form 10, Holding Company will thereafter be required to file certain periodic and current reports with the SEC. These reports include a quarterly report on Form 10-Q (required to be filed within 45 days after the end of the first three fiscal quarters of each fiscal year), an annual report on Form 10-K (required to be filed within 90 days after the end of each fiscal year), and a current report on Form 8-K reporting certain material events. In addition, the solicitation of proxies by Holding Company will be subject to the proxy rules promulgated under the Securities Exchange Act of 1934, and proxies would be accompanied by an annual report to stockholders providing financial statements, stock prices and market and dividend data, and other information regarding Holding Company, its business and financial condition. Copies of SEC filings may be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                              INDEPENDENT AUDITORS

         The Board of Directors has engaged Stegman & Company, P.A., Certified Public Accountants, to audit the books and accounts of the Bank and Holding Company for the fiscal year ending December 31, 1997. Stegman & Company, P.A. served as the Bank's independent auditor for 1996.

         Stegman & Company, P.A. has advised the Bank that neither the accounting firm nor any of its members or associates has any direct financial interest in or any connection with the Bank other than as independent public auditors. A representative of Stegman & Company, P.A. will be present at this year's annual meeting and will respond to appropriate questions.


                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

         Stockholders' proposals for the 1998 Annual Meeting must be received at Holding Company's principal office not later than January 5, 1998.


                                 OTHER BUSINESS

         As of the date of this proxy statement, management does not know of any other matters that will be brought before the meeting requiring action of the stockholders. However, if any other matters requiring the vote of the stockholders properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with the discretion of management. The persons designated as proxies will also have the right to approve any and all adjournments of the meeting for any reason, including, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the meeting to approve the Share Exchange.


By Order of the Board of Directors,




W. Moorhead Vermilye
President and Chief Executive Officer
April 1, 1997

                                   APPENDIX B

                        RIGHTS OF OBJECTING STOCKHOLDERS
                               UNDER MARYLAND LAW


ss. 3-201. "Successor" defined.

         (a) Corporation amending charter.--In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

         (b) Corporation whose stock is acquired.--When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2; 1985, ch. 657.)


ss. 3-202. Right to fair value of stock.

         (a) General rule.--Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:


                (1) The   corporation   consolidates   or  merges  with  another
                    corporation;

                (2) The  stockholder's  stock  is  to  be  acquired  in a  share exchange;

                (3) The corporation  transfers its assets in a manner  requiring corporate action under ss. 3-105 of this title;

                (4) The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

                (5) The  transaction  is  governed  byss.3-602  of this title or exempted byss.3-603 (b) of this title.

         (b) Basis of fair value.--(1) Fair value is determined as of the close of business:

                    (i) With respect to a merger under ss. 3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the day notice is given or waived under ss. 3-106; or

                    (ii) With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

                (2) Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

                (3) In any  transaction  governed by ss.  3-602 of this title or exempted by ss. 3-603 (b) of this title, fair value shall be value determined in accordance with the requirements of ss. 3-603 (b) of this title.

         (c) When right to fair value does not apply.--Unless the transaction is governed by ss. 3-602 of this title or is exempted by ss. 3-603 (b) of this title, a stockholder may not demand the fair value of his stock and is bound by the terms of the transaction if:

                (1) The stock is listed on a national  securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.:

                    (i) With respect to a merger under ss. 3-106 of this title of a 90 percent or more owned subsidiary into its parent, on the date notice is given or waived under ss. 3-106; or

                    (ii) With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

                (2) The stock is that of the successor in a merger, unless:

                    (i) The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

                    (ii)  The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or

                (3) The  stock  is  that  of  an  open-end   investment  company
                    registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2; 1976, ch.
                    567, ss. 2; 1983,  Sp.  Sess.,  ch. 1; 1985,  chs. 363, 657;
                    1990, ch. 6, ss. 2.)


ss. 3-203. Procedure by stockholder.

         (a) Specific duties.--A stockholder of a corporation who desires to receive payment of the fair value of his stock under this subtitle:

                (1) Shall file with the  corporation a written  objection to the proposed transaction:

                    (i) With respect to a merger under ss. 3-106 of this title of a 90 percent or more owned subsidiary into its parent, within 30 days after notice is given or waived under ss. 3-106; or

                    (ii) With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered;

                (2) May not vote in favor of the transaction; and

                (3) Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for his stock, stating the number and class of shares for which he demands payment.

         (b) Failure to comply with section.--A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2; 1976, ch. 567, ss. 2.)


ss. 3-204. Effect of demand on dividend and other rights.

         A stockholder who demands payment for his stock under this subtitle:

                (1) Has no right  to  receive  any  dividends  or  distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under ss. 3-202 of this subtitle; and

                (2) Ceases to have any rights of a  stockholder  with respect to that stock, except the right to receive payment of its fair value. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss.
                    2; 1976, ch. 567, ss. 2.)


ss. 3-205. Withdrawal of demand.

         A demand for payment may be withdrawn only with the consent of the successor. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2.)


ss. 3-206. Restoration of dividend and other rights.

         (a) When rights restored.--The rights of a stockholder who demands payment are restored in full, if:

                (1) The demand for payment is withdrawn;

                (2) A petition  for an  appraisal  is not filed  within the time required by this subtitle;

                (3) A court  determines  that the stockholder is not entitled to relief; or

                (4) The transaction objected to is abandoned or rescinded.

         (b) Effect of restoration.--The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2.)


ss. 3-207. Notice and offer to stockholders.

         (a) Duty of successor.--(1) The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

                (2) The  successor  also  may  send a  written  offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

                    (i) A balance sheet as of a date not more than six months before the date of the offer;

                    (ii) A profit and loss statement for the 12 months ending on the date of the balance sheet; and

                    (iii) Any  other   information   the   successor   considers
                          pertinent.

         (b) Manner of sending notice.--The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2; 1983,
ch. 563; 1985, ch. 10, ss. 3.)


ss. 3-208. Petition for appraisal; consolidation of proceedings; joinder of objectors.

         (a) Petition for appraisal.--Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

         (b) Consolidation of suits; joinder of objectors.--(1) If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

                (2) Two or more objecting stockholders may join or be joined in an appraisal proceeding. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2.)


ss. 3-209. Notation on stock certificate.

         (a) Submission of certificate.--At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

         (b) Transfer of stock bearing notation.--If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2.)


ss. 3-210. Appraisal of fair value.

         (a) Court to appoint appraisers.--If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

         (b) Report of Appraisers--Filing--Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

         (c) Same--Contents.--The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

         (d) Same--Service; objection.--(1) On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

                (2) Within 15 days after the report is filed, any party may object to it and request a hearing. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2.)


ss. 3-211. Action by court on appraisers' report.

         (a) Order of court.--The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

                (1) Confirms, modifies, or rejects it; and

                (2) If   appropriate,   sets  the  time  for   payment  to  the
stockholder.

         (b) Procedure after order.--(1) If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

                (2) If the appraisers' report is rejected, the court may:

                    (i) Determine the fair value of the stock and enter judgment for the stockholder; or

                    (ii) Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

         (c) Judgment  includes  interest.--(1)  Except as provided in paragraph
(2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under ss. 3-202 of this subtitle.

                  (2) The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under ss. 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

                    (i)   The price which the successor offered for the stock;

                    (ii)  The  financial   statements   and  other   information
                          furnished to the stockholder; and

                    (iii) Any other circumstances it considers relevant.

         (d) Costs of proceedings.--(1) The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under ss. 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

                    (i)   The price which the successor offered for the stock;

                    (ii)  The  financial   statements   and  other   information
                          furnished to the stockholder; and

                    (iii) Any other circumstances it considers relevant.

                (2) Costs  may not  include  attorney's  fees or  expenses.  The reasonable fees and expenses of experts may be included only if:

                    (i) The successor did not make an offer for the stock under ss. 3-207 of this subtitle; or

                    (ii)  The value of the stock  determined  in the  proceeding
                          materially   exceeds   the   amount   offered  by  the
                          successor.

         (e) Effect of judgment.--The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2; 1976, ch. 567, ss. 2.)


ss. 3-212. Surrender of stock.

                  The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

                (1) The  certificates  representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

                (2) Satisfactory  evidence  of the  loss or  destruction  of the certificates and sufficient indemnity bond are furnished. (An. Code 1957, art. 23, ss. 73; 1975, ch. 311, ss. 2.)


ss. 3-213. Rights of successor with respect to stock.

         (a) General rule.--A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under ss. 3-202 of this subtitle.

         (b) Successor in transfer of assets.--After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

         (c) Successor in consolidation, merger, or share exchange.--Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock. (An. Code 1957, art. 23, ss. 73; 1975, ch.311, ss. 2; 1976, ch. 567, ss. 2.)

                                   Exhibit 21
                     Subsidiaries of Talbot Bancshares, Inc.

         Talbot Bancshares, Inc. is the sole stockholder of The Talbot Bank of Easton, Maryland (the "Bank"), a Maryland-chartered commercial bank. The Bank owns a one hundred percent interest in Dover Street Realty, Inc., a Maryland corporation, and a one-third interest in Eastern Shore Mortgage Corporation, a Maryland corporation.

                                  Exhibit 99.1
             Form F-2 Annual Report for Year Ended December 31, 1996

                      FEDERAL DEPOSIT INSURANCE CORPORATION
                             Washington, D.C. 20429
              -----------------------------------------------------


                                    FORM F-2
                      ANNUAL REPORT UNDER SECTION 13 OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                   FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996
              -----------------------------------------------------


                           FDIC Certificate No. 01893

                       THE TALBOT BANK OF EASTON, MARYLAND
                (Exact name of bank as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

           52-0504630                                     P. O. Box 949
        (I.R.S. Employer                           Easton, Maryland 21601-0949
     Identification Number)                       (Address of principal office)

                                 (410) 822-1400
                 (Bank's telephone number, including area code)
     -----------------------------------------------------------------------

              Securities registered under Section 12(b) of the Act:
                       Title of each class...........none

         Name of exchange on which class is being registered........none

              Securities registered under Section 12(g) of the Act:
                    Common Stock, par value $10.00 per share

         Indicate by  checkmark  if the Bank,  as a "small  business  issuer" as defined under 17 CFR 240:12b-2, is providing alternative
                   disclosures as permitted for small business
                            issuers in this Form F-2
                                      [ X ]

            Indicate by check mark if disclosure of delinquent filers pursuant to item 10 is not contained herein, and will not be contained, to the best of bank's knowledge, in definitive proxy
                        or other information statements,
                    incorporated by reference in Part III of
                     this Form F-2 or any amendment of this
                                    Form F-2.
                                      [ X ]

        Indicate  by check  mark  whether  the bank (1) has  filed  all  reports required to be filed by Section 13 of the Securities Exchange Act of
                1934 during the preceding 12 months (or for such
             shorter period that the bank was required to file such
                   reports),   and  (2)  has  been   subject   to  such   filing
                    requirements for the past 90 days.
                           YES.....X.....NO...........

                 Aggregate market value of voting stock held by
                       nonaffiliates as of March 14, 1997
                                  $ 25,817,428

                   Number of shares outstanding March 14, 1997
                                     593,321

                       DOCUMENTS INCORPORATED BY REFERENCE

       Annual Report to Stockholders for the year ended December 31, 1996
                                     Part II

         Proxy Statement for Annual Stockholders' Meeting April 23, 1997
                                 Parts I and III

                                     PART I

Item 1.  Business
         --------

         The Talbot Bank of Easton, Maryland (the "Bank") is a commercial bank chartered under the laws of the State of Maryland and commenced operations in 1885.

         The Bank is engaged in general commercial and retail banking business serving individuals, businesses, and governmental units in Talbot and Dorchester Counties, Maryland. At December 31, 1996, the Bank had total deposits of $215 million, total loans of $169 million, total assets of $253 million and total stockholders' equity of $28 million. The Bank currently operates four banking offices all in Talbot County, Maryland, three of which are located in Easton and one in St. Michaels. The Bank also operates an in-store branch in Dorchester County, Maryland in the city of Cambridge.

         The Bank also owns 33% of the outstanding common stock of Eastern Shore Mortgage Corporation, a Maryland corporation. See Note #7, page 19, in the "Notes to Consolidated Financial Statements", incorporated by reference from the Annual Report to Stockholders for the year ended December 31, 1996.

         Competitive Conditions
         ----------------------

         The Bank's primary service areas are Talbot and Dorchester Counties, Maryland. The Bank is subject to substantial competition in all aspects of its business. The Bank competes principally with five other commercial banks which operate offices in Talbot County, three of which have resources substantially greater than the Bank's. In Dorchester County the Bank competes principally with two other commercial banks. The Bank also encounters competition from thrift institutions, consumer loan companies, brokerage firms, credit unions and other financial institutions in both Talbot and Dorchester Counties. There have been no material changes and developments since the beginning of the fiscal year regarding competitive conditions in Talbot County.

         Deposits and Loans
         ------------------

         No material portion of the Bank's deposits have been obtained from a single person or a few persons (including Federal, State and local governments and agencies thereunder), the loss of any one or more of which would have a materially adverse effect on the business of the Bank. Likewise, no material portion of the Bank's loans is concentrated within a single industry or group of industries.

         Principal Services
         ------------------

         Services provided to businesses include commercial checking, savings and related services. The Bank offers all forms of commercial lending, including lines of credit, term loans, accounts receivable financing, commercial and construction real estate and other forms of secured financing.

         Services provided to individuals include checking accounts, various savings programs, mortgage loans, home improvement loans, installment and other personal loans, credit cards, personal lines of credit, automobile and other consumer financing, safe deposit services, debit cards and 24 hour automatic teller machine services through the "Most" and "Cirrus" networks. During 1996, the Bank opened an in-store branch in Cambridge, Maryland offering full service banking 7 days a week. Alternative real estate financing is also available to the Bank's customers through Eastern Shore Mortgage Corporation, an affiliate of the Bank.

         Environmental Matters
         ---------------------

         Management is not aware of any material effects that compliance with federal, state and local provisions relating to the protection of the environment will have upon the capital expenditures, earnings or competitive position of the Bank.



                                       (1)

                                     PART I

                                   (Continued)


         Employees
         ---------

         At March 14, 1997 the Bank employed 75 full-time employees and 5 part-time employee.

         Seasonality
         -----------

         Seasonality does not have a material impact on the Bank's operations.


Item 2.  PROPERTIES
         ----------

         The Bank's main office is located at 18 East Dover Street, Easton, Maryland. A second Easton area office is located on Marlboro Road at Tred Avon Square and the third Easton area office is located on Elliott Road in the Carlton Business Park. The St. Michaels office is located on Route 33 at St. Michaels Village.

         The Bank owns three of the four banking offices it currently operates in Talbot County. The Bank leases the office located on Route 33 at St. Michaels Village. The annual rental for this office which expires in 2001 is $32,400.

         The Bank also owns the building at 21 Dover Street, Easton, Maryland, which contains its bookkeeping and loan services departments.

         The Bank operates a branch in the Metro Market Store in Cambridge, Maryland under a Facility License Agreement with International Banking Technologies, Inc. The agreement commenced on August 2, 1995 and terminates on the fifteenth anniversary of the commencement date. The annual licensing fee under this agreement is $40,000 per year for years 1 through 5, $45,000 per year for years 6 through 10, and $50,000 per year for years 11 through 15. The Branch unit located within the store is owned by the Bank.



Item 3.  LEGAL PROCEEDINGS
         -----------------

         There are no material legal proceedings, other than the ordinary routine litigation incidental to the Bank's business, to which the Bank is a party or of which any property of the Bank is subject.



Item 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
         --------------------------------------------------------------

         Incorporated by reference from Proxy Statement for Annual Stockholders' Meeting to be held April 23, 1997 under "Beneficial Ownership of Common Stock."

         The Bank knows of only one person who beneficially owns more than 5% of the Bank's outstanding common stock. Nicholas F. Brady owns 35,405 shares, representing 5.78% of the Bank's outstanding common stock as of March 14, 1997.



                                       (2)

                                     PART II


Item 5.  MARKET FOR THE BANK'S COMMON STOCK AND RELATED SECURITY HOLDER
         --------------------------------------------------------------
         MATTERS
         -------

         Market Price and Dividend Information

         Incorporated by reference from Annual Report to Stockholders for the year ended December 31, 1996 under "Managements Discussion and Analysis of
Financial Condition and Results of Operations - Recent Stock Prices and Dividends", page 7, and "Notes to Consolidated Financial Statements", Note #13, page 23 and 24.

         In  addition,   the  Bank  anticipates   future  payment  of  dividends
consistent with earnings and dividend payment history.


Item 6.  SELECTED FINANCIAL DATA  (5 YEAR SUMMARY)
         -----------------------  ----------------

         Incorporated by reference from Annual Report to Stockholders for the year ended December 31, 1996 under "Selected Financial Data", page 8.


Item 7.  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
         -----------------------------------------------------------------------
         OF OPERATIONS
         -------------

         Incorporated by reference from Annual Report to Stockholders for the year ended December 31, 1996 on pages 3 through 7. In addition, statistical information related to the listed categories follows and should be read in conjunction with the management's Discussion and Analysis in the Annual Report to Stockholders for the year ended December 31, 1996.

         I. Distribution of Assets, Liabilities, and Stockholders' Equity; Interest Rates and Interest Differentials:

                  Refer to attached Schedules A through J, pages 5 through 14 of this document.

         II.      Investment Portfolio:

                  Incorporated by reference from Annual Report to Stockholders for the year ended December 31, 1996, Note #4, pages 16 and 17.

         III.     Loan Portfolio:

                  Incorporated by reference form Annual Report to Stockholders for the year ended December 31, 1996, under "Management's Discussion and Analysis of Financial Condition and Results of Operations", pages 4 and 5, and "Notes to Consolidated Financial Statements", Note #1, page 14 and Note #5, pages 17 and 18. Also refer to attached Schedules E through J, pages 9 through 14 of this document for maturities and sensitivity of Loans to changes in interest rates.

         IV.      Summary of Loan Loss Experience:

                  Incorporated by reference from Annual Report to Stockholders for the year ended December 31, 1996, under "Managements Discussion and Analysis of Financial Condition and Results of Operations", pages 4 and 5, and "Notes to Consolidated Financial Statements", Note #5, pages 17 and 18.


                                       (3)

                                     PART II

                                   (Continued)


Item 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (Continued)


         V.       Deposits:

                  Incorporated by reference from Annual Report to Stockholders for the year ended December 31, 1996, "Notes to Consolidated Financial Statements", Note #8, page 20. Also refer to attached Schedules A, B, C and D, pages 5 through 8 of this document.


         VI.      Return on Equity and Assets:

                  Incorporated by reference from Annual Report to Stockholders for the year ended December 31, 1996 under "Selected Financial Data", page 8. The following table sets forth certain other ratios of the Bank.

                                                      Year Ended December 31,

                                                   1996         1995       1994
                                                   ----         ----       ----

  Ratio of net income to
    Average daily total deposits...............   1.56%        1.41%      1.14%

  Ratio of dividends declared per
     share to net income per share..........        26%          27%        26%

  Ratio of average daily loans to
    average daily deposits.......................81.44%       79.37%     72.38%


         VII.     Short-Term Borrowings:

                  To the extent that deposits are not adequate to fund customer loan demand, liquidity needs can be met in the short-term funds markets. At December 31, 1996 ,1995 and 1994 securities sold under agreement to repurchase were $9,267,693, $12,946,247 and $15,198,872 respectively. Average year to date yield analysis is included on Schedules B, C and D, pages 6, 7 and 8 of this document, for the years ended December 31, 1996, 1995 and 1994.


Item 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
         -------------------------------------------

                  (a) Consolidated Financial Statements of the Bank - Annual Report to Stockholders, incorporated herein by reference, includes audited consolidated balance sheets for the years ended December 31, 1996 and 1995, and audited consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996, and is attached.



                                       (4)

                                                    SCHEDULE A


                                                  1994 Compared to 1993           1995 Compared to 1994      1996 Compared to 1995
                                                  ---------------------------------------------------------------------------------

                                            Total       Caused by         Total        Caused by             Total       Caused by
                                         Variance    Rate    Volume    Variance      Rate     Volume      Variance    Rate  Volume
                                         --------------------------   ------------------------------------------------------------



Interest inocme form earning assets:
   Federal funds sold                       $(10)    $109    $(119)         $4      $154     $(150)        $122     $(29)    $151
   Investment securities:
     Taxable                                  460   (106)       566        103       233      (130)        (35)       235   (270)
     Non-taxable (3)                          130    (10)       140       (28)         1       (29)          84        13      71
   Loans (2)                                  150     243      (93)      1,915     1,284        631       1,500      (70)   1,570
                                          ---------------------------------------------------------------------------------------

     Total interst income                     730     236       494      1,994     1,672        322       1,671       149   1,522
                                          ---------------------------------------------------------------------------------------

Interest expense on deposits and borrowed funds:
   Interest bearing demand                     75      12        63        189       143         46       (113)     (178)      65
   Savings deposits                           157      51       106      (345)        51      (630)       (349)     (295)    (54)
   Time deposits                             (93)   (144)        51        752       251        493         854      (24)     878
   Securities sold under agreements
     to repurchase                            128      46        82        430        65        365       (147)      (68)    (79)
   Short term borrowings                        -       -         -          4         -          4         (4)         -     (4)
                                          ---------------------------------------------------------------------------------------

     Total interest expense                   266    (35)       301      1,030       752        278         241     (565)     806
                                          ---------------------------------------------------------------------------------------

   Net interest income                      $ 464   $ 271     $ 193      $ 964     $ 920      $  44      $1,430     $ 714   $ 716
                                          =======================================================================================






(1)  The volume/rate variance i sallocated entirely to changes in rates.

(2) The portion attributable to nontaxable loans is reflected on a fully taxable equivalent basis based on 34% effective tax rate.

(3)  Fully taxable equivalent basis based on 34% effective tax rate.

                                       (5)


                                   SCHEDULE B

                      FOR THE YEAR ENDED DECEMBER 31, 1996


                                               AVERAGE            INCOME/           YIELD
                                               BALANCE            EXPENSE           RATE
                                               -------            -------           ----

U.S. Securities                             54,075,000          3,069,297           5.68%
Taxable Municipal Securities                   250,000             16,249           6.50%
Municipal Securities                         6,352,000            384,444           6.05%
                                        -------------------------------------------------

   Total Investment Securities              60,677,000          3,469,990           5.72%

Installment Consumer Loans                   3,202,000            340,944          10.65%
Tax Exempt Municipal Loans                   1,339,000            125,129           9.34%
T & D Accrual Loans                         34,169,000          3,089,271           9.04%
Real Estate Mortgage Loans                 129,724,000         11,705,392           9.02%
Check Loans                                    173,000             26,029          15.05%
                                        -------------------------------------------------

   Total Loans                             168,607,000         15,286,765           9.07%
Federal Funds Sold                           8,650,000            463,549           5.36%
                                        -------------------------------------------------

   Total interst earning assets            237,934,000         19,220,304           8.08%

Talbot County Sweeps                         2,882,000            143,516           4.98%
Regular NOW Deposits                        25,302,000            705,431           2.79%
Super NOW Deposits                          10,210,000            293,776           2.88%
Tier Investment Deposits                     2,609,000            106,810           4.09%
Regular Savings Deposits                    12,874,000            387,157           3.01%
Club Deposits                                  562,000             18,388           3.27%
Money Management Deposits                   51,696,000          1,611,428           3.12%
CD's 100,000 or More                        26,212,000          1,388,908           5.30%
All Other Certificates                      56,452,000          3,254,118           5.76%
                                        -------------------------------------------------

   Total interest bearing deposits         188,799,000          7,909,532           4.19%


Repurchase Agreements                       12,675,000            538,199           4.25%
Funds Borrowed                                       0                  0           0.00%
                                        -------------------------------------------------

   Total Borrowed Funds                     12,675,000            538,199           4.25%
                                        ----------------------------------------------

   Total interest bearing liabilities      201,474,000          8,447,731           4.19%


NET INTEREST SPREAD                                            10,772,573           3.89%



                                       (6)

                                   SCHEDULE C

                                                                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                AVERAGE            INCOME/           YIELD
                                                                BALANCE            EXPENSE           RATE


U.S. Securities                                              59,042,000          3,116,132           5.28%
Taxable Municipal Securities                                     68,000              4,314           6.34%
Municipal Securities                                          5,172,000            300,071           5.80%
                                                           -----------------------------------------------

   Total Investment Securities                               64,282,000          3,420,517           5.32%

Installment Consumer Loans                                    3,218,000            335,811          10.44%
Tax Exempt Municipal Loans                                    1,610,000            103,292           6.42%
T & D Accrual Loans                                          30,120,000          2,836,835           9.42%
Real Estate Mortgage Loans                                  116,181,000         10,486,894           9.03%
Check Loans                                                     163,000             24,334          14.93%
                                                          ------------------------------------------------

   Total Loans                                              151,292,000         13,787,166           9.11%
Federal Funds Sold                                            5,838,000            341,967           5.86%
                                                           -----------------------------------------------

   Total interst earning assets                             221,412,000         17,549,651           7.93%

Talbot County Sweeps                                            946,000             51,609           5.46%
Regular NOW Deposits                                         26,405,000            853,467           3.23%
Super NOW Deposits                                            8,233,000            278,401           3.38%
Tier Investment Deposits                                      4,023,000            179,560           4.46%
Regular Savings Deposits                                     13,870,000            470,857           3.39%
Club Deposits                                                   551,000             24,607           4.47%
Money Management Deposits                                    52,458,000          1,876,611           3.58%
CD's 100,000 or More                                         16,601,000            916,660           5.52%
All Other Certificates                                       50,054,000          2,865,860           5.73%
                                                           -----------------------------------------------

   Total interest bearing deposits                          173,141,000          7,517,632           4.34%


Repurchase Agreements                                        14,546,000            685,337           4.71%
Funds Borrowed                                                   59,000              3,623           6.14%
                                                          ------------------------------------------------

   Total Borrowed Funds                                      14,605,000            688,960           4.72%
                                                         ----------------------------------------------

   Total interest bearing liabilities                       187,746,000          8,206,592           4.37%


NET INTEREST SPREAD                                                              9,343,059           3.56%



                                       (7)

                                   SCHEDULE D

                                                                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                                                AVERAGE            INCOME/           YIELD
                                                                BALANCE            EXPENSE           RATE

U.S. Securities                                              61,493,000          3,013,087           4.90%
Taxable Municipal Securities                                     75,000              4,275           5.70%
Municipal Securities                                          5,665,000            328,027           5.79%
                                                           -----------------------------------------------

   Total Investment Securities                               67,233,000          3,345,389           4.98%

Installment Consumer Loans                                    3,493,000            360,455          10.32%
Tax Exempt Municipal Loans                                    1,179,000             81,005           6.87%
T & D Accrual Loans                                          32,326,000          2,384,783           7.38%
Real Estate Mortgage Loans                                  106,886,000          9,022,823           8.44%
Check Loans                                                     155,000             22,975          14.82%
                                                          ------------------------------------------------

   Total Loans                                              144,039,000         11,872,041           8.24%
Federal Funds Sold                                            8,399,000            337,876           4.02%
                                                           -----------------------------------------------

   Total interst earning assets                             219,671,000         15,555,306           7.08%


Regular NOW Deposits                                         27,488,000            820,030           2.98%
Super NOW Deposits                                            6,649,000            203,732           3.06%
Tier Investment Deposits                                      4,572,000            150,271           3.29%
Regular Savings Deposits                                     17,184,000            533,228           3.10%
Club Deposits                                                   549,000             16,886           3.08%
Money Management Deposits                                    66,931,000          2,159,665           3.23%
CD's 100,000 or More                                         13,008,000            649,538           4.99%
All Other Certificates                                       44,910,000          2,389,063           5.32%
                                                           -----------------------------------------------

   Total interest bearing deposits                          181,291,000          6,922,413           3.82%


Repurchase Agreements                                         6,809,000            255,765           3.76%
Funds Borrowed                                                        0                              0.00%
                                                           -----------------------------------------------

   Total Borrowed Funds                                       6,809,000            255,765           3.76%
                                                           --------------------------------------------

   Total interest bearing liabilities                       188,100,000          7,178,178           3.82%


NET INTEREST SPREAD                                                              8,377,128           3.26%



                                       (8)

                                                             SCHEDULE E

                                                 THE TALBOT BANK OF EASTON, MARYLAND
                                           REPRICING OPPORTUNITIES FOR SELECTED CATAGORIES
                                                              31-Dec-96
                                                               (000's)


                                                      3 Months     3 Months   Over 1 year    Over 3 years    Over
ASSETS:                                  Immediate     or Less    to 1 year   to 3 years      to 5 years   5 years     Total
----------------------------------------------------------------------------------------------------------------------------

Loan and Leases                            48,203       14,478       30,329       63,474       12,522        1,143     170,149

Investment Securities                           0        5,783       12,250       33,812        7,536          442      59,823

Federal Funds Sold                          7,573            0            0            0            0            0       7,573
                                         -------------------------------------------------------------------------------------

     TOTAL                                 55,776       20,261       42,579       97,286       20,058        1,585     237,545


LIABILITIES:

CD's 100,000 or More                            0       18,465        9,578          209          100            0      28,352

Other Time Deposits                           278       19,209       34,871        2,831          380            0      57,569

Other Liabilities                           9,268            0            0            0            0            0       9,268
                                           -----------------------------------------------------------------------------------

     TOTAL                                  9,546       37,674       44,449        3,040          480            0      95,189



                  CERTIFICATE OF DEPOSIT MATURITY RATE ANALYSIS
                                     (000'S)

                             WEIGHTED                                 WEIGHTED
 MONTH       BALANCE        AVG. RATE       MONTH      BALANCE        AVG RATE
 -----------------------------------------------------------------------------

Jan-97        22,965           7.053%      Dec-97        3,797          5.968%
Feb-97         8,392           5.437%      Jan-98          611          5.135%
Mar-97         6,342           5.585%      Feb-98          336          5.119%
Apr-97         7,052           5.840%      Mar-98          258          5.445%
May-97         5,221           5.838%      Apr-98          261          5.555%
Jun-97         5,494           5.693%      May-98          153          5.210%
Jul-97         6,093           6.058%      Jun-98           64          5.100%
Aug-97         3,862           6.382%      Jul-98          203          5.576%
Sep-97         3,995           5.987%      Aug-98          120          5.120%
Oct-97         4,497           6.015%      Sep-98          146          5.350%
Nov-97         4,320           5.890%      Oct-98          188          5.358%




                                      (9)

                                                             SCHEDULE F

                                                 THE TALBOT BANK OF EASTON, MARYLAND
                                           REPRICING OPPORTUNITIES FOR SELECTED CATAGORIES
                                                               Dec-95
                                                               (000's)


                                                      3 Months     3 Months      6 Months     Over 1 year    Over
ASSETS:                                  Immediate     or Less    to 6 mons    to 1 year      to 5 years   5 years     Total
----------------------------------------------------------------------------------------------------------------------------

Loan and Leases                            52,782       12,851       10,573       23,527       59,593          420     159,746

Debt Securities                                 0        8,138        5,490       12,835       33,781          549      60,793

Federal Funds Sold                          2,331            0            0            0            0            0       2,331
                                         -------------------------------------------------------------------------------------

     TOTAL                                 55,113       20,989       16,063       36,362       93,374          969     222,870


LIABILITIES:

CD's 100,000 or More                            0       11,400        3,704        5,599          514            0      21,217

Other Time Deposits                           360       16,965       13,981       20,599        3,055            0      54,961

Other Liabilities                          12,946            0            0            0            0            0      12,946
                                          ------------------------------------------------------------------------------------

     TOTAL                                 13,306       28,365       17,685       26,198        3,569            0      89,124




                  CERTIFICATE OF DEPOSIT MATURITY RATE ANALYSIS
                                           (000'S)

                              WEIGHTED                                 WEIGHTED
  MONTH       BALANCE        AVG. RATE         MONTH    BALANCE        AVG RATE
  -----------------------------------------------------------------------------

 Jan-96        18,387           4.920%        Dec-96      3,954          6.060%
 Feb-96         3,914           5.775%        Jan-97        675          5.422%
 Mar-96         6,084           5.953%        Feb-97        260          5.637%
 Apr-96         6,687           6.207%        Mar-97        128          5.547%
 May-96         5,742           6.112%        Apr-97        118          5.498%
 Jun-96         5,290           5.848%        May-97        183          5.452%
 Jul-96         5,782           6.254%        Jun-97        480          5.948%
 Aug-96         4,069           6.116%        Jul-97        267          5.538%
 Sep-96         3,610           6.206%        Aug-97         83          5.730%
 Oct-96         4,416           6.138%        Sep-97        176          5.666%
 Nov-96         4,446           6.048%        Oct-97        265          5.771%



                                      (10)

                                                             SCHEDULE G

                                                 THE TALBOT BANK OF EASTON, MARYLAND
                                           REPRICING OPPORTUNITIES FOR SELECTED CATAGORIES
                                                               Dec-94
                                                               (000's)


                                                      3 Months     3 Months      6 Months     Over 1 year    Over
ASSETS:                                  Immediate     or Less    to 6 mons    to 1 year      to 5 years   5 years     Total
----------------------------------------------------------------------------------------------------------------------------

Loan and Leases                            63,454        9,323        6,867       10,386       50,093          491     140,614

Debt Securities                                 0        6,115        8,850       10,483       47,898          898      74,244

Federal Funds Sold                          4,000            0            0            0            0            0       4,000
                                         --------     --------    ---------   ----------    ---------     --------    --------

TOTAL                                      67,454       15,438       15,717       20,869       97,991        1,389     218,858


LIABILITIES:

CD's 100,000 or More                            0        6,243        2,085        4,530          390            0      13,248

Other Time Deposits                           213       14,158       12,254       16,547        3,132            0      46,305

Other Liabilities                          15,199            0            0            0            0            0      15,199
                                          -------    ---------    ---------     --------       ------       ------     -------

TOTAL                                      15,412       20,401       14,339       21,077        3,522            0      74,752



                       CERTIFICATE OF DEPOSIT MATURITY RATE ANALYSIS
                                          (000'S)

                             WEIGHTED                                  WEIGHTED
 MONTH       BALANCE        AVG. RATE       MONTH       BALANCE        AVG RATE
 ------------------------------------------------------------------------------

Jan-95        10,892           4.534%      Dec-95         3,101          5.997%
Feb-95         3,865           4.867%      Jan-96           784          5.406%
Mar-95         5,672           5.344%      Feb-96           149          4.444%
Apr-95         5,727           5.547%      Mar-96           148          4.780%
May-95         5,094           5.220%      Apr-96           192          6.130%
Jun-95         3,546           5.408%      May-96           216          5.360%
Jul-95         4,938           5.830%      Jun-96            98          5.060%
Aug-95         2,773           5.560%      Jul-96           167          4.844%
Sep-95         2,990           5.588%      Aug-96           223          4.746%
Oct-95         3,563           5.705%      Sep-96            71          5.066%
Nov-95         3,661           5.739%      Oct-96           165          4.940%




                                      (11)

                                                             SCHEDULE H

                                                 THE TALBOT BANK OF EASTON, MARYLAND
                                                             GAP REPORT
                                                              31-Dec-96
                                                               (000's)




                                                      3 Months     3 Months      6 Months     Over 1 year    Over
ASSETS:                                  Immediate     or Less    to 6 mons    to 1 year      to 5 years   5 years     Total
----------------------------------------------------------------------------------------------------------------------------

Loan and Leases                            48,203       14,478       30,329       63,474       12,618        1,143     170,245

Investment Securities                           0        5,783       12,250       33,812        7,536          442      59,823

Federal Funds Sold                          7,573            0            0            0            0            0       7,573
                                         --------     --------    ---------   ----------    ---------     --------    --------

Total Rate Sensitive Assets                55,776       20,261       42,579       97,286       20,154        1,585     237,641


LIABILITIES:

CD's 100,000 or More                            0       18,465        9,578          209          100            0      28,352

Other Time Deposits                           278       19,209       34,871        2,831          380            0      57,569

MMDA's, Reg Sav & All NOW's                     0            0       10,358       43,074       42,558       11,050     107,040

Other Liabilities                           9,268            0            0            0            0            0       9,268
                                           ------    ---------    ---------     --------       ------       ------      ------

Total Rate Sens. Liabilities                9,546       37,674       54,807       46,114       43,038       11,050     202,229

TOTAL GAP                                  46,230     (17,413)     (12,228)       51,172     (22,884)      (9,464)

CUMMULATIVE GAP                                         28,817       16,589       67,760       44,877       35,412



                                      (12)

                                                             SCHEDULE I

                                                 THE TALBOT BANK OF EASTON, MARYLAND
                                                             GAP REPORT
                                                               Dec-95
                                                               (000's)




                                                      3 Months     3 Months      6 Months     Over 1 year    Over
ASSETS:                                  Immediate     or Less    to 6 mons    to 1 year      to 5 years   5 years     Total
----------------------------------------------------------------------------------------------------------------------------

Loan and Leases                            52,782       12,851       10,573       23,527       59,593          420     159,746

Debt Securities                                 0        8,138        5,490       12,835       33,781          549      60,793

Federal Funds Sold                          2,331            0            0            0            0            0       2,331
                                         --------     --------    ---------   ----------    ---------     --------    --------

Total Rate Sensitive Assets                55,113       20,989       16,063       36,362       93,374          969     222,870


LIABILITIES:

CD's 100,000 or More                            0       11,400        3,704        5,599          514            0      21,217

Other Time Deposits                           360       16,965       13,981       20,599        3,055            0      54,960

MMDA's, Reg Sav & All NOW's                     0            0            0       24,493       66,042       10,387     100,922

Other Liabilities                          12,946            0            0            0            0            0      12,946
                                           ------    ---------    ---------     --------       ------       ------     -------

Total Rate Sens. Liabilities               13,306       28,365       17,685       50,691       69,611       10,387     190,046

TOTAL GAP                                  41,807      (7,376)      (1,622)     (14,329)       23,762      (9,418)

CUMMULATIVE GAP                                         34,431       32,809       18,481       42,243       32,825




                                      (13)


                                                             SCHEDULE J

                                                 THE TALBOT BANK OF EASTON, MARYLAND
                                                             GAP REPORT
                                                               Dec-94
                                                               (000's)




                                                      3 Months     3 Months      6 Months     Over 1 year    Over
ASSETS:                                  Immediate     or Less    to 6 mons    to 1 year      to 5 years   5 years     Total
----------------------------------------------------------------------------------------------------------------------------

Loan and Leases                            63,454        9,323        6,867       10,386       50,093          491     140,614

Debt Securities                                 0        6,115        8,850       10,483       47,898          898      74,244

Federal Funds Sold                          4,000            0            0            0            0            0       4,000
                                         --------     --------    ---------   ----------    ---------     --------    --------

Total Rate Sensitive Assets                67,454       15,438       15,717       20,869       97,991        1,389     218,858


LIABILITIES:

CD's 100,000 or More                            0        6,243        2,085        4,530          390            0      13,248

Other Time Deposits                           213       14,158       12,254       16,547        3,132            0      46,304

MMDA's, Reg Sav & All NOW's               114,333            0            0            0            0            0     114,333

Other Liabilities                          15,199            0            0            0            0            0      15,199
                                           ------    ---------    ---------     --------       ------       ------     -------

Total Rate Sens. Liabilities              129,744       20,401       14,339       21,077        3,522            0     189,083

TOTAL GAP                                (62,290)      (4,963)        1,378        (208)       94,469        1,389

CUMMULATIVE GAP                                       (67,253)     (65,876)     (66,084)       28,386       29,774



                                      (14)

                                    PART III


Item 9.  DIRECTORS AND PRINCIPAL OFFICERS OF THE BANK
         --------------------------------------------

         (a) Directors of the Bank - Incorporated by reference from the Proxy Statement for Annual Stockholders' Meeting to be held April 23, 1997, under "Information Concerning Directors or the Bank." In addition, none of the Directors has any family relationship or is involved with any legal proceedings involving the Bank.

         (b) Principal Officers of the Bank - The Bank's principal officers are elected annually and are listed below. None of the principal officers has any family relationship or is involved with any legal proceedings involving the Bank.

                  W. Moorhead Vermilye - President and Chief Executive Officer Jerome M. McConnell - Executive Vice President
                  G. Rodney Taylor - Senior Vice President
                  Susan E. Leaverton, CPA - Vice President Finance
                  Robert J. Meade - Vice President Human Resources

         Information   concerning   the  above  named   principal   officers  is
         incorporated by reference from the attached Proxy Statement for Annual Stockholders' Meeting to be held April 23, 1997.



Item 10.  MANAGEMENT COMPENSATION AND TRANSACTIONS
          ----------------------------------------

         Incorporated   by  reference  from  the  Proxy   Statement  for  Annual
         Stockholders' Meeting to be held April 23, 1997, under "Compensation of Officers and Directors" and "Benefit Plans".



                                      (15)

                                     PART IV


Item 11.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM F-3
          ----------------------------------------------------------------

         (a)      Contents:

                (1) Financial Statements are listed under Item 8, page 4.

                (2) Financial  Statement  Schedules  are attached as Exhibits or the required information is presented in the financial statements or the notes thereto. Note references relate to the number in the Annual Report to Stockholders.

                    Schedule I - Securities - Note #4, pages 16 and 17

                    Schedule  II  -  Loans  to  Officers,  Directors,  Principal
                    Security Holders, and any Associates of the Foregoing Persons - Exhibit 6.2

                    Schedule III - Loans and Lease Financing Receivables - Note #5, page 17 and 18 Schedule IV - Bank Premises and Equipment
                    - Note #6, page 19

                    Schedule V - Investments in, Income from Dividends, and Equity in Earnings or Losses of Subsidiaries and Associated Companies - Note #7, page 19

                    Schedule VI - Allowance for Possible Credit Losses - Note #5, pages 17 and 18

         (b)      Reports filed on Form F-3:

                  There were no reports on Form F-3 filed during the last quarter of 1996.

         (c)      Exhibits:

                (6) 6.1 The  Annual  Report to  Stockholders  for the year ended
                    December 31, 1996.

                    Except for those portions expressly incorporated herein by reference, the report is furnished only for the information of the FDIC and is not deemed to be "filed".

                (8) 8.1 Proxy Statement for Annual Meeting of Stockholders  held on April 23, 1997.



                                      (16)

                                    SIGNATURE


Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  THE TALBOT BANK OF EASTON, MARYLAND


Date:  March 26, 1997             By:  /s/ W. Moorhead Vermilye
                                       ------------------------
                                        W. Moorhead Vermilye
                                        President and Chief Executive Officer



                                      (17)

                                   SIGNATURES


Pursuant to the requirements of Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.



Date:  March 26, 1997           By: /s/ W. Moorhead Vermilye
                                    ------------------------
                                     W. Moorhead Vermilye
                                     President and Chief Executive Officer


Date:  March 26, 1997           By: /s/ Susan E. Leaverton
                                    ----------------------
                                    Susan E. Leaverton
                                    Vice President/Finance
                                    (Principal Accounting and Financial Officer)


                                    DIRECTORS


/s/ Herbert L. Andrew, III                           /s/ Jerome M. McConnell
Herbert L. Andrew, III                               Jerome M. McConnell


                                                     /s/ Shari L. McCord
Blenda W. Armistead                                  Shari L. McCord


/s/ Lloyd L. Beatty, Jr.
Lloyd L. Beatty, Jr.                                 William H. Myers


/s/ Donald D. Casson
Donald D. Casson                                     David L. Pyles


/s/ Gary L. Fairbank                                 /s/ Christopher F. Spurry
Gary L. Fairbank                                     Christopher F. Spurry


/s/ Ronald N. Fox                                    /s/ W. Moorhead Vermilye
Ronald N. Fox                                        W. Moorhead Vermilye


/s/ Richard C. Granville
Richard C. Granville


                                      (18)

                                   EXHIBIT 6.2


                                   SCHEDULE II



            LOANS TO OFFICERS, DIRECTORS, PRINCIPAL SECURITY HOLDERS
                   AND ANY ASSOCIATES OF THE FOREGOING PERSONS

                          YEAR ENDED DECEMBER 31, 1996



                                      Balance                                                   Balance at
                                 beginning of                     Amounts          Amounts       end of
Name of borrower                    of period      Additions    collected      charged off          period
----------------------------------------------------------------------------------------------------------


Loans to Directors
 ( 3 persons )                    $ 3,076,800    $ 2,868,266    $ 792,244            $ 0       $ 5,152,825





Note: Loans to directors and their affiliated interests are made in the normal course of business. They are consistent with sound banking practices and within regulatory lending limits.

         The significant terms of the loans aggregated above are summarized as follows:

         Maturity dates:   1 to 5 years

         Interest rates:   Prime tied

         Terms of repayment: Fixed payments, fixed principal plus interest monthly/quarterly, interest only monthly with principal due upon maturity

         Collateral: Commercial properties, business assets and intangibles, vehicles, and unsecured

                                  Exhibit 99.2
         Annual Report to Stockholders for Year ended December 31, 1996

                                 THE TALBOT BANK
                                Established 1885





































                                                                      1996
                                                                      ANNUAL
                                                                      REPORT

                              Financial Highlights
                  (Dollars in Thousands, Except Per Share Data)


                                                                Percent
                                                                Increase
Years ended December 31,                   1996       1995     (Decrease)
-------------------------------------------------------------------------------

For the Year
Interest income                          $19,019    $17,435         9.1%
Interest expense                           8,448      8,207         2.9%
Net interest income                       10,571      9,228        14.6%
Net income                                 3,220      2,684        20.0%
Cash dividends                               829        737        12.5%
-------------------------------------------------------------------------------

Average
Total assets                            $247,384   $230,159         7.5%
Total deposits                           207,026    190,628         8.6%
Total loans                              168,607    151,292        11.4%
Stockholders' equity                      26,527     23,864        11.2%
-------------------------------------------------------------------------------

At Year End
Total assets                            $253,184   $234,406         8.0%
Total deposits                           215,101    195,447        10.1%
Total loans, net of unearned income      171,701    162,284         5.8%
Stockholders' equity                      27,920     25,193        10.8%
-------------------------------------------------------------------------------

Per Share
Net income                                 $5.44      $4.55        19.6%
Cash dividends                              1.40       1.25        12.0%
Book value at year-end                     47.07      42.64        10.4%
-------------------------------------------------------------------------------




TABLE OF CONTENTS


FINANCIAL HIGHLIGHTS                                             PAGE  1
LETTER TO SHAREHOLDERS                                           PAGE  2
MANAGEMENT'S DISCUSSION AND ANALYSIS
  OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS               PAGE  3
SELECTED FINANCIAL DATA                                          PAGE  8
CONSOLIDATED FINANCIAL STATEMENTS                                PAGE  9
INDEPENDENT AUDITORS REPORT                                      PAGE 26
DIRECTORS AND OFFICERS                                           PAGE 27
DESCRIPTION OF BUSINESS, BANK LOCATIONS AND EMPLOYEES            PAGE 28

                             LETTER TO SHAREHOLDERS

Dear Shareholder,

I am pleased to report that 1996 has been another successful year for The Talbot Bank. Earnings reached a record level, totalling $3,220,317 or $5.44 per share, representing approximately a 20% increase over 1995. Increased loan volume remained the single largest factor contributing to the Bank's growth in earnings in 1996. I am pleased to present to you the results of 1996 in the enclosed audited financial statements and other informative reports.

As of December 31, 1996, total loans and total deposits reached record highs at $171,700,560 and $215,101,440, respectively. As a percentage loans increased 5.8% and deposits increased 10.1%. Loan growth combined with a reduction in the rate paid for interest bearing liabilities contributed to a 14.6% increase in net interest income. Some other key ratios are the Bank's net interest margin which increased to 4.53% at December 31, 1996 compared to 4.22% one year ago, and the Bank's return on average assets which was 1.30% for 1996 compared to 1.17% in 1995.

Return on Stockholders equity at December 31, 1996 also increased to 12.14% from 11.25% one year ago. Capital ratios are an important measure of a Bank's financial soundness and I am pleased to report that the Talbot Bank has continued to maintain capital levels well in excess of the regulatory requirements. In addition, the board increased the dividends paid to shareholders in 1996 for the third consecutive year. On a per share basis the Bank paid dividends of $1.40 for 1996, a 12% increase over the $1.25 per share paid in 1995.

The Board is always mindful of the ability to sustain growth over long periods of time. That is why in 1996 they voted to make an addition to the provision for loan losses which resulted in an increase in the allowance for loan losses to a level more consistent with it's peer group. The maintenance of an adequate allowance for loan losses minimizes the potential for loan losses to adversely impact earnings in future years. The allowance for loan losses at December 31, 1996 totalled $2,728,320 or 1.59% of total loans.

During 1996, the Bank introduced Supermarket banking to its customers, and to the Eastern Shore, with the opening of the Metro Market Branch in Cambridge. The branch offers extended hours and is opened seven days a week. Credit Cards and Debit Cards are some of the most recent products being offered by the Bank. Technological advancements in the area of telephone banking and PC banking are on the horizon for 1997. The Bank also made a presence on the internet this year with the establishment of a web site. You can now visit the Bank at http://talbot-bank.com.

There are many challenges facing the banking industry as it approaches the twenty first century. A bank's ability to meet these challenges will determine its success, and it is likely that only the best prepared banks will prosper in these changing times. One of the ways your Board of Director's feels it can best prepare the Talbot Bank for these challenges and opportunities is by the reorganization of the Bank into a bank holding company form of ownership. Holding company structure provides increased operational flexibility, broader business and growth opportunities and additional measures to protect against an unfriendly takeover. While management has no plans for changes as a result of the proposed reorganization it feels this will provide the best vehicle for growth as we move forward into the next century. Detailed information relating to the proposed plan of reorganization is included in the proxy material sent to you with this annual report. I encourage you to read this information carefully and to vote your proxy.

In closing, I would like to thank our staff, whose contribution was essential to our success in 1996. On behalf of the Board of Directors, management and staff we look forward to another successful year in 1997.


W. MOORHEAD VERMILYE
President and Chief Executive Officer

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                     -------
                                    OVERVIEW

The Bank's net income for 1996 was $3.22 million compared to $2.68 million in 1995 and $2.26 million in 1994. Earnings per share for 1996 were $5.44 compared to $4.55 and $3.85 for 1995 and 1994, respectively.

The Bank experienced growth in total assets of 8.0% and total deposits of 10.1% in 1996. Loan growth of 5.8% was the primary component of total asset growth for the year. The return on average assets increased to 1.30% in 1996 from 1.17% in 1995. In addition, the return on average stockholders' equity increased to 12.14% in 1996 from 11.25% in 1995.

Management continues to closely monitor the quality of assets and control non-interest expenses in order to sustain moderate growth and satisfactory earnings and return to shareholders.

                                  ------------
                              RESULTS OF OPERATIONS

NET INTEREST INCOME

Net interest income is the excess of interest and fees earned on loans and the investment portfolio, over interest paid to depositors. It is the most significant component of the Bank's earnings. Net interest income for 1996 was $10,571,000 compared to $9,228,000 for 1995 and $8,274,000 for 1994. This
represents an increase of 14.6% and 11.5% for 1996 and 1995, respectively.

The following table sets forth the major components of net interest income, on a tax equivalent basis, as of December 31, 1996, 1995 and 1994.


(dollars in thousands)                 1996                              1995                        1994
------------------------------------------------------------------------------------------------------------------
                          Average              Yield/     Average             Yield/   Average              Yield/
                          Balance   Interest    Rate      Balance  Interest    Rate    Balance   Interest    Rate
                          -------   --------    ----      -------  --------    ----    -------   --------    ----

Earning Assets
   Investment Securities $60,677    $ 3,470     5.72%   $ 64,282   $ 3,421     5.32%  $ 67,233   $ 3,345     4.98%
   Loans                 168,607     15,287     9.07     151,292    13,787     9.11    144,039    11,872     8.24
   Federal Funds Sold      8,650        463     5.36       5,838       342     5.86      8,399       338     4.02
                        --------    -------     ------- --------   -------     -------   -----     ----      ----
   Total earning assets $237,934    $19,220     8.08%   $221,412   $17,550     7.93%  $219,671   $15,555     7.08%
                                    -------                        -------                       -------

Non-interest earning
   assets               $  9,450                        $  8,747                      $  9,086
                        --------                        --------                      --------
   Total assets         $247,384                        $230,159                      $228,757
                        ========                        ========                      ========

Interest bearing liabilities
   Interest bearing
   deposits             $188,799     $7,910     4.19%   $173,141    $7,518     4.34%  $181,291  $6,922       3.82%
   Borrowings             12,675        538     4.25      14,605       689     4.72      6,809     256       3.76
                        --------    -------     ------- --------   -------     -------   -----     ---        ----
   Total interest bearing
      liabilities       $201,474    $ 8,448     4.19%   $187,746   $ 8,207     4.37%  $188,100   $ 7,178     3.82%
                                    -------                        -------                       -------

Non-interest bearing
   liabilities          $ 19,383                        $ 18,549                      $ 18,721
Stockholders' equity      26,527                          23,864                        21,936
                        --------                        --------                      --------
Total liabilities and
   stockholders' equity $247,384                        $230,159                      $228,757
                        ========                        ========                      ========

Net interest spread                 $10,772     3.89%              $ 9,343     3.56%             $ 8,377     3.26%
                                    =======                        =======                       =======
Net interest margin                             4.53%                          4.22%                         3.81%

                                     Page 3

The increases in the Bank's net interest income and net margin (tax equivalent basis) are the result of increased loan volume and a reduction in the average rate paid on interest bearing liabilities. The average balance of earning assets increased $16.5 million or 7.5% in 1996. Average loans increased $17.3 million or 11.4% and represented 71% of average earning assets compared to 68% and 66% in 1995 and 1994, respectively. Average investment securities decreased $3.6 million or 5.6% as a result of loan demand. The average yield on earning assets for 1996 was 15 basis points more than 1995 as a result of higher yields on investment securities.

Overall interest expense increased due to growth in interest bearing deposits, however the average rate paid on those deposits was 4.19% for 1996 compared to 4.34% for 1995 and 3.82% for 1994. The average balance of Certificates of Deposit, $100,000 or more, increased $9.6 million for 1996 causing a significant increase in the Bank's interest expense. These increased deposits are primarily local municipal funds which are collateralized by investment securities owned by the Bank. The Bank's net interest margin for 1996 was 4.53% compared to 4.22% and 3.81% for 1995 and 1994, respectively.

The average yield on earning assets increased 85 basis points to 7.93 in 1995 compared to 1994. The rate paid on interest bearing liabilities increased 55 basis points to 4.37 in 1995 compared to 1994.

The  following  Rate/Volume  Variance  Analysis  identifies  the  portion of the changes in net interest income, on a tax equivalent basis, which are attributable to changes in volume of average balances or to changes in yield on earning assets and rates paid on interest bearing liabilities.

                                                      1996 over(under) 1995             1995 over(under) 1994
                                                      ---------------------             ---------------------
                                                 Total         Caused by             Total        Caused by
(dollars in thousands)                         Variance     Rate        Volume     Variance     Rate     Volume
---------------------------------------------------------------------------------------------------------------
Interest income from earning assets:
     Federal funds sold                         $ 122      $  (29)     $   151      $   4     $  154     $(150)
     Taxable investment securities                (35)        235         (270)       103        233      (130)
     Non-taxable investment securities             84          13           71        (28)         1       (29)
     Loans                                      1,500         (70)       1,570      1,915      1,284       631
--------------------------------------------------------------------------------------------------------------
Total interest income                           1,671         149        1,522      1,994      1,672       322
--------------------------------------------------------------------------------------------------------------
Interest expense on deposits
  and borrowed funds:
     Interest bearing demand                     (113)      (178)           65       189         143        46
     Savings deposits                            (349)      (295)          (54)     (345)        285      (630)
     Time deposits                                854        (24)          878       752         259       493
     Securities sold under
       agreements to repurchase                  (147)       (68)          (79)      430          65       365
     Short term borrowings                         (4)       ---            (4)        4        ---          4
--------------------------------------------------------------------------------------------------------------
Total interest expense                            241       (565)          806     1,030         752       278
--------------------------------------------------------------------------------------------------------------
Net interest income                            $1,430      $ 714        $  716     $ 964      $  920     $  44
--------------------------------------------------------------------------------------------------------------

PROVISION FOR CREDIT LOSSES

In 1996, the Bank increased it's provision for credit losses to $955,000 compared to $540,000 in 1995 and $525,000 in 1994. Net charge-offs declined in 1996 to $303,995 from $330,350 in 1995 and $407,335 in 1994, however, management feels that a higher overall reserve level is desirable to sustain growth and avoid future loan losses from having an adverse affect on net income. Net charge-offs as a percentage of average loans outstanding were .18% in 1996 compared to .21% in 1995 and .28% in 1994. The Bank's ratio of the allowance for possible loan losses to total loans, net of unearned income, as of December 31, 1996 was 1.59% compared to 1.30% for 1995 and 1.32% for 1994. Monitored by management, the allowance of $2,728,320 at December 31, 1996 is considered adequate.

Asset quality continues to improve as indicated in the following table of past due and non-performing assets:

                                                                                        December 31,
                                                                                        ------------
                                                                       1996                1995           1994
                                                                       ---------------------------------------
                                                                                     ($ in thousands)
Non-performing assets:
  Non-accrual loans                                                  $1,551              $2,539         $2,611
  Other real estate and other assets owned                              299                 147            280
                                                                        ---                 ---            ---
  Total non-performing assets                                         1,850               2,686          2,891
Past due loans                                                          654                 356            438
                                                                        ---                 ---            ---
    Total non-performing assets and past due loans                   $2,504              $3,042         $3,329
                                                                     ------              ------         ------
  Non-performing assets to total loans,
  net of unearned income, at period end                               1.08%               1.68%          2.05%
  Non-performing assets and past due loans,
  to total loans, net of unearned income, at period end               1.46%               1.90%          2.36%

NONINTEREST INCOME

The components of noninterest income are service charges and fees, gain on sale of securities, income or loss from unconsolidated subsidiary and other miscellaneous items. Total noninterest income decreased approximately $43,000 or 6.9% in 1996 from the previous year. Losses on sales of securities and losses from the bank's unconsolidated subsidiary, Eastern Shore Mortgage Corporation were the causes of the decline. During 1996, the bank sold several low yielding securities at losses and reinvested the proceeds in higher yielding securities to improve the overall return on its investment portfolio. This is a common investing technique employed during periods of rising rates. Losses on sales of securities totaled $22,732 in 1996 compared to gains of $22,070 and $625 in 1995 and 1994, respectively. In addition, the bank recorded a loss on its investment in Eastern Shore Mortgage Corporation on $32,699 compared to a loss of $7,050 in 1995 and earnings of $22,679 in 1994.

                                               Years Ended                       Change from Prior Year
                                               -----------                       ----------------------
                                                                                 1996/95              1995/94
                                                                                 -------              -------
                                      1996        1995         1994       Amount      Percent   Amount    Percent
-----------------------------------------------------------------------------------------------------------------

Service charges on deposit accounts $504,746   $485,514    $  491,224   $  19,232       4.0%    $ (5,710)    (1.2)%
Other service charges and fees        77,072     79,767        78,504      (2,695)     (3.4)%      1,263      1.6%
Gain on sale of securities           (22,732)    22,070           625     (44,802)   (203.0)%     21,445       --
Income(Loss) from unconsolidated
  subsidiary                         (32,700)    (7,050)       22,679     (25,650)   (363.8)%    (29,729)  (131.1)%
Other noninterest income              47,827     36,700        39,704      11,127      30.3%      (3,004)    (7.6)%
-------------------------------------------------------------------------------------------------------------------
Total                               $574,213   $617,001    $  632,736   $ (42,788)     (6.9)%   $(15,735)    (2.5)%

NONINTEREST EXPENSES

Total noninterest expense increased approximately $135,000 or 2.7% in 1996. Salaries and employee benefits, representing 60% of total noninterest expense for 1996, increased 8% over 1995. The increase is attributable to increases in existing salaries and the addition of approximately 10 full-time employees during the year. The Bank opened its fifth branch in September 1996 creating 6 new jobs. The Bank paid the minimum FDIC Insurance premium for 1996 resulting in a decrease of $224,947 or 99.3% for 1996 compared to 1995. Other noninterest expenses, including Occupancy, Furniture and equipment and Date Processing, increased due to the overall growth of the bank.

                                               Years Ended                         Change from Prior Year
                                               -----------                         ----------------------
                                                                                 1996/95              1995/94
                                                                                 -------              -------
                                      1996        1995         1994       Amount      Percent   Amount    Percent
-----------------------------------------------------------------------------------------------------------------
Salaries and Employee benefits   $3,111,577  $2,880,724    $2,669,145   $ 230,853       8.0%   $ 211,579    7.9%
Occupancy expense                   332,039     316,341       289,586      15,698       5.0       26,755    9.2
Furniture and equipment expense     280,133     251,700       232,316      28,433      11.3       19,384    8.3
Data processing                     272,899     266,376       264,226       6,523       2.4        2,150     .8
FDIC Insurance                        1,500     226,447       473,385    (224,947)    (99.3)    (246,938) (52.2)
Other operating expenses          1,220,629   1,141,910       957,994      78,719       6.9      183,916   19.2
---------------------------------------------------------------------------------------------------------------
Total                            $5,218,777  $5,083,498    $4,886,652   $ 135,279       2.7%   $ 196,846    4.0%
----------------------------------------------------------------------------------------------------------------

INCOME TAXES

In 1996, 1995 and 1994 the Bank's effective tax rates on earnings were 35.2%, 36.4%, 35.3%, respectively. These effective rates differ from statutory rates due to levels of tax-exempt income and non-deductibility of some interest expense. During 1996, the Bank's state income tax and overall effective tax rate declined due to the partial exemption of interest on various U.S. Government and Maryland Municipal securities.

                    -----------------------------------------
                     LIQUIDITY AND INTEREST RATE SENSITIVITY

Liquidity describes the ability of the Bank to meet financial obligations that arise during the normal course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of the customers of the Bank and to fund current and planned expenditures. The Bank derives liquidity through increased customer deposits, maturities in the investment portfolio, loan repayments and income from earning assets. To the extent that deposits are not adequate to fund customer loan demand, liquidity needs can be met in the short-term funds markets. The Bank has an arrangement with a correspondent bank whereby it has a $10,000,000 line of credit available to meet any short-term needs (30 days) which may not be funded by its large portfolio of readily marketable investments that can be converted to cash if needed.

Interest rate sensitivity is an important factor in the management of the composition and maturity configurations of the Bank's earning assets and funding sources. The Bank's interest rate sensitivity position is managed to maintain an appropriate balance between the maturity and repricing characteristics of assets and liabilities that is consistent with the Bank's liquidity analysis, growth and capital adequacy goals. It is the objective of Bank management to maximize net interest margins during periods of volatile as well as stable interest rates, to attain earnings growth and to maintain sufficient liquidity to satisfy depositors' requirements and meet credit needs of customers.

There are no known trends or demands, commitments, events or uncertainties that management is aware of which will materially affect the Bank's ability to maintain liquidity at satisfactory levels.

                              --------------------
                                CAPITAL RESOURCES

Total Stockholders' equity was $27.9 million at December 31, 1996, 10.8% higher than the previous year. Average stockholders' equity was $26.5 million for 1996, an increase of 11.2% compared to 1995.

Bank regulatory authorities have historically determined the adequacy of a bank's capital resources by comparison of its capital to its assets. The FDIC has enacted capital adequacy guidelines requiring the Bank to maintain specific minimum amounts of capital and additional amounts based upon the amount and nature of their assets and commitments currently at risk. The leverage capital rule requires the most highly rated banks to have a minimum core capital ratio of 3%, with an additional 100 to 200 basis point cushion required for all banks as established by the FDIC on a case by case basis. At December 31, 1996, the Bank's leverage capital ratio was 11.04%. Risk-based capital rules specify five categories of asset or commitment risk, with each category being assigned a weight of 0% through 100% depending on the risk involved. Each asset or commitment of the Bank is categorized and weighted appropriately, and the capital of the Bank is then compared to the aggregate value of such risk weighted assets or commitments to determine if additional capital is required. At December 31, 1996, the Bank's ratio of core and supplementary capital to risk weighted assets was 17.75% as compared to the regulatory guideline of 8.00%. According to FDIC capital guidelines, the Bank is considered to be "Well Capitalized."

Statement of Financial Accounting Standards No. 115 requires the Bank to record unrealized holding losses on investment securities available-for-sale as a separate component of stockholder's equity. As of December 31, 1996, the portion of the Bank's investment portfolio designated as "available-for-sale" had unrealized holding losses, net of income taxes, of $143,413. Management has established policies to monitor and control the investment portfolio in order to prevent any material negative affect on capital.

The following table compares the bank's capital ratios to the regulatory requirements:

                                                                   Regulatory
December 31,                            1996                1995   Requirements
-------------------------------------------------------------------------------
                                             ($ in thousands)
Tier 1 capital                     $    28,063          $   25,568
Tier 2 capital                           2,121               2,077
-------------------------------------------------------------------------------

Total capital, less deductions     $    30,002          $   27,445
Risk-adjusted assets               $   169,043          $  173,639
Risk-based Capital ratios:
  Tier 1                                16.60%              14.73%         4.0%
  Total capital                         17.75%              15.81%         8.0%
-------------------------------------------------------------------------------

Total capital                      $    28,063          $   25,568
Total adjusted assets              $   254,267          $  224,758
Leverage capital ratio                  11.04%              12.52%  3.0% to 5.0%
--------------------------------------------------------------------------------

On January 8, 1997 the Board of Directors approved the formation of a Bank Holding Company to be known as Talbot Bancshares, Inc. At the Annual Meeting of Shareholders to be held Wednesday, April 23, 1997 the shareholders of the Bank will vote on a proposed share exchange agreement between the Bank and Talbot
Bancshares, Inc. If the share exchange agreement is approved each share of common stock of The Talbot Bank of Easton, Maryland will be exchanged for two shares of common stock of Talbot Bancshares, Inc.

The shareholders approved an increase in the authorized stock of the bank by 50,000 shares from 600,000 to 650,000 shares at their 1995 annual meeting. 20,000 shares were designated for issuance under the 1995 Employee Stock Option Plan which was approved by the shareholders.

Management knows of no other trends or demands, commitments, events or uncertainties which may materially affect capital.


                      -------------------------------------
                        RECENT STOCK PRICES AND DIVIDENDS

The Bank's stock is traded infrequently. The following table indicates cash dividends paid per share for each quarter of 1996, 1995, and 1994 and the ranges of representative sales prices of the Bank's common stock for the stated periods, based on actual transfers recorded by the Bank's transfer agent. The number of record holders of the Bank's common stock was 499, as of March 14, 1997.

                                                1996                     1995                        1994
                                    Price    Range Dividends  Price   Range  Dividends  Price    Range  Dividends
                                    High      Low   Paid      High     Low     Paid     High      Low     Paid
                                    ----      ---   ----      ----     ---     ----     ----      ---     ----

First Quarter                       $45   -   44   $ .25       $40   - 38     $ .20      $40   -  38     $ .20
Second                               46   -   44     .25        40   - 38       .25       40   -  37       .20
Third Quarter                        50   -   47     .25        42   - 39       .25       40   -  36       .20
Fourth Quarter                       50   -   49     .65        45   - 40       .55       38   -  37       .40
                                                --------                    -------                    -------
                                                   $1.40                      $1.25                      $1.00
                                                   =====                      =====                      =====

                             SELECTED FINANCIAL DATA

The following table sets forth certain selected financial data concerning the Bank for the five years ended December 31, 1996, and is qualified in its entirety by the detailed information and financial statements, including notes thereto, included elsewhere or incorporated by reference in this annual report. This data should be read in conjunction with the financial statements and related notes thereto, included elsewhere in this annual report and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                            Years Ended December 31,
                                                              1996       1995        1994       1993      1992
                                                              ----       ----        ----       ----      ----
                                                                    ($ in thousands, except per share data)
SUMMARY OF OPERATING RESULTS:
Total interest income                                   $   19,019   $  17,435    $   15,452  $   14,781  $  15,733
Total interest expense                                       8,448       8,207         7,178       6,911      8,100
                                                        ----------   ---------    ----------  ----------  ---------
Net interest income                                         10,571       9,228         8,274       7,870      7,633
Provision for credit losses                                    955         540           525       2,911      1,430
                                                        ----------   ---------    ----------  ----------  ---------
Net interest income after provision for credit losses        9,616       8,688         7,749       4,959      6,203
Noninterest income                                             574         617           633         982      1,020
Noninterest expense                                          5,219       5,083         4,887       4,540      4,357
                                                        ----------   ---------    ----------  ----------  ---------
Income before income taxes                                   4,971       4,222         3,495       1,401      2,866
Provision for income taxes                                   1,751       1,538         1,232         483      1,020
                                                        ----------   ---------    ----------  ----------  ---------
    NET INCOME                                          $    3,220   $   2,684    $    2,263  $      918  $   1,846
                                                        ==========   =========    ==========  ==========  =========

PER SHARE DATA:
Net income                                              $     5.44   $    4.55    $     3.85  $     1.57  $    3.18
Dividends paid                                                1.40        1.25          1.00         .94        .95
Book value at end of period                                  47.07       42.64         37.72       37.19      36.52
Weighted average common shares(1)                          591,626     589,683       587,979     584,001    580,708

OTHER DATA (AT YEAR END):
Total assets                                            $  253,184   $ 234,406    $  231,700  $  226,622  $ 209,103
Total deposits                                             215,101     195,447       193,364     199,143    184,851
Total loans, net of unearned income
  and allowance for credit losses                          168,972     160,207       141,358     146,265    141,505
Total stockholder's equity                                  27,920      25,193        22,204      21,798     21,075

RETURN ON EQUITY AND ASSETS:
Return on average total assets                               1.30%       1.17%          .99%        .46%       .91%
Return on average stockholders' equity                      12.14%      11.25%        10.32%       4.18%      9.49%
Average stockholders' equity to average total assets        10.72%      10.37%         9.59%       9.99%      9.60%

(1) The weighted average common shares includes the effect of dilution of stock options outstanding at period end.


                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995


                                                                                         1996                        1995
                                                                                      -----------                 ----------


ASSETS:
  Cash and due from banks (Note 3)                                                  $   7,013,605             $   4,768,797
  Federal funds sold                                                                    7,572,840                 2,331,335
  Investments in debt securities:  (Notes 1 and 4)
    Available for sale - at fair value                                                 32,201,161                30,805,390
    Held to maturity - at amortized cost - fair value of
      $30,743,571 (1996) and $30,518,766 (1995)                                        30,608,360                30,085,880
  Loans, less allowance for credit losses (1996) $2,728,320
    (1995) $2,077,315 (Note 5)                                                        168,972,240               160,207,140
  Bank premises and equipment (Notes 1 and 6)                                           3,187,665                 2,968,084
  Accrued interest receivable on loans and investment securities                        1,828,130                 1,753,978
  Deferred income tax benefits (Notes 1 and 12)                                           736,619                   788,758
  Other real estate (Note 1)                                                              298,513                   147,013
  Other assets (Notes 7 and 11)                                                           764,873                   549,151
                                                                                          --------                  -------

          Total assets                                                              $ 253,184,006             $ 234,405,526
                                                                                    ==============            =============

LIABILITIES:
  Deposits: (Notes 4 and 8)
    Noninterest-bearing demand                                                      $  22,140,586             $  18,347,285
    NOW and Super NOW                                                                  43,038,382                38,770,033
    Certificates of deposit, $100,000 or more                                          28,351,993                21,217,470
    Other time and savings                                                            121,570,479               117,112,203
                                                                                    --------------            -------------
                                                                                      215,101,440               195,446,991
  Securities sold under agreements to repurchase (Note 4)                               9,267,693                12,946,247
  Accrued interest payable on deposits                                                    393,089                   358,890
  Other liabilities (Note 9)                                                              501,779                   459,943
                                                                                    --------------            -------------

          Total liabilities                                                           225,264,001               209,212,071
                                                                                    --------------            -------------

COMMITMENTS (Notes 6 and 9)

STOCKHOLDERS' EQUITY: (Notes 9, 10 and 13)
  Common stock, par value $10, authorized 650,000 shares;
    issued and outstanding (1996) 593,121 shares;
    (1995) 590,875 shares                                                               5,931,210                 5,908,750
  Surplus                                                                               6,515,944                 6,433,820
  Retained earnings                                                                    15,616,264                13,224,629
  Net unrealized holding losses on securities
    available for sale (Notes 1 and 4)                                                   (143,413)                 (373,744)
                                                                                    ---------------           ---------------

          Total stockholders' equity                                                   27,920,005                25,193,455
                                                                                    --------------            -------------

          Total liabilities and stockholders' equity                                $ 253,184,006             $ 234,405,526
                                                                                    ==============            =============



The notes to consolidated financial statements are an integral part of these statements.


                        CONSOLIDATED STATEMENTS OF INCOME
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                             1996                 1995              1994
                                                                         ------------         ------------       -----------
INTEREST INCOME:
    Loans, including fees (Notes 1 and 5)                                $15,215,968           $13,774,563        $11,880,372
    U.S. Treasury securities and obligations of other
    U.S. Government agencies and corporations                              3,069,297             3,116,132          3,013,087
    Obligations of states and political subdivisions                         269,982               202,360            220,772
    Federal funds sold                                                       463,549               341,966            337,876
                                                                         ------------         ------------       ------------

        Total interest income                                             19,018,796            17,435,021         15,452,107
                                                                         ------------         ------------       ------------

INTEREST EXPENSE:
    NOW and Super NOW accounts                                             1,249,532             1,363,038          1,174,033
    Certificates of deposit, $100,000 or more                              1,388,908               916,659            649,538
    Other time and savings                                                 5,271,092             5,237,936          5,098,842
    Securities sold under agreements to repurchase                           538,199               688,960            255,765
                                                                         ------------         ------------       ------------

        Total interest expense                                             8,447,731             8,206,593          7,178,178
                                                                         ------------         ------------       ------------

NET INTEREST INCOME                                                       10,571,065             9,228,428          8,273,929

PROVISION FOR CREDIT LOSSES (Notes 1 and 5)                                  955,000               540,000            525,000
                                                                         ------------         ------------       ------------

NET INTEREST INCOME AFTER PROVISION
    FOR CREDIT LOSSES                                                      9,616,065             8,688,428          7,748,929
                                                                         ------------         ------------       ------------

NONINTEREST INCOME:
    Service charges on deposit accounts                                      504,746               485,514            491,224
    Other service charges, commissions and fees                               77,072                79,767             78,504
    Gain (loss) on sale of securities (Note 4)                               (22,732)               22,070                625
    Other operating income, net (Note 7)                                      15,127                29,650             62,383
                                                                         ------------         ------------       ------------
                                                                             574,213               617,001            632,736
                                                                         ------------         ------------       ------------

NONINTEREST EXPENSES:
    Salaries and wages                                                     2,313,247             2,126,071          1,920,969
    Employee benefits (Notes 9, 10 and 11)                                   798,330               754,653            748,176
    Occupancy expense (Note 6)                                               332,039               316,341            289,586
    Furniture and equipment expense                                          280,133               251,700            232,316
    Data processing                                                          272,899               266,376            264,226
    Other operating expenses                                               1,222,129             1,368,357          1,431,379
                                                                         ------------         ------------       ------------
                                                                           5,218,777             5,083,498          4,886,652
                                                                         ------------         ------------       ------------

INCOME BEFORE TAXES ON INCOME                                              4,971,501             4,221,931          3,495,013

Federal and State income taxes (Note 12)                                   1,751,184             1,537,586          1,232,381
                                                                         ------------         ------------       ------------

NET INCOME                                                               $ 3,220,317          $  2,684,345       $  2,262,632
                                                                         ============         ============       ============

Earnings per common share (Note 1)                                           $5.44               $4.55                $3.85
                                                                             =====               =====                =====


The notes to consolidated financial statements are an integral part of these statements.


                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                                                            Net Unrealized
                                                                                                            Holding Gains
                                                                                                           (Losses) on Debt
                                                            Common                           Retained      Securities Avail-
                                                             Stock          Surplus          Earnings        able for Sale
                                                             -----          -------          --------        -------------

Balances, January 1, 1994                                 $ 5,860,880     $  6,292,586      $ 9,615,244     $        28,910
   2,503 shares issued under 401(k) plan                       25,030           70,084                -                   -
   Net income                                                       -                -        2,262,632                   -
   Cash dividends paid, $1.00 per share                             -                -         (587,203)                  -
   Change, net of income taxes, in unrealized
     losses on securities available for sale                        -                -                -          (1,363,928)
                                                          -----------     ------------      ------------    ----------------

Balances, December 31, 1994                                 5,885,910        6,362,670       11,290,673          (1,335,018)
   2,284 shares issued under 401(k) plan                       22,840           71,150                -                   -
   Net income                                                       -                -        2,684,345                   -
   Cash dividends paid, $1.25 per share                             -                -         (737,036)                  -
   Change, net of income taxes, in unrealized
     gains on securities available for sale                         -                -                -             961,274
   Adjustment related to Treasury stock purchase
     of unconsolidated subsidiary                                   -                -          (13,353)                  -
                                                          -----------     ------------      -------------   ---------------

Balances, December 31, 1995                                 5,908,750        6,433,820       13,224,629            (373,744)
   2,046 shares issued under 401(k) plan                       20,460           76,324                -                   -
   Exercise of stock option                                     2,000            5,800                -                   -
   Net income                                                       -                -        3,220,317                   -
   Cash dividends paid, $1.40 per share                             -                -         (828,682)                  -
   Change, net of income taxes, in unrealized
     losses on securities available for sale                        -                -                -             230,331
                                                          -----------     ------------      ------------     --------------

Balances, December 31, 1996                               $ 5,931,210     $  6,515,944      $15,616,264     $      (143,413)
                                                          ===========     ============      ============    ================






The notes to consolidated financial statements are an integral part of these statements.


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                                                                  1996                1995             1994
                                                                             -------------       -------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                                  $  3,220,317        $  2,684,345     $  2,262,632
   Adjustments to reconcile net income
    to net cash provided by operating
   activities:
   Depreciation and amortization                                                  472,441             278,967          515,482
   Discount accretion on debt securities                                          (88,246)              9,678          (97,753)
   Discount accretion on matured debt securities                                   30,815             218,133           42,395
   (Gain) loss on sale of securities                                               22,732             (22,070)            (625)
   Provision for credit losses, net                                               651,005             209,650          117,665
   Deferred income taxes                                                          (92,784)           (107,065)        (123,901)
   Loss on disposal of bank premises and equipment                                  6,482               3,385            4,487
   Loss on other real estate owned                                                 13,500                   -                -
   Net changes in:
    Accrued interest receivable                                                   (74,152)            191,833         (486,235)
    Other assets                                                                 (132,464)            (99,280)         230,428
    Accrued interest payable on deposits                                           34,199              82,109           (5,510)
    Other liabilities                                                              41,836            (196,651)         400,889
                                                                             -------------       --------------   -------------

    Net cash provided by operating activities                                   4,105,681           3,253,034        2,859,954
                                                                             -------------       -------------    -------------


CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sales of securities available for sale                           4,976,911           9,008,719        1,000,625
 Proceeds from maturities and principal payments
   of securities available for sale                                            10,682,736          11,707,931        4,250,656
 Purchases of securities available for sale                                   (17,056,224)        (15,583,542)     (21,867,041)
 Proceeds from maturities and principal payments
   of securities held to maturity                                              10,841,694           9,106,982        7,308,141
 Purchases of securities held to maturity                                     (11,153,089)           (489,498)      (8,218,788)
 Net (increase) decrease in loans                                             (11,843,709)        (19,068,969)       6,550,561
 Purchase of loans                                                               (198,000)           (199,613)      (1,722,465)
 Proceeds from sale of loans                                                    2,460,604             342,979           29,031
 Purchase of bank premises and equipment                                         (582,088)           (247,480)        (941,486)
 Redemption of stockholder in unconsolidated subsidiary                                 -             (13,353)               -
 Proceeds from sale of bank premises and equipment                                      -              26,600           12,000
                                                                             -------------       -------------    ------------

    Net cash used in investing activities                                     (11,871,165)         (5,409,244)     (13,598,766)
                                                                             --------------      --------------   --------------


CASH FLOWS FROM FINANCING ACTIVITIES:
 Net increase (decrease) in demand, NOW,
   money market, and savings deposits                                        $  9,923,185       $ (14,529,451)   $  (8,024,557)
 Net increase in certificates of deposit                                        9,731,264          16,612,648        2,245,206
 Net (decrease) increase in securities sold
   under agreement to repurchase                                               (3,678,554)         (2,252,625)      10,056,034
 Proceeds from issuance of common stock                                           104,584              93,990           95,114
 Dividends paid                                                                  (828,682)           (737,036)        (587,203)
                                                                                 ---------           ---------        ---------

   Net cash provided (used) by financing activities                            15,251,797            (812,474)       3,784,594
                                                                             ------------        --------------   -------------


                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    (CONTINUED) For the Years Ended December
                             31, 1996, 1995 and 1994



                                                                                 1996               1995                1994
                                                                             -------------     --------------      -------------

NET INCREASE (DECREASE) IN CASH
      AND CASH EQUIVALENTS                                                      7,486,313         (2,968,684)        (6,954,218)

CASH AND CASH EQUIVALENTS AT
      BEGINNING OF YEAR                                                         7,100,132         10,068,816         17,023,034
                                                                             ------------      --------------      ------------

CASH AND CASH EQUIVALENTS AT
      END OF YEAR                                                            $ 14,586,445     $    7,100,132      $  10,068,816
                                                                             =============     ==============      =============


Supplemental cash flows information:

      Interest paid                                                          $  8,413,532     $    8,124,484         $7,183,689
                                                                             =============     ==============      =============

      Income taxes paid                                                      $  1,830,877     $    1,885,326      $   1,634,000
                                                                             =============     ==============      =============

      Transfers of investments in debt securities
          available for sale to held to maturity                             $          -     $            -      $  29,511,700
                                                                             =============    ===============     ==============

      Transfers from loans to other real estate owned                        $    165,000     $            -      $           -
                                                                             ============     ===============     ==============








The notes to consolidated financial statements are an integral part of these statements.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

NOTE 1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements include the accounts of The Talbot Bank of Easton, Maryland (the Bank) and its subsidiary, Dover Street Realty, Inc. (Dover Street) with all significant intercompany transactions eliminated. The accounting and reporting policies of the Bank conform to generally accepted accounting principles and to prevailing practices within the banking industry. Certain reclassifications have been made to amounts previously reported to conform with the classifications made in 1996.

Nature of Operations
The Bank provides commercial banking services from its locations in Talbot and Dorcester Counties, Maryland. Its primary source of revenue is from providing commercial and real estate loans to customers who are predominately small businesses, professionals and middle income individuals located in the general Talbot County area of Maryland's eastern shore.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investment Securities Available for Sale
Investment securities available for sale are stated at estimated fair value based on quoted market prices. They represent those securities which management may sell as part of its asset/liability strategy or which may be sold in response to changing interest rates, changes in prepayment risk or other similar factors. The cost of securities sold is determined by the specific identification method. Net unrealized holding gains and losses on these securities are reported as a separate component of stockholders' equity, net of related income taxes.

Investment Securities Held to Maturity
Investment securities held to maturity are stated at cost adjusted for amortization of premiums and accretion of discounts. The Bank intends and has the ability to hold such securities until maturity. When securities are transferred into the held to maturity category from available for sale, they are accounted for at estimated fair value with any unrealized holding gain or loss at the date of the transfer reported as a separate component of stockholders' equity and amortized over the remaining life of the security as an adjustment of yield.

Loans
Loans are stated at their principal amount outstanding net of any deferred fees and costs. Interest income is accrued and credited to income at the contractual rate based on the principal amount outstanding. Fees charged and costs capitalized for originating loans are being amortized primarily on the interest method over the term of the loan. A loan is placed on nonaccrual when it is specifically determined to be impaired or when principal or interest is delinquent for 90 days or more. Any unpaid interest previously accrued on those loans is reversed from income. Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

The Bank adopted the provisions of Statements of Financial  Accounting Standards
(SFAS) Nos. 114 and 118, Accounting by Creditors for Impairment of a Loan on January 1, 1995. SFAS Nos. 114 and 118 apply to loans for which it is probable that the creditor will not collect all principal and interest payments according to the loan's contractual terms. The impairment of a loan is measured at the present value of expected future cash flows using the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Interest income on impaired loans is recognized on a cash basis.

Impaired loans do not include groups of smaller balance homogeneous loans such as residential mortgage and consumer installment loans that are evaluated collectively for impairment. Reserves for probable future credit losses related to these loans are based upon historical loss ratios and are included in the allowance for credit losses.

Allowance for Credit Losses
The allowance for credit losses is established through a provision for credit losses charged to expense. Loans are charged against the allowance for credit losses when management believes that the collectibility of the principal is unlikely. The allowance, based on evaluations of the collectibility of loans and prior loan loss experience, is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions and trends that may affect the borrowers' ability to pay.

Long-Lived Assets
Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed under the straight-line and accelerated methods over the estimated useful lives of the assets.

Other Real Estate
Other real estate represents assets acquired in satisfaction of loans either by foreclosure or deeds taken in lieu of foreclosure. Properties acquired are recorded at the lower of cost or fair value less estimated selling costs at the time of acquisition with any deficiency charged to the allowance for credit losses. Thereafter, cost incurred to operate or carry the properties as well as reductions in value as determined by periodic appraisals are charged to operating expense. Gains and losses resulting from the final disposition of the properties are included in noninterest expense.

Income Taxes
Deferred income taxes are provided under the liability method based on the difference between the financial statement and tax bases of assets and liabilities and are measured at the current statutory tax rates.

Cash and Cash Equivalents
For purposes of the statements of cash flows, the Bank considers cash and due from banks, and federal funds sold to be cash and cash equivalents.

Earnings Per Common Share
Earnings per common share have been calculated on the basis of the weighted average number of shares outstanding for each year. Weighted average shares outstanding were 591,626, 589,683 and 587,979 for the years ended December 31, 1996, 1995 and 1994, respectively. Although stock options granted are considered common stock equivalents for the purpose of computing earnings per share, they have been excluded since they have no dilutive effect.

NOTE 2.    NEW ACCOUNTING STANDARDS

Long-Lived Assets
Long-lived assets are evaluated regularly for other-than-temporary impairment. If circumstances suggest that their value may be impaired and the write-down would be material, an assessment of recoverability is performed prior to any write-down of the asset. Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, was adopted on January 1, 1996. Implementation of this standard did not have a significant impact on the financial condition or results of operations of the Bank.

Stock-Based Compensation
Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS 123), establishes a fair value based method of accounting for employee stock options and expands disclosure requirements, including a description of the plan. SFAS 123 permits a company to continue to measure compensation cost for its stock option plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. The Bank adopted SFAS 123 on January 1, 1996 as presented in Note 10.

Financial Assets and Liabilities
On January 1, 1997, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The adoption of this pronouncement is not expected to have a material impact on the financial position of the Bank.

NOTE 3.  CASH AND DUE FROM BANKS

The Federal Reserve requires banks to maintain certain minimum cash balances consisting of vault cash and deposits in the Federal Reserve Bank or in other commercial banks. Such balances averaged approximately $1,854,000 and $1,566,000 during 1996 and 1995, respectively.

NOTE 4.  INVESTMENT IN DEBT SECURITIES

The amortized cost and estimated fair values of investments in debt securities are as follows:

                                                                                 Gross            Gross        Estimated
                                                               Amortized       Unrealized       Unrealized        Fair
                                                                 Cost            Gains            Losses         Value
                                                                 ----            -----            ------         -----

Available for sale securities:
  December 31, 1996
     U.S. Treasury securities                                $ 24,920,534     $   167,519      $   15,993    $ 25,072,060
     Obligations of U.S. Government agencies
       and corporations                                         3,001,152           4,773           5,485       3,000,440
     Obligations of states and political subdivisions           1,568,628               -          24,465       1,544,163
                                                             ------------     -----------      ----------    ------------
                                                               29,490,314         172,292          45,943      29,616,663
     Mortgage-backed securities                                 2,580,092           7,229           2,823       2,584,498
                                                             ------------     -----------      ----------    ------------

                                                             $ 32,070,406     $   179,521      $   48,766    $ 32,201,161
                                                             ============     ===========      ==========    ============


  December 31, 1995:
     U.S. Treasury securities                                $ 18,908,510     $   165,050      $    3,470    $ 19,070,090
     Obligations of U.S. Government agencies
       and corporations                                         7,007,819               -          57,009       6,950,810
     Obligations of states and political subdivisions             893,321               -          14,562         878,759
                                                             ------------     -----------      ----------    ------------
                                                               26,809,650         165,050          75,041      26,899,659
     Mortgage-backed securities                                 3,897,585          11,305           3,159       3,905,731
                                                             ------------     -----------      ----------    ------------

                                                             $ 30,707,235     $   176,355      $   78,200    $ 30,805,390
                                                             ============     ===========      ==========    ============

Held to maturity securities:
  December 31, 1996:
     U.S. Treasury securities                                $ 10,868,672     $   123,368      $        -    $ 10,992,040
     Obligations of U.S. Government
       agencies and corporations                                8,012,868          14,308          36,506       7,990,670
     Obligations of states and political subdivisions           6,265,205          61,514          55,075       6,271,644
                                                             ------------     -----------      ----------    ------------
                                                               25,146,745         199,190          91,581      25,254,354
     Mortgage-backed securities                                 5,461,615          27,602               -       5,489,217
                                                             ------------     -----------      ----------    ------------

                                                             $ 30,608,360     $   226,792      $   91,581    $ 30,743,571
                                                             ============     ===========      ==========    ============

  December 31, 1995:
     U.S. Treasury securities                                $ 13,183,716     $   281,274      $        -    $ 13,464,990
     Obligations of U.S. Government
       agencies and corporations                                5,910,613          44,844          14,887       5,940,570
     Obligations of states and political subdivisions           4,752,731          80,851          35,381       4,798,201
                                                             ------------     -----------      ----------    ------------
                                                               23,847,060         406,969          50,268      24,203,761
     Mortgage-backed securities                                 6,238,820          76,185               -       6,315,005
                                                             ------------     -----------      ----------    ------------

                                                             $ 30,085,880     $   483,154      $   50,268    $ 30,518,766
                                                             ============     ===========      ==========    ============

The amortized cost and estimated fair values of investments in debt securities by contractual maturity at December 31, 1996 are as follows:

                                                                  Available for Sale                Held to Maturity
                                                                  ------------------                ----------------
                                                                              Estimated                         Estimated
                                                               Amortized        Fair           Amortized          Fair
                                                                 Cost           Value            Cost             Value
                                                                 ----           -----            ----             -----
           Due in one year or less                           $  5,097,372   $  5,103,819    $   2,655,162     $  2,671,140
           Due after one year through five years               24,182,942     24,308,242       21,789,463       21,921,119
           Due after five years through ten years                 210,000        204,602                -                -
           Due after ten years                                          -              -          702,120          662,095
                                                             ------------   ------------    -------------     ------------
                                                               29,490,314     29,616,663       25,146,745       25,254,354
           Mortgage-backed securities                           2,580,092      2,584,498        5,461,615        5,489,217
                                                             ------------   ------------    -------------     ------------

                                                             $ 32,070,406   $ 32,201,161    $  30,608,360     $ 30,743,571
                                                             ============   ============    =============     ============

The Bank has pledged certain securities as collateral for obligations to federal, state and local government agencies as follows:

                                                                   December 31, 1996                December 31, 1995
                                                             ---------------------------    -------------------------
                                                                              Estimated                         Estimated
                                                               Amortized        Fair           Amortized          Fair
                                                                 Cost           Value            Cost             Value
                                                              -----------     ---------        ---------        ----------

           Available for sale                                $ 26,921,137   $ 27,069,490    $  25,916,329     $ 26,020,900
           Held to maturity                                    17,911,554     17,987,021       20,068,377       20,345,165
                                                             ------------   ------------    -------------     ------------

                                                             $ 44,832,691   $ 45,056,511    $  45,984,706     $ 46,366,065
                                                             ============   ============    =============     ============

There were no obligations of states and political subdivisions whose carrying value, as to any issuer, exceeded 10% of stockholders' equity at December 31, 1996 or 1995.

NOTE 5.    LOANS AND ALLOWANCE FOR CREDIT LOSSES

The Bank grants residential mortgage, consumer and commercial loans to customers primarily in Talbot County, Maryland. The principal categories of the loan portfolio of the Bank at December 31 are summarized as follows:

                                                                            1996                         1995
                                                                       --------------               --------------
           Real estate loans:
                Construction and land development                      $   6,807,545                $   6,631,546
                Secured by farmland                                        2,400,251                      478,471
                Secured by residential properties                         58,332,796                   53,028,498
                Secured by nonfarm, nonresidential properties             64,498,241                   65,878,700
           Loans to farmers (loans to finance agricultural
                production and other loans)                                  197,112                      144,553
           Commercial and industrial loans                                29,135,660                   25,609,378
           Loans to individuals for household, family, and
                other personal expenditures                                9,507,532                    8,800,899
           Obligations of States and political subdivisions
                in the United States, tax-exempt                             877,263                    1,663,153
           All other loans                                                    52,002                      159,461
                                                                       --------------               --------------
                                                                         171,808,402                  162,394,659
                Less:  Unearned income on loans                             (107,842)                    (110,204)
                                                                       --------------              ---------------
                                                                         171,700,560                  162,284,455
                Less:  Allowance for credit losses                        (2,728,320)                  (2,077,315)
                                                                       --------------              ---------------

                                                                       $ 168,972,240                $ 160,207,140
                                                                       ==============               ==============

In the normal course of banking business, loans are made to officers and directors and their affiliated interests. These loans are made on substantially the same terms and conditions as those prevailing at the time for comparable transactions with outsiders and are not considered to involve more than the normal risk of collectibility. As of December 31, 1996 and 1995, such loans outstanding, both direct and indirect (including guarantees), to directors, their associates and policy making officers, totaled approximately $6,091,000 and $3,202,000, respectively. During 1996 and 1995, loan additions were approximately $3,872,000 and $844,000, and loan deletions were approximately $1,083,000 and $945,000, respectively.

The allowance for credit losses at December 31 is summarized as follows:

                                                                      1996               1995                1994
                                                                  ------------       -------------        ------------

                Balance, beginning of year                        $  2,077,315       $  1,867,665        $  1,750,000
                                                                  ------------       -------------        ------------

                  Recoveries:
                     Real estate loans                                  11,442              5,420              32,751
                     Installment loans                                  48,226             34,135              56,608
                     Commercial and other                               47,568             43,525              68,971
                                                                  ------------       -------------        ------------
                                                                       107,236             83,080             158,330
                                                                  ------------       -------------        ------------

                   Provision                                           955,000            540,000             525,000
                                                                  ------------       -------------        ------------

                   Loans charged-off:
                     Real estate loans                                (106,538)          (119,836)           (168,931)
                     Installment loans                                 (67,345)           (57,970)           (103,875)
                     Commercial and other                             (237,348)          (235,624)           (292,859)
                                                                  -------------      -------------       -------------
                                                                      (411,231)          (413,430)           (565,665)
                                                                  -------------      -------------       -------------

                Balance, end of year                              $  2,728,320       $  2,077,315        $  1,867,665
                                                                  =============       ============        ============

Information with respect to impaired loans and the related valuation allowance as of December 31 is as follows:

                                                                                         1996                1995
                                                                                     ------------        ------------

                Impaired loans with valuation allowance                              $    302,053        $    339,814
                Impaired loans with no valuation allowance                              1,249,352           2,198,610
                                                                                     ------------        ------------

                     Total impaired loans                                            $  1,551,405        $  2,538,424
                                                                                     ============        ============

                Allowance for loan losses related to impaired loans                  $     77,000        $    137,000
                Allowance for loan losses related to other than
                   impaired loans                                                       2,651,320           1,940,315
                                                                                     ------------        ------------

                     Total allowance for loan losses                                 $  2,728,320        $  2,077,315
                                                                                     ============        ============

                Interest income on impaired loans recorded on
                   the cash basis                                                    $     71,421        $     64,810
                                                                                     ============        ============

                Average recorded investment in impaired
                   loans for the year                                                $  4,107,775        $  2,695,813
                                                                                     ============        ============

NOTE 6.    BANK PREMISES AND EQUIPMENT

A summary of bank premises and equipment, at cost, and accumulated depreciation at December 31 is as follows:

                                                       1996              1995
                                                  ------------        --------

                   Land:
                     Dover Street                     189,734    $     189,734
                     Tred Avon                         90,000           90,000
                     Elliott Road                     172,905          172,905
                     Edgar Building                   150,000          150,000
                   Premises:
                     Dover Street                     902,758          878,334
                     Tred Avon                        467,949          452,855
                     St. Michaels                      70,875           68,806
                     Edgar Building                   502,248          502,248
                     Elliott Road                     435,532          435,532
                     Cambridge Metro                  204,589                -
                   Equipment:
                     Dover Street                     928,404          994,969
                     Tred Avon                        274,133          291,717
                     St. Michaels                     215,773          205,406
                     Elliott Road                     269,738          260,762
                     Cambridge Metro                   90,316                -
                                                       ------              ---
                                                    4,964,954        4,693,268
                   Accumulated depreciation        (1,777,289)      (1,725,184)
                                                 -------------   --------------

                                                  $ 3,187,665    $   2,968,084
                                                  ============    =============

Depreciation expense totaled $272,767, $241,332 and $220,475 for the years ended December 31, 1996, 1995 and 1994, respectively.

The Bank leases a branch under an operating lease expiring in 2001. The lease provides the Bank with a renewal option. Future minimum annual rental payments are approximately as follows:

                              1997            $ 32,400
                              1998              32,400
                              1999              32,400
                              2000              32,400
                              2001              18,900
                                             ---------

                                              $148,500
                                              ========

Rental expense for the years ended December 31, 1996, 1995 and 1994 was $27,900, $27,000 and $27,000, respectively.

NOTE 7.    INVESTMENT IN UNCONSOLIDATED SUBSIDIARY

During 1995, Eastern Shore Mortgage Corporation reacquired the common stock of one of its 25% owners, thereby increasing the Bank's ownership interest to 33%. This investment is carried on the Bank's books at cost, adjusted for its equity in the net earnings as follows:

                                                         December 31,
                                           ------------------------------------
                                              1996           1995         1994
                                           ------------------------------------

   Balance, beginning of year                $ 199,916    $ 220,319   $ 197,640
   Additional paid-in capital                   15,000            -           -
   Equity interest redemption                        -      (13,353)          -
   Equity in (loss) earnings for the year      (32,699)      (7,050)     22,679
                                             ----------   ----------  ---------

                Balance, end of year         $ 182,217    $ 199,916   $ 220,319
                                             =========    =========   =========

The Bank had $958,000 in outstanding loans to Eastern Shore Mortgage Corporation at December 31, 1996. Interest income on loans to Eastern Shore Mortgage Corporation totaled approximately $27,700, $9,000 and $46,800 for 1996, 1995 and 1994, respectively.

NOTE 8.    SIGNIFICANT DEPOSITS

The approximate maturities of certificates of deposit of $100,000 or more at December 31 are as follows:

                                             1996                 1995
                                         ------------         ------------

      Three months or less                18,465,000         $  11,400,000
      Three through six months             3,382,000             3,704,000
      Six through twelve months            6,196,000             5,599,000
      Over twelve months                     309,000               514,000
                                         ------------         -------------

                                        $ 28,352,000         $  21,217,000
                                        ============         =============

NOTE 9.    BENEFIT PLANS

401(k) Plan:
The Bank has a 401(k) Plan into which employees may direct up to 15% of their compensation. Several investment options are available to Plan participants. The Bank makes matching contributions to the Plan in the form of its common stock. These matching contributions amount to 100% of the first 3% of participants' compensation and 50% of the next 2% and vest at the rate of 20%, per year from the second to the sixth year of the employers' service. Bank contributions included in expense totaled $69,915 (1996), $68,651 (1995) and $66,937 (1994).

Defined Benefit Pension Plan:
Effective January 1, 1995, the Bank froze its defined benefit pension plan so that no future benefits will accrue after that date. The Plan covers substantially all full-time employees with more than six months of service. Projected benefits are based on the participants' compensation, years of service and age at retirement and vest at the rate of 20% per year from the participants' second to sixth year of service. The Bank's policy has been to fund the actuarially determined minimum annual required amount.

The following table sets forth the Plan's funded status and amounts recognized in the Bank's balance sheets at December 31:

                                                                               1996                      1995

                                                                           -----------                ----------
           Actuarial present value of accumulated
              benefit obligation,  including
              vested benefits of $1,039,729 and
              $966,328 for 1996 and 1995, respectively                      $ 1,042,433                $ 970,599
                                                                            ===========               ==========

             Projected benefits                                            $ 1,042,433                $  970,599
             Plan assets at fair value                                         934,380                   822,472
                                                                           -----------                ----------
             Projected benefit obligations in excess of Plan assets            108,053                   148,127
             Unrecognized transition obligation                                 68,547                    58,589
             Unrecognized net loss                                             (68,547)                  (58,589)
                                                                           ------------               -----------
             Accrued pension cost included in other liabilities            $   108,053                $  148,127
                                                                           ===========                ==========

           Net pension cost includes the following components:
                                                                                 1996             1995           1994
                                                                              --------        ----------      ----------
           Service cost - benefits earned during the year                     $      -        $       -       $  95,321
           Interest cost on projected benefit obligation                        73,728           77,178          87,984
           Actual return on Plan assets                                        (86,101)        (178,430)         (6,808)
           Net amortization and deferral                                        23,304          115,964         (38,656)
                                                                              --------        ---------       ----------
           Net pension cost                                                   $ 10,931        $  14,712       $ 137,841
                                                                              ========        =========       ==========

During 1995, the Bank settled its pension obligations with certain Plan participants by purchasing annuity contracts for benefit obligations. The loss associated with this settlement totaled $12,148 and is included in expense for 1995.

A Plan curtailment occurred from the freezing of benefits in 1995 and resulted in a gain of $43,299 being recognized.

Assumptions used in the determination of pension information consisted of the following:

                                                     1996      1995       1994
                                                     ----      ----       ----

Discount rate                                        7.50%    7.50%       8.50%
Rate of increase in compensation levels               N/A      N/A        4.00
Expected long-term rate of return on Plan assets     7.50     7.50        8.00

Profit Sharing Plan:
Effective January 1, 1995, the Bank adopted The Talbot Bank Profit Sharing and Retirement Plan which covers substantially all full-time employees with more than six months of service. The Bank makes discretionary contributions to the Plan based on profits. Contributions included in expense in both 1996 and 1995 totaled $80,000.

NOTE 10. STOCK OPTION PLAN During 1995, the Bank adopted the Employee Stock Option Plan (the "1995 Plan"). Options granted under the 1995 Plan may be either incentive stock options or nonqualified options. The terms of the options granted are at the sole discretion of a committee of the Bank's Board of Directors, and are not to exceed ten years. The 1995 Plan provides that the Bank may grant options for not more than 20,000 shares of common stock to certain key employees. Options which have been granted are immediately exercisable and were granted at exercise prices not less than the fair market value of the stock at the date of grant.

Following is a summary of changes in shares under option for the 1995 Plan for the years indicated:

                                                                           Year Ended December 31,
                                                              1996                                        1995
                                                              ----                                        ----
                                                    Number    Weighted Average                Number      Weighted Average
                                                   of Shares    Exercise Price               of Shares     Exercise Price
                                                   ---------    --------------               ---------     --------------
Outstanding at beginning of year                     10,500          $ 39.00                        -           $     -
Granted                                               9,100            50.00                   10,500             39.00
Exercised                                              (200)           39.00                        -                 -
                                                    --------                                  -------

Outstanding at end of year                           19,400            44.16                   10,500             39.00
                                                    =======                                   =======

Weighted average fair value of options
  granted during the year                                 $          16.59                                      $ 12.26
                                                          ================                                      =======

The following summarizes information about options outstanding at December 31, 1996:

                                                              Options Outstanding and Exercisable
                                                                Weighted  Average               Weighted
                    Range of                                          Remaining                 Average
                Exercise Prices                    Number           Contract Life            Exercise Price

                $39.00 - $50.00                    19,400              9.26 years                 $44.16

The fair value of each option  grant is estimated on the date of grant using the
Black-Scholes   option   pricing  model  with  the  following   weighted-average
assumption  used  for  grants  during  the two  years  ended  December  31:

                                                 1996            1995
                                                 ----            ----

                Dividend yield                   3.0%            3.1%
                Expected volatility             30.0%           30.0%
                Risk-free interest rate          6.3%            5.6%
                Expected lives                   8.6 years      10.0 years

The Bank has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation (SFAS
123), but applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its Plan. No compensation expense related to the Plan was recorded during the two years ended December 31, 1996. If the Bank had elected to recognize compensation cost based on fair value at the grant dates for awards under the Plan consistent with the method prescribed by SFAS

123, net income and earnings per share would have been changed to the pro forma amounts as follows:

                                                   Year Ended December 31,
                                                   -----------------------
                                                1996                    1995
                                                ----                    ----

                Net income                  $  3,069,348            $ 2,555,615
                Earnings per share                 $5.18                  $4.33

NOTE 11.   DEFERRED COMPENSATION

During 1996, the Bank adopted a supplemental deferred compensation plan to provide retirement benefits to its President and Chief Executive Officer. The plan calls for fixed annual payments of $20,000 to be credited to the participant's account. The participant is 100% vested in amounts credited to his account. Contributions to the plan totaled $20,000 for the year ended December 31, 1996.

NOTE 12.   INCOME TAXES

Income taxes included in the balance sheets as of December 31 are as follows:

                                                                                 1996                  1995
                                                                               ---------            -------

             Federal income taxes currently payable (receivable)               $  80,490            $  (8,026)
             State income taxes currently payable                                (18,263)              37,573
             Deferred income tax benefits                                        736,619              788,758

             Components of income tax expense for each of the three years ended December 31 are as follows:

                                            1996            1995            1994
                                      ----------      ----------      ----------

Currently payable:
  Federal ......................      $1,560,516      $1,331,237      $1,097,043
  State ........................         283,452         313,414         259,239
                                       1,843,968       1,644,651       1,356,282
                                      ----------      ----------      ----------

Deferred income taxes (benefits):
  Federal .........................      (75,966)        (87,659)      (101,444)
  State ...........................      (16,818)        (19,406)       (22,457)
                                      -----------    -----------    -----------
                                         (92,784)       (107,065)      (123,901)
                                      -----------    -----------    -----------

                                      $1,751,184     $ 1,537,586    $ 1,232,381
                                      ===========    ===========    ===========

A reconciliation of tax computed at the statutory federal tax rates of 34% to the actual tax expense for the three years ended December 31 follows:

                                                    1996       1995       1994
                                                  ------     ------     ------

Tax at federal statutory rate .................     34.0%      34.0%      34.0%
Tax effect of:
  Tax-exempt income ...........................     (2.8)      (2.2)      (2.7)
  Nondeductible expenses ......................       .5         .5         .5
  Other .0 ....................................      (.7)      (1.4)
  State income taxes, net of federal benefit ..      3.5        4.8        4.9
                                                  ------     ------     ------

Income tax expense ............................     35.2%      36.4%      35.3%
                                                  ======     ======     ======

The sources of deferred income taxes (benefits) and the tax effects of each for the years ended December 31 are as follows:

                                             1996           1995           1994
                                        ---------      ---------      ---------

Depreciation ......................     $  15,288      $  27,415      $  (8,323)
Provision for credit losses .......      (250,788)       (47,720)       (72,300)
Income on loans ...................       106,673        (67,420)       (27,947)
Other .............................        36,043        (19,340)       (15,331)
                                        ---------      ---------      ---------

                                        $ (92,784)     $(107,065)     $(123,901)
                                        =========      =========      =========

Significant components of the Bank's deferred tax assets and liabilities as of December 31 are as follows:

                                                                1996        1995
                                                            --------    --------
  Deferred tax assets:
  Provision for credit losses ..........................    $653,457    $402,669
  Loan interest ........................................      40,179     145,940
  Provision for loss on other real estate ..............      41,562      36,349
  Pension expense ......................................      41,730      57,207
  Loan fees ............................................      41,649      42,561
  Deferred compensation ................................      40,260      43,247
  Unrealized losses on available for sale securities ...      90,236     235,158
                                                            --------    --------

     Total deferred tax assets .........................     949,073     963,131
                                                            --------    --------

Deferred tax liabilities:
  Depreciation .........................................     158,255     142,967
  Other ................................................      54,199      31,406
                                                            --------    --------

     Total deferred tax liabilities ....................     212,454     174,373
                                                            --------    --------

     Net deferred tax assets ...........................    $736,619    $788,758
                                                            ========    ========
NOTE 13.   REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory - and possibly additional discretionary - actions by regulators, that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitive measures of the Bank's assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

Quantitive measures established by regulation to ensure capital adequacy require the Bank to maintain amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Management believes as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the Bank's category.

A comparison of the Bank's capital as of December 31, 1996 and 1995 with the minimum requirements is presented below:

                                                                                                            To Be Well
                                                                                                        Capitalized Under
                                                                                For Capital              Prompt Corrective
                                                         Actual              Adequacy Purposes           Action Provisions
                                                         ------              -----------------           -----------------
                                                   Amount       Ratio        Amount        Ratio        Amount        Ratio
                                                   ------       -----        ------        -----        ------        -----

As of December 31, 1996:

   Total Capital (to Risk Weighted Assets)     $  30,002,000    17.75%    $  13,523,000     8.00%    $ 16,904,000     10.00%
   Tier 1 Capital (to Risk Weighted Assets)       28,063,000    16.60         6,762,000     4.00       10,143,000      6.00
   Tier 1 Capital (to Average Assets)             28,063,000    11.04        10,170,000     4.00       12,713,000      5.00

As of December 31, 1995:

   Total Capital (to Risk Weighted Assets)        27,445,000    15.81        13,891,000     8.00       17,364,000     10.00
   Tier 1 Capital (to Risk Weighted Assets)       25,568,000    14.73         6,946,000     4.00       10,418,000      6.00
   Tier 1 Capital (to Average Assets)             25,568,000    12.52         8,769,000     4.00       10,961,000      5.00

                                     Page 23

Under Maryland banking law, the Board of Directors may declare cash dividends from undivided profits with the prior consent and approval of the Commissioner of Financial Regulation, from surplus in excess of $5,931,210 after providing for expenses, losses, interest and taxes accrued or due.

NOTE 14.  LINE OF CREDIT

The Bank has a $10,000,000 unsecured federal funds line of credit which is available on a short-term basis.

NOTE 15.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

           Cash and Cash Equivalents
           For those short-term instruments, the carrying amount is a reasonable estimate of fair value.

           Investments  in  Debt   Securities
           For all investments in debt securities, fair values are based on quoted market prices. If a quoted market price is not available, fair value is estimated using quoted market prices for similar securities.

           Loan  Receivables
           The fair value of categories of fixed rate loans, such as commercial loans, residential mortgage, and other consumer loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Other loans, including variable rates loans, are adjusted for differences in loan characteristics.

           Financial Liabilities
           The fair value of demand deposits, savings accounts, and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. These estimates do not take into consideration the value of core deposit intangibles. The fair value of securities sold under agreements to repurchase is estimated using the rates offered for similar borrowings.

           Commitments to Extend Credit and Standby Letters of Credit
           The fair value of commitments is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present credit worthiness of the counterparties.

           The estimated fair values of the Bank's financial instruments, excluding goodwill, as of December 31 are as follows:

                                                                  1996                                   1995
                                                     -------------------------------     --------------------------------
                                                                         Estimated                           Estimated
                                                        Carrying           Fair             Carrying           Fair
                                                         Amount            Value             Amount            Value
                                                         ------            -----             ------            -----
Financial assets:
   Cash and cash equivalents                         $  14,586,445    $  14,586,000     $   7,100,132     $    7,100,000
   Investments in debt securities                       62,809,521       62,945,000        60,891,270         61,324,000
   Loans                                               171,700,560      168,185,000       162,284,455        159,897,000
     Less:  allowance for loan losses                   (2,728,320)              -         (2,077,315)                -
                                                     ---------------  --------------    ---------------   --------------

                                                     $  246,368,206   $  245,716,000    $  228,198,542    $  228,321,000
                                                     ==============   ==============    ==============    ==============
Financial liabilities:
   Deposits                                          $  215,101,440   $  215,202,000    $  195,446,991    $  195,643,000

  Securities sold under agreements to repurchase          9,267,693        9,268,000        12,946,247        12,946,000
                                                     --------------   --------------    --------------    --------------

                                                     $  224,369,133   $  224,470,000    $  208,393,238    $  208,589,000
                                                     ==============   ==============    ==============    ==============

Unrecognized financial instruments:
   Commitments to extend credit                      $   32,293,000   $   32,293,000    $   35,843,000    $   35,843,000
   Standby letters of credit                              4,225,000        4,225,000         4,534,000         4,534,000
                                                     --------------   --------------    --------------    --------------
                                                     $   36,518,000   $   36,518,000    $   40,377,000    $   40,377,000
                                                     ==============   ==============    ==============    ==============

NOTE 16.     FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business, to meet the financial needs of its customers, the Bank is a party to financial instruments with off-balance sheet risk. These financial instruments include commitments to extend credit and standby letters of credit.

The Bank's exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of the instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

The Bank generally requires collateral or other security to support the financial instruments with credit risk. The amount of collateral or other security is determined based on management's credit evaluation of the counterparty. The Bank evaluates each customer's creditworthiness on a case-by-case basis.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements.

Commitments outstanding as of December 31 are as follows:

                                                  1996               1995
                                             -------------      -------------

             Commitments to extend credit    $  32,293,000      $  35,843,000
             Letters of credit                   4,225,000          4,534,000
                                             -------------      -------------

                                             $  36,518,000      $  40,377,000
                                             =============      =============

                          INDEPENDENT AUDITORS' REPORT





The Board of Directors and Stockholders
The Talbot Bank of Easton, Maryland
Easton, Maryland


We have audited the accompanying consolidated balance sheets of The Talbot Bank of Easton, Maryland as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Talbot Bank of Easton, Maryland as of December 31, 1996 and 1995, and the consolidated results of their operations and cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.




/s/ Stegman & Company

Towson, Maryland
January 24, 1997


                               BOARD OF DIRECTORS

HERBERT L. ANDREW, III                       JEROME M. MCCONNELL
Farmer and County Councilman                 Executive Vice President, The Talbot Bank

BLENDA W. ARMISTEAD                          SHARI L. MCCORD
County Manager, Talbot County, Maryland      Owner, Chesapeake Travel, Inc.

LLOYD L. BEATTY, JR.                         WILLIAM H. MYERS
Certified Public Accountant                  Chairman of the Board
Beatty, Satchell & Company, LLC

DONALD D. CASSON                             DAVID L. PYLES
Stockbroker, Washington Investing Corp       Investor

GARY L. FAIRBANK                             CHRISTOPHER F. SPURRY
Owner, Fairbank Tackle                       President, Spurry & Associates, Inc.

RONALD N. FOX                                W. MOORHEAD VERMILYE
Co-Owner, Washington Street Pub              President & CEO, The Talbot Bank

RICHARD C. GRANVILLE
President, Celeste Industries Corporation




--------------------------------------------------------------------------------


                                    OFFICERS

    W. Moorhead Vermilye  ......... . . . . . . . . . . . President & CEO
    Jerome M. McConnell   ........... . . . . .  Executive Vice President
    G. Rodney Taylor      ......... . . . . . . . . Senior Vice President
    Susan E. Leaverton    ........ . . . . . . . . Vice President Finance
    Robert J. Meade       ................ Vice President Human Resources
    Bruce M. Burkhardt    ........... . . . . . Vice President Operations
    Linda S. Cheezum      .......... . . . . . . . Vice President Lending
    Robyn K. Gannon       .............. . .  Vice President New Accounts
    Newton E. Wildasin    ............ . . .   Vice President Comptroller
    Mildred C. Bullock    .....................Vice President Bookkeeping
    Nancy B. Chance       .......................Assistant Vice President
    Deborah L. Danenmann  .......................Assistant Vice President
    Valerie C. Falcone    .......................Assistant Vice President
    Laura P. Heikes       .......................Assistant Vice President
    Dawn D. Henck         .......................Assistant Vice President
    Wanda W. Hutchison    .......................Assistant Vice President
    J. Michael Lawrence   .......................Assistant Vice President
    Jennifer W. Lister    .......................Assistant Vice President
    Bonnie R. Meade       .......................Assistant Vice President
    W. David Morse        .......................Assistant Vice President
    Robin B. O'Brien      .......................Assistant Vice President
    John C. Pattillo      .....................Commercial Banking Officer
    Charles J. Selby      .......................Assistant Vice President
    Parker K. Spurry      .......................Assistant Vice President

                             DESCRIPTION OF BUSINESS


The Talbot Bank of Easton, Maryland is a commercial bank whose primary service area is Talbot County, Maryland. The Bank commenced operations in 1885 and is chartered under the laws of the State of Maryland. The Bank has three locations in Easton, Maryland and one in St. Michaels, Maryland. As of December 31, 1995, the Bank had total assets of $234 million, total deposits of $194 million, and total loans of $160 million.

Services provided to businesses include commercial checking, savings, and related depository services. The Bank offers all forms of commercial lending, including lines of credit, term loans, accounts receivable financing and commercial and construction real estate and other forms of secured financing.

Services provided to individuals include checking accounts, various savings programs, mortgage loans, home improvement loans, installment and other personal loans, credit cards, personal lines of credit, automobile and other consumer financing, safe deposit services, debit cards and 24-hour automated teller machines. The Bank, through correspondent banks, offers "Visa" and "Mastercard" credit card services. During 1996, the Bank opened an in-store branch in Cambridge, Maryland offering full service banking 7 days a week. Alternative real estate financing is also available through Eastern Shore Mortgage Corporation, an affiliate of the Bank.

The Bank is subject to federal and state laws applicable to banks and to regulations by the Commissioner of Financial Regulation of the State of Maryland and the Federal Deposit Insurance Corporation.

--------------------------------------------------------------------------------


                                 BANK LOCATIONS

MAIN OFFICE                  TRED AVON SQUARE BRANCH      ELLIOT ROAD BRANCH
18 East Dover Street         210 Marlboro Road            8275 Elliot Road
Easton Maryland 21601        Easton, Maryland 21601       Easton, Maryland 21601
Phone (410) 822-1400         Phone (410) 822-1400         Phone (410) 822-1400
Fax (410) 820-7180           Fax (410) 819-3013           Fax 9410) 822-0524

              SAINT MICHAELS BRANCH                  METRO MARKET BRANCH
              1013 S. Talbot Street                  2737 Dorchester Square
              St. Michaels, Maryland 21663           Cambridge, Maryland 21613
              Phone (410) 745-9166                   Phone (410) 221-7690
              Fax (410) 819-3061                     Fax (410) 476-5128

--------------------------------------------------------------------------------

                                    EMPLOYEES

  Nancy L. Bartlett           Debra C. Hause              Donna D. Parks
  Barbara A. Bell             Kerri M. Hunt               Dawn A. Patrick
  Bevlee A. Burks             Amy L. Hutchison            Jennifer A. Perkins
  Amy H. Butler               Suzanne S. Jefferson        Angela M. Potthast
  Lori A. Cain                Pauline V. Johnson          Jacqueline D. Ruark
  Carol J.C. Callahan         Linda N. Jones              Kellee K. Russ
  Kathrine M. Christensen     Patricia A. Jones           Marilyn P. Russell
  Suzanne K. Croll            Beatrice T. Juliano         Terri M.Tarr
  Laura L. Davis              Sandra A. Kenton            Paula I. Taylor
  Elizabeth H. Dise           Kathryn O. Larrimore        Rhonda L. Townsend
  Stacey L. Dulin             Stephanie D. Layton         Nancy J. Urbanczk
  Laura L. Edwards            Kathryn V. Lister           Margaret B. Voshell
  Kristin M. Emerson          N. Melissa McNamire         Daphne L. Wagner
  Dale E. Fike                LaVonne D. Medford          Deborah C. Watson
  Penny A. Fontana            Sherri L. Messix            Karen L. Whitby
  Beverly A. Fort             Stephanie L. Miller         Sandra G. Wilson
  Michaele A. Graves          Deborah H. Morton           Brenda L. Wooden
  Robin L. Haddaway           Donna L. Neal

                                  Exhibit 99.3
            Form F-4 Quarterly Report for Period Ended March 31, 1997

                      FEDERAL DEPOSIT INSURANCE CORPORATION
                              Washington, DC 20429

       -------------------------------------------------------------------


                                    FORM F-4

                          QUARTERLY REPORT PURSUANT TO
                     THE SECURITIES AND EXCHANGE ACT OF 1934

                      FOR THE QUARTER ENDED MARCH 31, 1997

       -------------------------------------------------------------------



                      FDIC INSURANCE CERTIFICATE NO. 01893

                       THE TALBOT BANK OF EASTON, MARYLAND
                (Exact name of bank as specified in its charter)

                                    Maryland
         (State or other jurisdiction of incorporation or organization)

              52-0504630                  P.O. Box 949
 (IRS Employer Identification No.)        Easton, Maryland 21601-0949
                                          (Address of principal office)

                                 (410) 822-1400
                 (Bank's telephone number, including area code)

       -------------------------------------------------------------------



         Indicate by check mark if the bank, as a small business issuer as defined under 17 CFR 240.12b-2, is providing alternative disclosures as permitted for small business issuers in this Form F-4.

                         Yes . . . . . . No . . .X. . .

       Indicate by check mark whether the bank (1) has filed all reports required to be filed by Section 13 of the Securities and Exchange Act of 1934
  during the preceding 12 months (or for such shorter period that the bank was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                         Yes . . .X. . . No . . . . . .

        As of March 31, 1997, there were 593,774 shares of Common Stock issued and outstanding; the Bank has no other class of stock outstanding.

                                     ITEM 1

                              FINANCIAL STATEMENTS



                       THE TALBOT BANK OF EASTON, MARYLAND
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)


                                                                              March 31,           December 31,
ASSETS:                                                                         1997                  1996
-------                                                                    -------------         -------------

Cash and due from banks                                                      $       6,454     $      7,014
Federal funds sold                                                                  13,527            7,573
Investment in debt securities:
   Held to maturity, at amortized cost, fair value (1997) $29,144;
     (1996) $30,744                                                                 29,207           30,608
   Available for sale, at fair value                                                27,698           32,201
Loans, less allowance for credit losses (1997) $2,646; (1996) $2,728               167,952          168,972
Bank premises and equipment                                                          3,158            3,188
Other real estate                                                                      124              299
Accrued interest receivable on loans and investment securities                       1,916            1,828
Investments in unconsolidated subsidiary                                               176              182
Deferred income tax benefits                                                           803              737
Other assets                                                                           731              582
                                                                             -------------     ------------

   TOTAL ASSETS                                                              $     251,746     $    253,184
                                                                             =============     ============

LIABILITIES:

Deposits:
   Non-interest bearing demand                                                $     20,460     $     22,141
   NOW and Super NOW                                                                40,754           43,038
   Certificates of deposit, $100,000 or more                                        24,568           28,352
   Other time and savings                                                          125,332          121,571
                                                                            --------------     ------------
     Total Deposits                                                                211,114          215,102

Securities sold under agreement to repurchase                                       11,111            9,268
Other liabilities                                                                    1,029              894
                                                                            --------------     ------------

   TOTAL LIABILITIES                                                               223,254          225,264
                                                                            --------------     ------------

STOCKHOLDERS' EQUITY:
Common  Stock,  Par Value $10,  authorized  650,000  shares;  shares  issued and outstanding:
     December 31, 1996   593,121
     March 31, 1997      593,774                                                     5,938            5,931
Surplus                                                                              6,541            6,516
Retained earnings                                                                   16,262           15,616
Net unrealized holding loss on debit securities available for sale                   (249)            (143)
                                                                            --------------     ------------

   TOTAL STOCKHOLDERS' EQUITY                                                       28,492           27,920
                                                                            --------------     ------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                      $    251,746     $    253,184
                                                                            ==============     ============


All dollar amounts in thousands, except per share data

                       THE TALBOT BANK OF EASTON, MARYLAND
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)


                                                                For the Three Months Ended March 31,
                                                                    1997                  1996
                                                                    ----                  ----
INTEREST INCOME
   Loans, including fees                                         $  3,844              $  3,666
   U.S. Treasury securities and obligations of other U.S.
     Government agencies and corporation                              781                   749
   Obligations of States and political subdivisions                    78                    58
   Federal funds sold                                                  97                    86
                                                                 --------              --------

     Total interest income                                          4,800                 4,559
                                                                 --------              --------

INTEREST EXPENSE Interest on deposits:
     Certificates of deposit, $100,000 or more                        355                   316
     Other deposits                                                 1,603                 1,605
   Other interest                                                     102                   141
                                                                 --------              --------

     Total interest expense                                         2,060                 2,062
                                                                 --------              --------
NET INTEREST INCOME                                                 2,740                 2,497
Provision for credit losses                                           105                   159
                                                                 --------              --------

NET INTEREST INCOME AFTER PROVISION FOR
   CREDIT LOSSES                                                    2,635                 2,338
                                                                 --------              --------

NON-INTEREST INCOME
   Service charges on deposit accounts                                131                   119
   Gain (loss) on sale of securities                                   (7)                   (4)
   Other non-interest income                                           32                    30
                                                                 --------              --------

     Total non-interest income                                        156                   145
                                                                 --------              --------

NON-INTEREST EXPENSE
   Salaries and employee benefits                                     879                   775
   Expenses of premises and fixed assets                              178                   170
   Other non-interest expense                                         460                   387
                                                                 --------              --------

     Total non-interest expense                                     1,517                 1,332
                                                                 --------              --------

INCOME BEFORE TAXES ON INCOME                                       1,274                 1,151
Federal and State income taxes                                        450                   430
                                                                 --------              --------

NET INCOME                                                       $    824              $    721
                                                                 ========              ========

EARNINGS PER COMMON SHARE:
   Net income                                                    $   1.39              $   1.22
   Average Shares Outstanding                                     593,326               590,881


All dollar amounts in thousands, except per share data

                       THE TALBOT BANK OF EASTON, MARYLAND
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                   (UNAUDITED)



                                                                                                             Net
                                                                                                          Unrealized
                                                                                                            Holding
                                                                                                        Gain (Loss) on
                                                     Common                             Retained        Debt Securities
                                                      Stock            Surplus          Earnings      Available for sale
                                                      -----            -------          --------      ------------------


Balances, December 31, 1995                          $  5,909         $  6,434          $  13,225                  ($374)

Net Income                                                  -                -                721                      -

Cash Dividends Paid, $0.25 per share                        -                -               (148)                     -

Net unrealized holding gain (loss) on
   debt securities, available for sale                      -                -                  -                     15

Shares issued                                               5               18                  -                      -
                                                    ---------         --------          ---------           ------------

   Balances, March 31, 1996                         $   5,914         $  6,452          $  13,798                  ($359)
                                                    =========         ========          =========           ============


Balances, December 31, 1996                         $   5,931         $  6,516          $  15,616                  ($143)

Net income                                                  -                -                824                      -

Cash Dividends Paid, $0.03 per share                        -                -               (178)                     -

Net unrealized holding gain (loss) on
   debt securities, available for sale                      -                -                  -                   (106)

Shares issued                                               7               25                  -                      -
                                                    ---------         --------          ---------           ------------

   Balances, March 31, 1997                         $   5,938         $  6,541          $  16,262                  ($249)
                                                    =========         ========          =========           ============



All dollar amounts in thousands, except per share data

                       THE TALBOT BANK OF EASTON, MARYLAND
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)


                                                                                        For the Three Months Ended March 31,
                                                                                          1997                          1996
                                                                                          ----                          ----

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                           $  824                        $  721
   Adjustments to reconcile net income to net cash provided by operating activities:
     Depreciation and amortization                                                         107                           125
     Discount accretion on debt securities                                                 (26)                          (19)
     Discount accretion on matured debt securities                                           3                             6
     Loss on sale of securities                                                              -                             4
     Provision for credit losses, net                                                      105                           159
     Gain on disposal of bank premises and equipment                                        (3)                            -
     Loss on other real estate owned                                                        11                             -
     Net changes in:
        Accrued interest receivable                                                        (88)                         (279)
        Other assets                                                                       (83)                         (105)
        Accrued interest payable on deposits                                               (12)                            4
        Income taxes payable                                                               246                           394
        Other liabilities                                                                  (99)                         (112)
                                                                                       -------                        ------

        Net cash provided by operating activities                                          985                           898
                                                                                       -------                        ------

CASH FLOWS FROM INVESTING ACTIVITIES;
   Proceeds from sales of securities available for sale                                  1,003                           996
   Proceeds from maturities and principal payments of securities available for sale      3,273                         4,404
   Purchase of securities available for sale                                                 -                         (4267)
   Proceeds from maturities and principal payments of securities held to maturity        1,442                           217
   Purchase of securities held to maturity                                                   -                        (2,000)
   Net (increase) decrease in loans                                                      1,595                        (4,051)
   Purchase of loans                                                                      (700)                         (198)
   Proceeds from sale of loans                                                              20                         1,062
   Proceeds from sale of equipment                                                          20                           (61)
   Proceeds from sale of other real estate owned                                           104                             -
   Purchase of bank premises and equipment                                                 (57)                            -
                                                                                       -------                       -------

        Net cash provided (used) in investing activities                                  6700                        (3,898)
                                                                                       -------                       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (decrease) increase in demand, NOW, money market and savings deposits            (1,795)                        2,929
   Net (decrease) increase in certificates of deposit                                   (2,193)                        4,511
     Net increase in securities sold under agreement in repurchase                       1,843                         1,641
     Proceeds from issuance of common stock                                                 32                            23
     Dividends paid                                                                       (178)                         (148)
                                                                                       -------                       -------

        Net cash provided by financing activities                                       (2,291)                        8,956
                                                                                       -------                       -------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                5,394                         5,956
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                        14,587                         7,100
                                                                                       -------                       -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                             $19,981                       $13,056
                                                                                       =======                       =======

All dollar amounts in thousands

                   Notes to Consolidated Financial Statements



Note 1.  Presentation and Disclosure

         The accompanying unaudited financial statements for the three months ended March 31, 1997 and 1996 are furnished pursuant to Section 13 of the Securities and Exchange Act of 1934.

         In the opinion of management, all adjustments necessary for a fair presentation have been included. The information in this report should be read in conjunction with the financial information, statements and related footnotes included in the Bank's Registration statement on Form F-1 (filed April, 1990) and 1996 Annual Report filed on Form F-2 (filed March 1997).

         The consolidated financial statements include the accounts of the Bank and Dover Street Realty, Inc., its wholly owned subsidiary with all significant intercompany transactions eliminated.


Note 2.  Investment in Debt Securities

         Investment securities available for sale are stated at estimated fair value based on quoted market prices. They represent those securities management may sell as part of its asset/liability strategy or which may be sold in response to changing interest rates, changes in prepayment risk or other similar factors. The cost of securities sold is determined by the specific identification method. Net unrealized holding gains and losses on these securities are reported as a separate component of stockholders' equity, net of related income taxes.

         Investment securities held to maturity are stated at cost adjusted for amortization of premiums and accretion of discounts. The Bank intends and has the ability to hold such securities until maturity. When securities are transferred into the held to maturity category from available for sale, they are accounted for at estimated fair value with any unrealized holding gain or loss as a separate component of stockholders' equity and amortized over the remaining life of the security as an adjustment of yield.


Note 3.  Earnings Per Common Share

         Earnings per common share amounts are based on the weighted average number of shares outstanding. There were 19,100 shares of unexercised options outstanding as of March 31, 1997. The assumed exercise of options does not result in material dilution.

                                     ITEM 2

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations

Liquidity

The Bank's liquidity position is maintained through increased customer deposits, maturities in the investment portfolio, loan repayments and income from earning assets. The Bank's liquidity ratio was approximately 26% as of March 31, 1997. This ratio is within the guidelines of the asset-liability management policy adopted by the board of directors.

Capital Resources

Bank regulatory agencies have adopted various capital standards for financial institutions, including risk-based capital standards. The primary objectives of the risk-based capital framework are to provide a more consistent system for comparing capital positions of financial institutions and to take into account the different risks among financial institutions' assets and off-balance sheet items.

Risk based capital standards have been supplemented with requirements for a minimum Tier 1 capital to assets ratio (leverage ratio). In addition, regulatory agencies consider the published capital levels as minimum levels and may require a financial institution to maintain capital at higher levels.

A comparison of the bank's capital as of March 31, 1997, with the minimum requirements is presented below.
                                                                    Minimum
                                          Actual                 Requirements
                                          ------                 ------------

          Tier 1 Risk-based Capital       17.07%                    4.00%
          Total Risk-based Capital        18.33%                    8.00%
          Leverage Ratio                  11.51%                    3.00%

Results of Operations

Net income for the three months ended March 31, 1997 increased $103,000 or 14% over the corresponding period in 1996. Net income was $824,000 or $1.39 per share for the three months ended March 31, 1997.

Average earning assets increased to $240 million at March 31, 1997 from $238 million at December 31, 1996. This increase resulted in an increase in interest income of $241,000 for the first three months of 1997 compared to the same period in 1996. The average yield on earning assets increased from 9.02% at March 31, 1996 to 9.10% at March 31, 1997. Interest bearing deposits declined slightly during the first quarter when compared to December 31, 1996. The average balance of deposits increased during the first quarter of 1997 compared to the same period in 1996. This growth was offset in part by a decrease in the average balance of securities sold under agreement to repurchase. Total interest expense decreased $2,000 as a result of these changes and a decline in the rate paid on interest bearing liabilities. The average rate paid on interest bearing liabilities was 4.03 % at March 31, 1997 compared to 4.23% at March 31, 1996. The Bank's net interest margin at March 31, 1997 was 4.71% compared to 4.53% for the year ended December 31, 1996.

The provision for credit losses of $105,000 and net write-offs of $187,000 as of March 31, 1997 resulted in a decrease in the allowance for credit losses of $82,000.

Noninterest income increased $11,000 primarily due to an increase in the volume of service charges on deposit accounts. Salaries and employee benefits increased $104,000 or 13.4% due to the operation of the newest bank branch which opened in 1996. In addition, general salaries and the number of employees has increased due to the growth of the bank. Other noninterest expenses increased $73,000 or 18.9% due to the increased operating costs of the new branch, as well as general increases in data processing costs, professional fees, stationary and supplies.

                                   Signatures


Under the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    THE TALBOT BANK OF EASTON, MARYLAND


Date:  May 12, 1997                 By: /s/W. Moorhead Vermilye
                                        --------------------------------
                                        W. Moorhead Vermilye
                                        President and Chief Executive Officer



Date:  May 12, 1997                 By: /s/Susan E. Leaverton, CPA
                                        --------------------------------
                                        Susan E. Leaverton, CPA
                                        Vice President - Finance